UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

TEGNA Inc.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 8, 2025
Fellow
Shareholders:
Howard D. Elias	Michael Steib

TEGNA teams in 51 markets across the U.S. help people thrive in their communities every day by providing the trusted local news and services that matter most. Together, we are on a mission to create a sustainable future for local news.
As technology has made it possible to deliver these services in countless formats every minute of the day, the opportunity for TEGNA and our shareholders has never been greater.
We pursue this mission with an enviable set of assets: powerful local brands built over decades and on-air talent that people like and trust; deeply-rooted journalistic integrity and excellence that earned 83 Edward R Murrow awards in 2024; over 96,000 hours of live, local original programming that has no match in the libraries of Netflix or Apple TV; significant reach, with over 100,000,000 people engaging with our properties every month; strong relationships with local advertisers, often built through years of helping to grow their businesses; and a strong financial foundation, with strong cash flow and a healthy balance sheet.
But to win, we must execute. Five strategic initiatives are guiding our daily fight for audience and market share and the core transformation of our company this year.
1.
We are forging a world-class team, with backgrounds and skill sets in not only media, but also enterprise technology, consumer internet design, product development, and digital marketing. We are building this team on our new core values—Demand the Truth, Work Smarter, Do the Right Thing, and Win—and with a high velocity company operating system that prioritizes action and outcomes and abhors bureaucracy.

2.
We are leveraging TEGNA’s strengths across our stations, improving performance through better sharing of news and sales resources, while creating centers of excellence for non-local functions like technology, marketing, and operational support. This will unlock more relevant news content for our local TV and digital audiences, while providing our teams with better tools and support.

3.
We are fully deploying software, automation, and proprietary AI to manual processes and rote tasks across news, sales, and operations. This will allow our teams to focus on the more creative and valuable tasks that lead to covering more news, serving bigger audiences across platforms, and winning more business from our advertisers.

4.
We are pursuing digital revenue growth by rebuilding our digital products to meet the high expectations of users and take full advantage of our content, data, and local talent to serve our audiences every moment of the day that they need us.

5.
We are scrutinizing every dollar we spend as if it were our own money, ensuring time and resources are maximally focused on improving our product, growing our audience, and taking market share.

This new strategic focus will be transformative for TEGNA, giving us the team, technology, systems, and user experiences to serve our communities and prosper like never before.
And while much of the traditional media narrative the last few years has been about the challenging trends, we see some macro developments that may put wind at our backs over the next few years as we build our future. First, our investments in local MLB, NFL, NHL, NBA, and WNBA sports, as well as the continued investments by our network partners, take full advantage of the technological superiority of broadcast for live events and are delighting our audiences and advertisers. Second, political advertising continues to grow and depend heavily on broadcast TV. Third, the value proposition of the multichannel TV bundle is improving compared to the increasingly expensive and cumbersome experience of subscribing to multiple steaming services. And finally, we may see long overdue deregulation of the antiquated broadcast ownership rules, which would allow for combinations that reduce operating costs and improve local news in our markets.
But regardless of the macro trends, transforming a company is not easy. We want to sincerely thank our team for their hard work. Covering the news, closing deals, and making the trains run on time are challenging tasks in their own right; doing those things well, while completely changing how the company operates, takes true leadership and real heart.
Together, we are ready for the challenge and excited for what is ahead. On behalf of all our teammates at TEGNA, thank you for your support.
Howard D. Elias
Board Chair
Mike Steib
President and Chief Executive Officer

Notice of Annual Meeting of Shareholders

Time and Date: 9:00 a.m. Eastern Time Wednesday, May 21, 2025	Location: Via a live webcast at: www.meetnow.global/MUJ69ZY There is no physical location for the Annual Meeting.	Record Date March 24, 2025
To Our Shareholders:
The 2025 Annual Meeting of Shareholders of TEGNA Inc. (the “Company”) will be held for the following purposes:
1	to consider and act upon a proposal to elect ten director nominees to the Company’s Board of Directors (the “Board”) to hold office until the Company’s 2026 Annual Meeting of Shareholders;
2	to consider and act upon a Company proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year;
3	to consider and act upon a Company proposal to approve, on an advisory basis, the compensation of our named executive officers; and
4	to transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.
Your Board of Directors unanimously recommends that you vote FOR all ten nominees listed on the enclosed proxy card or voting instruction form and FOR proposals 2 and 3.
We have enclosed the annual report, proxy statement (together with the notice of Annual Meeting), and proxy card or voting instruction form. For specific instructions on how to vote your shares, please refer to the instructions on the proxy card or voting instruction form to vote by Internet, telephone, or by mail. We encourage shareholders to submit their proxies electronically—by telephone or by Internet—whenever possible.
The Board of Directors has set the close of business on March 24, 2025 as the record date to determine the shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.
By Action of the Board of Directors,
Alex Tolston
Senior Vice President and Chief Legal Officer
Tysons, Virginia
April 8, 2025

Your Vote Is Important. Please vote by proxy TODAY to ensure that your shares are represented at the Annual Meeting whether or not you currently plan to attend. You do not need to attend the meeting to vote if you vote your shares before the meeting. If you are a record holder, you may vote your shares by mail, telephone or the Internet. If you later decide to attend the meeting, your vote will revoke any proxy previously submitted. If your shares are held by a broker, bank or other nominee, you must follow the instructions provided by your broker, bank or other nominee to vote your shares and you may not vote your shares by ballot at the meeting unless you provide a “legal proxy” from the broker, bank or other nominee that holds your shares giving you the right to vote the shares at the meeting. Please review “Questions and Answers about the Proxy Materials and the Annual Meeting” beginning on page 65 of this Proxy Statement for information about attending and voting at the Annual Meeting.
We will hold the Annual Meeting virtually online via a live webcast at www.meetnow.global/MUJ69ZY. To participate in the Annual Meeting, you must enter the 16 digit control number included in your proxy card or voting instruction form. Online access to the Annual Meeting will open approximately 15 minutes prior to the start of the Annual Meeting. You will not be able to attend the Annual Meeting in person at a physical location. For purposes of attendance at the Annual Meeting, all references in this Proxy Statement to “present” shall mean virtually present at the Annual Meeting.
We will be using the Securities and Exchange Commission’s (“SEC”) Notice and Access model (“Notice and Access”), which allows us to make proxy materials available electronically, as the primary means of furnishing proxy materials. We believe Notice and Access provides shareholders with a convenient method to access our proxy materials and vote. It also allows us to conserve natural resources which aligns with our commitment to sustainability by reducing our environmental footprint as well as reducing the costs associated with printing and distributing our proxy materials. On or about April 8, 2025, we will commence mailing by sending a Notice of Internet Availability of Proxy Materials to our shareholders with instructions on how to access our proxy statement and 2024 Annual Report, including the financial statements set forth in our Annual Report on Form 10-K, online and how to cast your vote.
The Notice also contains instructions on how to receive a paper copy of the proxy statement and 2024 Annual Report.

Internet: Access the website indicated on the enclosed proxy card or voting instruction form.	Telephone: Call the number indicated on the enclosed proxy card or voting instruction form.	Mail: Sign, date and return the enclosed proxy card or voting instruction form in the postage-paid envelope provided.	Online: Attend the virtual meeting via live webcast at www.meetnow.global/MUJ69ZY and vote by ballot online.
This Notice of Annual Meeting and Proxy Statement is first being delivered to shareholders on or about April 8, 2025.
Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting of Shareholders to be Held Virtually on May 21, 2025 at 9:00 a.m., Eastern Time.
The proxy statement and annual report to shareholders are available at www.envisionreports.com/TGNA.

Proxy Summary
This section contains only selected information. Shareholders should review the entire Proxy Statement before casting their votes.

Time and Date: 9:00 a.m. Eastern Time Wednesday, May 21, 2025	Location: Via a live webcast at: www.meetnow.global/MUJ69ZY There is no physical location for the Annual Meeting.	Record Date March 24, 2025
Voting Matters and Board Recommendations
Voting Matter	Voting Standard	Board Vote Recommendation	See Page
Proposal 1 Election of Directors	To be elected, a director nominee must receive more votes “for” than votes “against” with respect to the nominee.	FOR ALL NOMINEES	1
Proposal 2 Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of the votes that could be cast by the shareholders present in person or represented by proxy.	FOR	21
Proposal 3 Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers	Majority of the votes that could be cast by the shareholders present in person or represented by proxy.	FOR	60
i	2025 Proxy Statement

2025 Proxy Summary
Snapshot of 2025 Director Nominees
Director Nominees
The Board of Directors is currently composed of eleven directors, including the ten continuing directors nominated for reelection as further described below. One of our current directors, Karen Grimes, has informed the Company that she does not desire to stand for reelection at the 2025 Annual Meeting. As a result, the Board of Directors has nominated the director candidates below. All director nominees have stated that they are willing to serve if elected. Personal information about each director nominee is available beginning on page 2 of this Proxy Statement.
				Committee Memberships
Name & Principal Occupation	Age	Director Since	Status	Audit	GPPCR	LDCC	Executive
Gina L. Bianchini Founder and CEO, Mighty Networks	52	2018	Independent	●		●
Catherine Dunleavy COO and CFO, OLAPLEX	55	2024	Independent	●
Howard D. Elias Chair of TEGNA; Retired President, Services and Digital, Dell Technologies	67	2008	Independent		●		C
Stuart J. Epstein Chief Financial Officer, Meadowlark Media	62	2018	Independent	C		●	●
Scott K. McCune Founder, MS&E Ventures; Former Vice President of Global Media and Integrated Marketing, The Coca-Cola Company	68	2008	Independent		●	C	●
Henry W. McGee Senior Lecturer, Harvard Business School; Former President, HBO Home Entertainment	72	2015	Independent	●	C		●
Neal B. Shapiro President and CEO, public television company WNET	67	2007	Independent		●	●
Michael Steib President and CEO, TEGNA Inc.	48	2024	Executive				●
Denmark West Head of Market Intelligence and Strategic Engagements, X, The Moonshot Factory	54	2024	Independent			●
Melinda C. Witmer Founder and CEO, Look Left Media; Former Executive Vice President, Chief Video & Content Officer; Time Warner Cable	63	2017	Independent	●		●
For Committee Memberships:
Audit = Audit Committee GPPCR = Governance, Public Policy and Corporate Responsibility Committee LDCC = Leadership Development and Compensation Committee Executive = Executive Committee	C = Chair ● = Member
ii	2025 Proxy Statement

2025 Proxy Summary
Background on Director Nominees
Our director nominees have a diverse set of backgrounds, perspectives, experiences, qualifications, and skillsets. The Board regularly evaluates its composition to ensure that the skills and experience of the directors as a whole enhance the ability of the Board to provide independent oversight of management as they execute on strategic initiatives to create sustainable stockholder value. The following graphics include additional information regarding our director nominees.
Age	Tenure

Skills Matrix
Skills	Director										Total
	Elias	Steib	Bianchini	Dunleavy	Epstein	McCune	McGee	Shapiro	West	Witmer
Financial											5
Leadership											10
Marketing											5
Media											10
M&A											6
Public Co. Board Experience											10
Public Co. C Suite Experience											5
Digital/Technology											7
Operational											10
See the director nominee biographies beginning on Page 2 of this Proxy Statement for further detail. The absence of a “●” for a particular skill does not mean that the director nominee does not possess that qualification, skill, or experience. We look to each director to be knowledgeable in these areas; however, the mark indicates that the item is a particularly prominent qualification, skill or experience that the director brings to the Board.
iii	2025 Proxy Statement

2025 Proxy Summary
Skills matrix definitions:
Financial: Proficiency in managing a company’s financial health, including budgeting, forecasting, financial analysis, and reporting, by virtue of having operational oversight for all or portion of a company’s financial reporting, working in the financial sector, serving as an audit committee member for a publicly traded company, or having an educational background in accounting or finance.	Public Co. Board Experience: Experience serving as an outside director on the board of a publicly traded company.
Leadership: Experience with guiding individuals and teams towards achieving organizational goals, including making strategic decisions, establishing an organizational culture, and effectively managing and developing talent.	Public Co. C Suite Experience: Experience serving as a C-level executive for a publicly traded company.
Marketing: Expertise in brand management, digital marketing, customer segmentation, and communications, aimed at increasing the company’s market presence and driving revenue growth.	Digital/Technology: Experience in a digital media and/or technology-related business and/or a strong understanding of emerging technology trends.
Media: Experience working as an executive of a traditional, digital and/or social media, content distribution, entertainment or telecommunications company.	Operational: Experience in overseeing and managing a company’s day-to-day business operations.
M&A: Involvement in identifying, evaluating, and executing mergers, acquisitions, divestitures, and partnerships.
iv	2025 Proxy Statement

2025 Proxy Summary
Corporate Governance Highlights
We strive to maintain corporate governance practices that are designed to create long-term value for our shareholders and manage the governance of the Company effectively. Our corporate governance highlights described below are aligned with the principles of the Investor Stewardship Group, an investor-led organization that has established a framework for corporate governance standards and practices that includes some of the largest U.S.-based institutional investors and global asset managers.
Principle 1: Boards are accountable to shareholders.
All directors stand for election annually Majority voting standard for uncontested director elections with a director resignation policy No shareholder rights plan (poison pill) in place
Review by the Board of TEGNA’s major risks with certain oversight delegated to Board committees

Clear CEO and executive officer succession plan

Shareholders representing 25% of TEGNA’s outstanding common stock have the right to call a special shareholder meeting

Principle 2: Shareholders should be entitled to voting rights in proportion to their economic interest.
One-vote-per-share capital structure with all shareholders entitled to vote for director nominees
Principle 3: Boards should be responsive to shareholders and be proactive in order to understand their perspectives.

TEGNA maintains a long-standing shareholder engagement program, involving year-round active dialogue and the participation of its independent directors; shareholder feedback is shared with the full Board

Several changes implemented in response to feedback gathered during shareholder engagement in recent years, including adoption of our executive officer cash severance policy, adoption of proxy access, changes to executive compensation program and adoption of a shareholder right to call special meetings

Principle 4: Boards should have a strong, independent leadership structure.
9 of 10 director nominees are independent All Standing Board Committees—Audit, Leadership Development and Compensation, and Governance, Public Policy and Corporate Responsibility—are independent	Independent Board Chair enhances oversight of management Frequent meetings of independent directors in executive session without any TEGNA officer present
Principle 5: Boards should adopt structures and practices that enhance their effectiveness.

Ongoing board refreshment process

Robust director nominee selection process

Annual board performance evaluation

Governance, Public Policy and Corporate Responsibility Committee provides independent oversight of sustainability, environmental matters and social responsibility

Reporting on environmental, social and governance (“ESG”) disclosures, including disclosure under the SASB Media and Entertainment framework

Our environmental policy and practices ensure that we are responsible stewards of our resources and helping to build a sustainable future for all stakeholders

Principle 6:Boards should develop management incentive structures that are aligned with the long-term strategy of the company.

A significant percentage of the compensation we provide to our NEOs is performance-based

Maximum annual bonus payouts and performance share payouts are capped at 200% of target

Compensation recoupment (“clawback”) policy covering restatements and misconduct applicable to all current and former executive officers

Hedging and pledging of TEGNA securities by TEGNA employees and directors is prohibited

All new change-in-control arrangements are “double trigger”

Shareholder approval is required for any new agreement or plan that contemplates cash severance payments to executive officers in excess of 2.99x the executive’s base salary plus target bonus

v	2025 Proxy Statement

1	Proposal 1—Election of Directors (Proposal 1 on the proxy card)

Your Board of Directors
The Board of Directors is currently composed of eleven directors, including the ten directors nominated for reelection. Karen Grimes has informed the Company that she does not intend to stand for reelection at the 2025 Annual Meeting. The Board of Directors held eight meetings during 2024. Each of our incumbent directors attended at least 94% of the meetings of the Board and its committees on which he or she served that were held during the period for which he or she served as a director or committee member, as applicable, during 2024. All directors then serving on the Board virtually attended the 2024 annual meeting of shareholders (the “2024 Annual Meeting”) in accordance with the Company’s policy that all directors attend the Annual Meeting.
Nominees elected to our Board at the 2025 Annual Meeting will serve until the Company’s 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”). The Board, upon the recommendation of its Governance, Public Policy and Corporate Responsibility Committee, has nominated the following individuals: Gina L. Bianchini, Catherine Dunleavy, Howard D. Elias, Stuart J. Epstein, Scott K. McCune, Henry W. McGee, Neal B. Shapiro, Michael Steib, Denmark West and Melinda C. Witmer. The Board believes that each of the nominees will be available and able to serve as a director. Each of the nominees has consented to being named in this Proxy Statement and to serve on the Board, if elected. If any nominee becomes unable or unwilling to serve, the Board may do one of three things: recommend a substitute nominee, reduce the number of directors to eliminate the vacancy, or fill the vacancy later. The shares represented by all valid proxies may be voted for the election of a substitute, if one is nominated.
Under the Company’s By-laws, the 2025 director nominees will be elected by the vote of a majority of the votes cast with respect to the director at the meeting. If an incumbent nominee does not receive an affirmative majority of the votes cast, he or she is required to submit a letter of resignation to the Board’s Governance, Public Policy and Corporate Responsibility Committee, which would recommend to the Board the action to be taken with respect to the letter of resignation. The Board is required to act on the Committee’s recommendation and publicly disclose its decision and its rationale within 90 days after the election results are certified.
Board Leadership Structure
Our Board regularly reviews the Company’s Board leadership structure, how the structure is functioning and whether the structure continues to be in the best interest of our shareholders. Our Board has determined that having an independent director serve as the Chair of the Board is currently the best leadership structure for the Company. Separating the positions of Chair and CEO allows the CEO to focus on executing the Company’s strategic plan and managing the Company’s operations and performance and permits improved communications between the Board, the CEO and other senior leaders of the Company.
The duties of the Chair of the Board include:
▪
presiding over all meetings of the Board and all executive sessions of non-management directors;

▪
serving as liaison on Board-wide issues between the CEO and the non-management directors, although Company policy also provides that all directors shall have direct and complete access to the CEO at any time as they deem necessary or appropriate, and vice versa;

▪
in consultation with the CEO, reviewing and approving Board meeting schedules, agendas and materials;

1	2025 Proxy Statement

Proposal 1—Election of Directors
▪
calling meetings of the non-management directors, if desired; and

▪
being available when appropriate for consultation and direct communication if requested by shareholders.

TEGNA Board Nominees
The following director nominees are currently serving on the Board and have been nominated by the Board on the unanimous recommendation of the Governance, Public Policy and Corporate Responsibility Committee to stand for re-election at the 2025 Annual Meeting for a term expiring on the date of the 2026 Annual Meeting. The principal occupation and business experience of each TEGNA nominee, including the reasons the Board believes each of them should be re-elected to serve another term on the Board, are described below.
The Board of Directors recommends that shareholders “FOR” each of the TEGNA nominees by following the voting instructions contained on the enclosed proxy card.
Gina L. Bianchini Founder and CEO, Mighty Networks

Professional Experience:
▪
Founder and Chief Executive Officer of Mighty Networks (formerly known as Mighty Software, Inc.), a position she has held since September 2010

▪
Served as Chief Executive Officer of Ning, Inc. from 2004 to March 2010.

▪
Served as a director of Scripps Networks Interactive, Inc. through 2018, as a director of Empower Ltd. until July 2021, and as a director of Empower’s successor, Holley Inc., until May 2022.

Reasons for Nomination:
▪
Expertise, vision and creativity in the rapidly evolving world of digital media

▪
Deep knowledge of social media and community building technology platforms

▪
Experience with oversight of acquisitions, equity investments, and investor relations

▪
Significant digital and start-up experience

Age: 52 Director since: 2018 TEGNA Committees: ▪ Audit ▪ Leadership, Development and Compensation
2	2025 Proxy Statement

Proposal 1—Election of Directors
Catherine Dunleavy COO and CFO, OLAPLEX

Professional Experience:
▪
Chief Operating Officer and Chief Financial Officer of OLAPLEX (NASDQ: OLPX), a position she has held since August 2024.

▪
President of the travel lifestyle brand Away, which she joined as Chief Financial Officer in 2020.

▪
Served various roles at Nike from 2017 through 2020, including serving as Vice President and Chief Financial Officer, Global Operations, Technology and Vice President, Strategic Investments.

▪
Served in numerous roles at NBCUniversal between 2001 and 2017, including Chief Financial Officer of the Cable Entertainment Group and Executive Vice President, Content Distribution.

▪
Began her career at General Electric in 1993 in the Manufacturing Management Program and was selected for its highly competitive Corporate Audit Staff program, where she completed five years of rotational assignments across GE’s global businesses.

Reasons for Nomination:
▪
Experience developing businesses of increasing complexity and scale through M&A

▪
Extensive media and entertainment experience, as well as experience creating and implementing digital capabilities

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Experience leading integration of acquired businesses into larger corporate organization

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Operational experience, including oversight of content distribution

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Significant management experience overseeing teams and functions

Age: 55 Director since: 2024 TEGNA Committees: ▪ Audit
Howard D. Elias Chair of TEGNA; Retired Chief Customer Officer and President, Services and Digital, Dell Technologies

Professional Experience:
▪
Chair of TEGNA since April 2018.

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Senior Advisor, Bridge Growth Partners since September 2024

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Retired from his position President, Services and Digital, of Dell Technologies in 2023 after having served in such role since September 2016.

▪
Served as President and Chief Operating Officer, EMC Global Enterprise Services from January 2013 to September 2016 and was President and Chief Operating Officer, EMC Information Infrastructure and Cloud Services from September 2009 to January 2013.

▪
Was responsible for leading the development of EMC Corporation’s integration plans in connection with its transaction with Dell Inc. from October 2015 through September 2016.

▪
Served as President, EMC Global Services and Resource Management Software Group; Executive Vice President, EMC Corporation from September 2007 to September 2009; and Executive Vice President, Global Marketing and Corporate Development, at EMC Corporation from October 2003 to September 2007.

Reasons for Nomination:
▪
Extensive operational, managerial, and leadership experience in cloud computing, supply chain management, marketing, corporate development and global customer support

▪
Experience overseeing M&A, new business development and incubation, and integration of acquisitions

▪
Comprehensive global business and management experience in information technology

Age: 67 Director since: 2008 TEGNA Committees: ▪ Executive (Chair) ▪ Governance, Public Policy and Corporate Responsibility
3	2025 Proxy Statement

Proposal 1—Election of Directors
Stuart J. Epstein Chief Financial Officer, Meadowlark Media

Professional Experience:
▪
Chief Financial Officer of Meadowlark Media, a premium content studio and creator network, focused primarily on sports.

▪
Board Member and Chief Financial Officer of DAZN Group, the global live sports streaming service, from June 2018 to January 2022.

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Served as Co-Managing Partner of Evolution Media (within CAA) from September 2015 to September 2017.

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Executive Vice President and CFO of NBCUniversal from September 2011 to April 2014.

▪
Held various positions during his 23-year career at Morgan Stanley, including Managing Director and Global Head of the Media & Communications Group within the investment banking division.

Reasons for Nomination:
▪
Extensive knowledge of media, technology and capital markets

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Deep transactional experience with complex deals involving a range of constituencies

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Experience in overseeing local broadcast television stations

▪
Significant expertise in overseeing strategic business initiatives

Age: 62 Director since: 2018 TEGNA Committees: ▪ Audit (Chair) ▪ Executive ▪ Leadership Development and Compensation
Scott K. McCune Founder, MS&E Ventures; Former VP, Global Media and Integrated Marketing, The Coca Cola Company

Professional Experience:
▪
Founder of MS&E Ventures, a firm focused on creating new business value for brands through media, sports and entertainment.

▪
Prior to his retirement in March 2014, spent 20 years at The Coca-Cola Company serving in a variety of roles, including Vice President, Global Partnerships & Experiential Marketing from 2011-2014, Vice President Global Media and Integrated Marketing from 2005-2011, and Vice President, Global Media, Sports & Entertainment Marketing and Licensing from 1994-2004.

▪
Spent 10 years at Anheuser-Busch Inc. where he held a variety of positions in marketing and media.

▪
Serves as a director of First Tee of Atlanta and the College Football Hall of Fame.

Reasons for Nomination:
▪
Significant experience as a marketing executive, with an outstanding record of creating value, developing people and building organizational capabilities

▪
Deep knowledge of multiple aspects of marketing, including integrated marketing, media, advertising, digital, licensing, sports & entertainment and experiential

▪
Experience building global brands, leading and inspiring diverse organizations, planning and executing complex operations innovating new approaches to business, driving productivity and managing P&L

Age: 68 Director since: 2008 TEGNA Committees: ▪ Executive ▪ Governance, Public Policy and Corporate Responsibility ▪ Leadership Development and Compensation (Chair)
4	2025 Proxy Statement

Proposal 1—Election of Directors
Henry W. McGee Senior Lecturer, Harvard Business School

Professional Experience:
▪
Senior Lecturer at Harvard Business School since July 2013.

▪
Served as a consultant to HBO Home Entertainment from April 2013 to August 2013 after serving as President of HBO Home Entertainment from 1995 until his retirement in March 2013.

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Held the position of Senior Vice President, Programming, HBO Video, from 1988 to 1995 and prior to that, served in leadership positions in various divisions of HBO.

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Serves as a director of The Black Filmmaker Foundation, and is a former President of the Alvin Ailey Dance Theater Foundation and the Film Society of Lincoln Center.

▪
Recognized by Savoy Magazine in 2016 and 2017 as one of the Most Influential Black Corporate Directors and in 2018 the National Association of Corporate Directors named Mr. McGee to the Directorship 100 as one of the country’s most influential boardroom members.

Reasons for Nomination:
▪
Significant business, leadership and management experience in media industry

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Expertise in new business planning, operations, marketing and wholesale distribution

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Deep understanding of the use of technology in and all aspects of wholesale distribution and international market

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Extensive knowledge of leadership, corporate governance and corporate accountability

Age: 72 Director since: 2015 TEGNA Committees: ▪ Audit ▪ Executive ▪ Governance, Public Policy and Corporate Responsibility (Chair)
Neal B. Shapiro President and CEO, The WNET Group

Professional Experience:
▪
President and CEO of the public television company WNET, which operates three public television stations in the largest market in the country: Thirteen/WNET, WLIW and NJTV.

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Award-winning producer and media executive with a more than 35-year career spanning print, broadcast, cable and online media.

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Before joining WNET in February 2007, served in various executive capacities with the NBC beginning in 1993 and was president of NBC News from May 2001 to September 2005.

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Has won numerous journalism awards, including 32 Emmys, 31 Edward R. Murrow Awards and 3 Columbia DuPont awards.

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Serves on the Board of Trustees at Tufts University and as a member of the Board of Trustees of American Public Television.

Reasons for Nomination:
▪
Strong broadcast industry experience

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Expertise in overseeing operations and strategy of news networks

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Expertise in news production and reporting, journalism and First Amendment issues

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Deep experience in programming and content sharing

Age: 67 Director since: 2007 TEGNA Committees: ▪ Governance, Public Policy and Corporate Responsibility ▪ Leadership Development and Compensation
5	2025 Proxy Statement

Proposal 1—Election of Directors
Michael Steib President and CEO, TEGNA Inc.

Professional Experience:
▪
Joined TEGNA as CEO in August 2024.

▪
CEO of Artsy from 2019 until 2024.

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Served as CEO of XO Group Inc. (NYSE: XOXO), parent company of The Knot.

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Served as CEO at Vente-Privee USA beginning in 2011

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Was Director, Google TV Ads from 2007 to 2009 and Managing Director, Emerging Platforms from 2009 to 2011.

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Held various positions at NBCUniversal from 2001 through 2006, including General Manager, Strategic Ventures, and Vice President, Corporate Development.

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Former member of the Board of Directors of Ally Financial (NYSE: ALLY); while a member of the Ally Board, served as chairman of the Board’s Digital Transformation Committee and its successor, the Technology Committee, and served on the Risk Committee.

▪
Past chairman of the board of Change.org, Literacy Partners, and Career Gear.

Reasons for Nomination:
▪
Current CEO of TEGNA

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Prior public company C-suite and board experience

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Extensive media experience, with a strong facility in digital and traditional media

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Highly-skilled at building new businesses intended to drive change within an organization and industry

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Experience leading strategic ventures and emerging businesses

Age: 48 Director since: 2024 TEGNA Committees: ▪ Executive
Denmark West Head of Market Intelligence and Strategic Engagements, X, The Moonshot Factory

Professional Experience:
▪
Leads Market Intelligence and Strategic Engagements at X, The Moonshot Factory, a division of Alphabet, a position he has held since September 2021.

▪
Has extensive experience in the technology and media industries, expertise in corporate finance and operations, as well as public company board experience.

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Was a General Partner at Connectivity Ventures from January 2015 through November 2021.

▪
Served various roles at Viacom from October 2004 through November 2011, as President of Digital Media at BET Networks and Executive Vice President of Strategy and Business Development at MTV Networks (now Viacom Media Networks).

▪
Worked at Microsoft from 1998 through 2004, primarily in strategy and corporate development roles.

Reasons for Nomination:
▪
Extensive digital experience, including oversight of online, mobile, VOD and ad network businesses

▪
Experience leading corporate development and corporate strategy, including initiatives related to cloud and open source software

▪
Deep media knowledge, including streaming and social media

▪
Expertise in leading new ventures, including strategy, assessments, market architecture, partnerships and transactions

Age: 54 Director since: 2024 TEGNA Committees: ▪ Leadership Development and Compensation
6	2025 Proxy Statement

Proposal 1—Election of Directors
Melinda C. Witmer Founder and CEO, Look Left Media; Former Executive Vice President, Chief Video & Content Officer, Time Warner Cable

Experience:
▪
Founder and CEO of Look Left Media, a firm providing consulting and strategic advisory services in the media, sports and real estate industries, a position she has held since 2018.

▪
Served as Executive Vice President, Chief Video & Content Officer of Time Warner Cable, from January 2012 until May 2016 when Time Warner Cable was acquired by Charter Communications.

▪
Was Time Warner Cable’s Executive Vice President and Chief Programming Officer from January 2007 through December 2011, after holding multiple senior roles with Time Warner Cable beginning in 2001.

▪
Served as Vice President and Senior Counsel at Home Box Office, Inc. prior to joining Time Warner Cable.

Reasons for Nomination:
▪
Significant experience in the industry including media operations, telecommunications programming and content

▪
Expert in the negotiation of content distribution agreements, including retransmission consent agreements with local broadcaster groups

▪
Deep understanding of the changing media landscape

▪
Experience in capitalizing on market opportunities, new technologies and emerging platforms in the media space, including innovative consumer experiences

Age: 63 Director since: 2017 TEGNA Committees: ▪ Audit ▪ Leadership Development and Compensation
7	2025 Proxy Statement

Proposal 1—Election of Directors
Committees of the Board of Directors
The Board of Directors conducts its business through meetings of the Board and its three standing committees: the Audit Committee, the Governance, Public Policy and Corporate Responsibility Committee, and the Leadership Development and Compensation Committee. The Board also has an Executive Committee (not shown on the chart below) made up of the Board Chair, the CEO and each of the Board committee chairs, that may exercise the authority of the Board between meetings, as required. The chart below shows the current membership and chairperson of each of the standing Board committees and the number of committee meetings held during 2024 for the current committees. Each member of the Audit, Governance, Public Policy and Corporate Responsibility, and Leadership Development and Compensation committees meets the applicable independence requirements of the SEC and NYSE for service on the Board and each committee on which she or he serves. Neither Mr. Steib nor David Lougee, who served as our President and Chief Executive Officer and a director until his retirement from those positions on August 12, 2024, are considered independent by virtue of their respective employment relationships with the Company.
	# of Meetings Held	Bianchini	Dunleavy	Elias	Epstein	Grimes	McCune	McGee	Shapiro	Steib	West	Witmer
Audit	4				C
Governance, Public Policy and Corporate Responsibility	4							C
Leadership Development and Compensation	4						C
C-Chairperson
Audit Committee

Stuart J. Epstein. Chair	Gina L. Bianchini	Catherine Dunleavy	Karen H. Grimes	Henry W. McGee	Melinda C. Witmer
The Audit Committee assists the Board of Directors in its oversight of financial reporting practices and the quality and integrity of the financial reports of the Company, including compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function. The Audit Committee appoints and is responsible for setting the compensation of the Company’s independent registered public accounting firm. The Audit Committee reviews the Company’s independent registered public accounting firm’s qualification, performance and independence on an annual basis.
The Audit Committee also provides oversight of the Company’s internal audit function and oversees the adequacy and effectiveness of the Company’s accounting and financial controls and the guidelines and policies that govern the process by which the Company undertakes financial, accounting and audit risk assessment and risk management. In connection with the Ethics Policy, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of any accounting or auditing concerns.
The Audit Committee members are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of management and the independent registered public accounting firm.
8	2025 Proxy Statement

Proposal 1—Election of Directors
The Board has determined that Stuart J. Epstein and Catherine Dunleavy are each an audit committee financial expert, as that term is defined under SEC rules, and is independent, as defined in the NYSE listing rules. Karen H. Grimes, who will serve as a member of the Audit Committee until she concludes her term through the 2025 Annual Meeting, also is an audit committee financial expert and is independent.
Leadership Development and Compensation Committee

Scott K. McCune, Chair	Gina L. Bianchini	Stuart J. Epstein	Neal B. Shapiro	Denmark West	Melinda C. Witmer
As further described in the “Compensation Discussion and Analysis” (CD&A) section of this Proxy Statement, the Leadership Development and Compensation Committee discharges the Board’s responsibilities relating to the compensation of the Company’s executives and has overall responsibility for the Company’s compensation plans, principles and programs. The Committee also monitors the Company’s human resources practices.
Under its charter, the Committee may, in its sole discretion, engage, retain and compensate any compensation consultant, independent legal counsel or other adviser it deems necessary. In selecting a consultant, counsel or adviser, the Committee evaluates its independence by considering the independence factors set forth in the applicable SEC and NYSE rules and any other factors the Committee deems relevant to the adviser’s independence from management.
The Committee retains Meridian Compensation Partners, LLC (Meridian) as its consultant to advise it on executive compensation matters. The Committee has determined that Meridian is an independent compensation consultant based on a review of the independence factors reviewed by the Committee.
Meridian participates in Committee meetings as requested by the chair of the Committee and communicates directly with the chair and other members of the Committee outside of meetings. Meridian specifically has provided the following services to the Committee:
▪
Consulted on various compensation plans, policies and practices;

▪
Participated in Committee executive sessions without management present;

▪
Assisted in analyzing executive compensation practices and trends and other compensation-related matters;

▪
Consulted with management and the Committee regarding market data used as a reference for pay decisions;

▪
Consulted on the structure of the equity award program; and

▪
Reviewed the CD&A and other compensation related disclosures contained in this Proxy Statement.

9	2025 Proxy Statement

Proposal 1—Election of Directors
Governance, Public Policy and Corporate Responsibility Committee

Henry W. McGee, Chair	Howard D. Elias	Karen H. Grimes	Scott. K. McCune	Neal B. Shapiro
The Governance, Public Policy and Corporate Responsibility Committee regularly monitors the composition of the Board to ensure that it has the necessary mix of skills and experience to support the Company’s strategic focus. The Committee is charged with identifying individuals qualified to become Board members, recommending candidates to the Board for election or re-election to the Board, and considering from time to time the Board committee structure and makeup. The Committee also monitors and takes a leadership role with respect to the Company’s corporate governance practices.
The Committee charter sets forth certain criteria for the Committee to consider in evaluating potential director nominees. In addition to evaluating a potential director’s independence, the Committee considers whether director candidates have relevant experience and skills to assure that the Board has the necessary breadth and depth to perform its oversight function effectively. The charter also encourages the Committee to work to maintain a well-informed Board, with a wide range of backgrounds, perspectives, experiences, qualifications and skillsets that help promote corporate excellence, and to support that goal through appropriate board-level self-assessment, nomination and recruitment processes. The Committee evaluates potential candidates against these requirements and objectives. For those director candidates who appear upon first consideration to meet the Committee’s criteria, the Committee will engage in further research to evaluate their candidacy.
The Committee periodically retains search firms to assist in the identification of potential director nominee candidates based on criteria specified by the Committee and in evaluating and pursuing individual candidates at the direction of the Committee. The Committee engaged such a search firm to identify potential new director candidates for the Board in 2024. After a thorough search, vetting, and interview process, which included interviews by prospective candidates with each member of the Committee as well as the independent Board chair and the Company’s then-current CEO and then-current Chief Legal Officer, the Board appointed Ms. Dunleavy and Mr. West as directors of the Company, effective as of July 1, 2024.
The Committee will also consider timely written suggestions from shareholders. Any notice of director nomination submitted to the Company must contain the information required by the Company’s By-laws, including the information required by Rule 14a-19 of the Exchange Act in the case of a shareholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2026 Annual Meeting. See “How do I submit a shareholder proposal or nominate a director for election at the 2026 Annual Meeting?” on page 68 for additional information.
The By-laws of the Company establish a mandatory retirement age of 73 for directors who have not been executives of the Company and 65 for directors who have served as executives, except that the Board of Directors may extend the retirement age beyond 65 for directors who are or have been the CEO of the Company.
The Governance, Public Policy and Corporate Committee also assists the Board in its oversight of risks relating to legal, regulatory, compliance, public policy and corporate social responsibility matters that may impact the Company’s operations, performance or reputation. The Committee’s duties and responsibilities include reviewing and providing guidance to the Board about legal, regulatory and compliance matters concerning media, antitrust and data privacy and monitoring legislative and regulatory trends and public policy developments that may affect the Company’s operations, strategy, performance or reputation. The Committee also is responsible for reviewing compliance with the Company’s ethics policy (the “Ethics Policy”) and assuring appropriate disclosure of any waiver of or change in the Ethics Policy for executive officers, and for reviewing the Ethics Policy on a regular basis and proposing or adopting additions or amendments to the Ethics Policy as appropriate. In addition, the Committee monitors the Company’s policies and programs relating to corporate social responsibility, and sustainability matters within its purview.
10	2025 Proxy Statement

Proposal 1—Election of Directors
Executive Committee
The Executive Committee, which is comprised of the Board chair, the CEO, and the chairs of other standing committees, may exercise the authority of the Board between Board meetings, except as limited by Delaware law. In 2024, the full board was able to review all items requiring Board oversight or approval, and did not require the Executive Committee to act in its stead.
Committee Charters
The written charters governing the Audit Committee, Governance, Public Policy and Corporate Responsibility Committee, and the Leadership Development and Compensation Committee, as well as the Company’s Principles of Corporate Governance, are posted on the Corporate Governance page of the Company’s website at www.tegna.com under the “Investors” menu. You may also obtain a copy of any of these documents without charge by writing to: TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102, Attn: Secretary.
Director Compensation
The compensation year for non-employee directors begins following the elections held at each Annual Meeting of shareholders and ends at the following Annual Meeting of shareholders prior to holding elections. The Leadership Development and Compensation Committee annually reviews the compensation program for non-employee directors with the assistance of Meridian, which provides a report evaluating the program relative to market practices. For the 2024 director compensation year, the Company paid its directors as follows:
Annual Retainer (all directors)(1)	$100,000
Additional Independent Board Chair Retainer	$150,000
Committee Chair Retainers
▪ Audit	$30,000
▪ Governance, Public Policy and Corporate Responsibility	$20,000
▪ Leadership Development and Compensation	$20,000
Annual Equity Grant(1)(2)	$150,000
Travel Accident Insurance	$1,000,000
TEGNA Foundation Match(3)	Up to $10,000

(1)
For the 2024-2025 Board year, directors were able to elect to defer their cash retainer and/or annual equity grant under the TEGNA Deferred Compensation Pan (DCP), which for cash fee deferrals provides for the same investment choices, including mutual funds and a TEGNA stock fund, made available to other DCP participants. Annual equity grants deferred at the election of the director must be invested in the TEGNA stock fund of the DCP. In November 2024, the Board approved amendments to the DCP to eliminate the ability for participants to make future deferral elections under the plan, effective as of December 1, 2024. For further information about the DCP, see the discussion under “TEGNA Deferred Compensation Plan” on page 39 of this Proxy Statement.

(2)
The annual equity grant is made to directors in the form of restricted stock units (RSUs) on the first day of the compensation year for directors. These RSU awards vest at a rate of 1/4th of the shares per quarter after the grant date, receive dividends or, if deferred, dividend equivalent rights and, once fully vested, will be paid to the director on the first anniversary of the grant date (unless the director has elected to defer his or her RSUs under the DCP), subject to the Company’s stock ownership guidelines for directors described below. RSUs will fully vest if a non-employee director retires from the Board due to the age of service limitations set forth in the Company’s By-laws or if the director leaves the Board because of death or disability. RSUs also automatically vest upon a change in control of the Company. When a non-employee director leaves the Board for any other reason,

11	2025 Proxy Statement

Proposal 1—Election of Directors
the director’s unvested restricted stock units are forfeited. The Company’s stock ownership guidelines encourage directors to own, directly, beneficially, or through the DCP, a number of shares having an aggregate value of at least three times the value of the director’s cash retainer. Directors are expected to hold all shares received from the Company as compensation until they meet their stock ownership guideline. All of our non-employee directors, other than Ms. Dunleavy and Mr. West, who joined the Board in 2024, have met their stock ownership guideline.
(3)
The TEGNA Foundation match benefit was made available to directors in 2024. As of December 31, 2024, the Company has paused all activities of the TEGNA Foundation, and the benefit therefore will not be made available to the directors in 2025.

The following table shows the compensation paid to our independent directors for the fiscal year ended December 31, 2024. Messrs. Steib and Lougee did not receive separate compensation for their service as a director and therefore are not included in the following tables.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Gina L. Bianchini	116,667	150,000	0	266,667
Catherine Dunleavy(5)	33,333	112,500	5,400	151,233
Howard D. Elias	291,667	150,000	10,000	451,667
Stuart J. Epstein	151,667	150,000	10,000	311,667
Karen H. Grimes	116,667	150,000	0	266,667
Scott K. McCune	140,000	150,000	10,000	300,000
Henry W. McGee(4)	140,000	150,000	10,000	300,000
Neal B. Shapiro	116,667	150,000	10,000	276,667
Denmark West(4)(5)	33,333	112,500	0	145,833
Melinda C. Witmer(4)	116,667	150,000	10,000	276,667

(1)
Amounts shown in this column reflect the cash compensation earned by each director for 2024, in each case based upon the form in which the director elected to receive his or her retainer fees during the 2023-2024 and 2024-2025 director compensation periods.

(2)
Amounts shown in this column reflect the long-term equity award(s) granted to each director in 2024. The amounts in this column represent the aggregate grant date fair value of RSU awards computed in accordance with ASC 718 based on the assumptions set forth in note 9 to the Company’s 2024 audited financial statements.

(3)
Represents charitable gifts matched by the TEGNA Foundation pursuant to the TEGNA Match program in 2024. In 2024, the TEGNA match program matched eligible gifts made by Company employees and directors up to an aggregate of $10,000. Gifts had to be made to eligible organizations, including tax exempt charitable organizations, tax exempt hospitals or medical centers, and tax-exempt colleges, universities, graduate or professional schools, engineering or technical institutions and public and private preschools, elementary and secondary schools in the U.S. and its territories. As noted above, this benefit will not be available to directors in 2025.

(4)
For the 2023-2024 director compensation period, Mr. McGee deferred all payments received in the form of RSUs. For the 2024-2025 director compensation period, Ms. Witmer deferred all payments she received in the form of cash and RSUs, Mr. McGee deferred all payments he received in the form of RSUs, and Mr. West deferred all payments he received in the form of cash.

(5)
Ms. Dunleavy and Mr. West were appointed to the Board effective as of July 1, 2024.

Outstanding Non-Employee Director Equity Awards at Fiscal Year-End
Name	Restricted Stock Awards (Vested/ Unvested) (#)
Gina L. Bianchini	20,887/5,588
Catherine Dunleavy	2,724/5,447
Howard D. Elias	123,496/5,588
Stuart J. Epstein	5,588/5,588
Karen H. Grimes	5,588/5,588
Scott K. McCune	29,019/5,588
Henry W. McGee	88,180/5,588
Neal B. Shapiro	106,535/5,588
Denmark West	2,724/5,447
Melinda C. Witmer	24,581/5,588
12	2025 Proxy Statement

Proposal 1—Election of Directors
Corporate Governance
The Board and the Company have instituted strong corporate governance practices to ensure that the Company operates in ways that support the long-term interests of our shareholders. Important corporate governance practices of the Company include the following:
✓	All of our directors are elected annually.	✓	Our directors and senior executives are subject to stock ownership guidelines.
✓	Nine of the ten TEGNA nominees are independent.	✓	We do not have a shareholder rights plan (poison pill) in place.
✓	We have a robust shareholder engagement program under which our independent directors and senior management typically engage with investors.	✓	We have a majority vote standard for uncontested director elections and a director resignation policy.
✓	We have an independent Board chair.	✓	Our Board has adopted a proxy access by-law provision.
✓	We maintain an ongoing board refreshment process.	✓	Mergers and other business combinations involving the Company generally may be approved by a simple majority vote.
Additional information regarding the Company’s corporate governance practices is included in the Company’s Principles of Corporate Governance posted on the Corporate Governance page under the “Investors” menu of the Company’s website at www.tegna.com. See the “Compensation Discussion and Analysis” section of this Proxy Statement for a discussion of the Company’s compensation-related governance practices.
Shareholder Engagement
TEGNA is committed to acting in the best interests of its shareholders and has always viewed ongoing dialogue with investors as a critical component of the Company’s corporate governance program. The Company maintains a long-standing shareholder engagement program to discuss matters related to our corporate governance, which supplements our normal-course investor relations outreach and engagement. While these conversations occasionally cover similar topics, our shareholder engagement program described below is primarily focused on matters related to broader strategy, Board and corporate governance.
In late 2024, the Board Chair, on behalf of the Board, and members of the Company’s senior management team, including our Chief Executive Officer, Chief Financial Officer and Chief Legal Officer, met with several of our largest shareholders based on our outreach to discuss the Company’s leadership and strategic transformation initiatives.
While individual conversations varied in specific focus, most focused on the following themes:
1.
The Company’s business and go-forward strategy, driven by a top-to-bottom review of the entire organization to ensure we are on a path to long-term profitable growth;

2.
Capital allocation, including the Company’s continued focus on returning capital to shareholders when accretive growth investments do not materialize;

3.
Board composition, highlighted by the addition of two new independent directors in 2024;

4.
Attracting, retaining and development talent across the organization that supports the Company’s culture and employee well-being; and

5.
the Company’s strong governance profile, including the Company’s efforts to incorporate shareholder feedback into the Company’s governance policies and disclosures.

Any shareholder who has an inquiry or meeting request is invited to contact Julie Heskett, our SVP/CFO and Head of Investor Relations, at (703) 873-6747 or via email at investorelations@tegna.com.
13	2025 Proxy Statement

Proposal 1—Election of Directors
The Board’s Role in Risk Oversight
The Board is primarily responsible for overseeing the Company’s approach to major risks and the Company’s risk management function in the context of the Company’s strategic plan and operations. In addition, the Company has implemented an enterprise risk management (ERM) program to enhance the Board’s and management’s ability to identify, assess, manage and respond to enterprise-wide strategic, market, operational and compliance risks facing the Company.
Company management has day-to-day responsibility for (1) identifying risks and assessing them in relation to Company strategies and objectives, (2) implementing suitable risk mitigation plans, processes and controls, and (3) appropriately managing risks in a manner that serves the best interests of the Company, its shareholders and other stakeholders. Management regularly reports to the Board on its risk assessments and risk mitigation strategies for the major risks of our business. Senior management and other employees also may provide updates to the Board and its committees from time to time on risk-related issues. As part of our ERM program, our Board communicates to management its expectations for evaluating Company strategy and the risks inherent in that strategy, while management provides the Board with the information necessary to evaluate risk. Our ERM program is updated on a regular basis in order to identify potential risk exposures.
Further, each Committee of the Board also considers risk within its area of responsibility, with committee chairs reporting regularly to the entire Board on their Committees’ efforts and findings, as noted in the following:
Responsibilities
Full Board	Primary responsibility for overseeing the Company’s risk management function and reviewing the steps management has taken to monitor and control the Company’s significant business risks, including potential financial, operational, privacy, cybersecurity, business continuity, legal and regulatory, and reputational exposures.
Audit Committee	Reviews and discusses with management the guidelines and policies developed and implemented by management to assess and manage the Company’s exposure to risk. Also reviews financial, accounting and audit risks, including risks relating to accounting and financial controls, and oversees the Company’s ERM program generally.
Governance, Public Policy and Corporate Responsibility Committee	Oversees and monitors the Company’s risks related to Board structure and composition, and corporate governance, as well as the Company’s risk exposure associated with media, antitrust and data privacy laws, rules and regulations, compliance with the Company’s ethics policy and public policy and corporate social responsibility and sustainability matters.
Leadership Development and Compensation Committee	Oversees and evaluates risks associated with the compensation and development of the Company’s executives and succession planning, including review of the Company’s compensation plans, policies and programs to confirm they are not structured to encourage unnecessary risk taking by executives.
With respect to risks relating to compensation matters, the Leadership Development and Compensation Committee, with the assistance of its independent compensation consultant, has reviewed the Company’s executive compensation program and has concluded that the program does not create risks that are reasonably likely to have a material adverse effect on the Company.
The Board’s Role in the Oversight of Cybersecurity and Data Privacy
Protecting the Company’s systems and our data from cyberattacks and unintentional or malicious breaches is a priority for the Company’s leaders and the Board. The Board provides oversight and receives regular updates and reports about the Company’s cybersecurity programs and policies. Information Technology (IT) leaders also provide quarterly and annual cybersecurity updates to the Board.
Cybersecurity Highlights:
▪
The Company uses the NIST Cybersecurity Framework and has clearly defined policies and standards for all employees and technical systems.

14	2025 Proxy Statement

Proposal 1—Election of Directors
▪
Following the NIST Cybersecurity Framework, the Company utilizes policies, software, training programs and hardware solutions to protect and monitor our environment, including multifactor authentication on all critical systems, firewalls, intrusion detection and prevention systems, vulnerability and penetration testing and identity management systems.

▪
The Company has an extensive patching and software update program, and performance metrics are reported to our Board on a regular basis.

▪
We conduct annual security awareness training for all employees, and regularly conduct internal email phishing tests to validate training.

▪
The Company has documented and tested incident response plans, which are updated annually and verified by an outside law firm with cybersecurity expertise.

▪
We undertake frequent business impact analysis to review our technology infrastructure, partners and process dependencies and to prioritize the recovery planning governance.

▪
We review our vendors’ cybersecurity practices before we enter into business transactions with them, and we seek to contractually obligate vendors to operate their environments in accordance with strict cybersecurity standards. We also develop contingency plans to ensure business continuity if our vendors are subject to a cyberattack that impacts our use of their systems.

The Board, through its Governance, Public Policy and Corporate Responsibility Committee (GPPCR), also oversees the Company’s efforts to comply with data privacy laws and regulations. Our legal team works closely with our information technology security team and our management to address privacy issues when they arise. The GPPCR committee reviews TEGNA’s privacy policy with management on at least an annual basis to ensure our standards reflect applicable legal requirements and our current data practices. Management also provides regular updates to the GPPCR committee regarding developments in the privacy law landscape.
Data Privacy Highlights:
▪
The Company’s employee data, including human resources and payroll data, is generally maintained by outside vendors under long-term contracts. These vendors’ data security programs are vetted by Company IT personnel, and contracts include requirements regarding the protection of our data, including reasonable assurances that data is encrypted while at rest. The Company also requires access to annual SOC-1 and/or SOC-2 compliance reports whenever available.

▪
All of the Company’s digital properties have a privacy policy that discloses how we collect, maintain and use consumer information and describes the ways in which our audience can limit and/or opt out of our collection and use of their data. The Company also complies with applicable state consumer privacy laws including by allowing residents of those states and other visitors to our digital properties to exercise the rights afforded under those laws, as further described in our privacy policy. As part of our efforts to honor user choice, we have integrated the OneTrust preference center into our television station desktop and mobile websites and apps to facilitate our users’ ability to opt out of the sale and/or sharing of personal information in connection with ad targeting.

▪
The Company strives to comply with the Payment Card Industry Data Security Standards (PCI DSS). In its efforts, the Company uses a third-party vendor to process all credit card transactions with our advertising customers. As a result, the Company does not intentionally collect its customers’ payment card data, helping us to limit the risk of exposing such data in the event of a security incident.

The Board’s Role in Corporate Strategy
The Board of Directors is actively involved in overseeing, reviewing and guiding the Company’s corporate strategy. Strategic business issues, including developments in our industry and industry positioning, opportunities for growth, multiyear strategic plans, investments and capital allocation, including M&A-related decisions, are discussed as a matter of regular course at our Board meetings. The Board also discusses corporate strategy throughout the year with management, both formally and informally, and during executive sessions of the Board, as appropriate.
The Board discusses the Company’s performance and results relative to our operating plan and expectations periodically throughout the year. At regular Board meetings, senior Company management make presentations to the Board to facilitate a further in-depth and comprehensive discussion and review of the Company’s strategic and operational plans, initiatives and goals over the long, medium and short-term, as well as paths, options and alternatives to achieving such goals.
Board and committee-level discussions are also regularly infused with strategic and business themes. For example, the Governance, Public Policy and Corporate Responsibility Committee reviews the potential impact of regulatory developments on the Company’s strategy and operations and the Leadership Development and Compensation Committee seeks to ensure that the Company’s human capital management policies and programs are designed to maximize the Company’s ability to recruit, develop and retain the talent necessary to support its strategic and operational priorities.
15	2025 Proxy Statement

Proposal 1—Election of Directors
Board Oversight of Corporate Responsibility Initiatives
The Board has oversight of the Company’s Corporate Responsibility initiatives and practices. In particular, the GPPCR committee monitors, in coordination with the Board and other Board committees regarding matters within their purview, the Company’s policies and programs relating to corporate responsibility matters, including:
▪
TEGNA’s strategy and initiatives to serve the greater good of our local communities while strengthening our business and protecting and enhancing TEGNA’s long-term value to our employees, shareholders and communities; and

▪
TEGNA’s policies and commitment to managing our environmental impact responsibly and sustainably, and educating the public on these issues through our journalism.

Corporate Social Responsibility
Our corporate social responsibility practices are designed to strengthen our business while protecting and enhancing TEGNA’s long-term value for all our stakeholders—our communities, our employees, and our shareholders.
Human Capital
Our people play an important role in our success in today’s rapidly evolving media landscape. Our key human capital management objectives are to attract, retain and develop the highest caliber talent in our industry. Our human resources programs are designed to support these objectives by offering competitive pay and growth and development opportunities.
As of December 31, 2024, we employed approximately 5,930 full-time and part-time people. Approximately 10% of our employees are represented by labor unions. They are represented by 27 local bargaining units (most of which are affiliated with one of four major unions) under local collective bargaining agreements. These agreements conform generally with the pattern of labor agreements in the broadcasting industry. We do not engage in industry-wide or company-wide bargaining.
TEGNA provides a range of learning and development opportunities for employees and leaders to help expand their skills and prepare them to step into larger roles in the future and grow their careers, including:
▪
Manager Training:   We invest in the learning and development of our managers as they are critical to the company’s long-term success. Our manager training is based on TEGNA’s critical leadership skills and provides a targeted and progressive curriculum. The program includes content on foundational policies and procedures, how to lead effectively, how managers can foster a high-performing team, and how to lead strategically through change and collaboration. We held five of these manager training sessions in 2024, covering approximately 125 managers.

▪
Content & Ethical Journalism Training:   In 2024, we offered our content leaders in our newsrooms training opportunities, including ethics on detecting misinformation.

▪
Sales Training:   In 2024, we launched a new sales training resource built for sellers by sellers that includes “snackable” video learning modules. All TEGNA sellers were given access to the training modules. TEGNA’s Sales-in-Residence program has evolved to become the Sales Development Representative (SDR) Academy, which provides recent college graduates and professionals new to the industry with training and development. In 2024, the 12-month in-person program, located in Dallas, Texas, trained seven individuals.

To grow and develop new talent, TEGNA offers the following early career programs:
▪
Producer-in-Residence (PIR) Program:   TEGNA’s Producer-in-Residence (PIR) program has grown to one of the largest entry-level producer development programs in the industry. We search for PIR participants at major journalism schools as well as regional universities and colleges. The program includes a producer boot camp followed by two years of early career training as a producer at one of our stations. In the last seven years, we have either promoted or are on track to promote 80% of the 230 graduates hired into a regular producer position at a TEGNA station. In 2024, we hired 50 program participants.

▪
Summer Intern Program:   TEGNA’s Summer Intern program provides rising college seniors with meaningful work assignments, connections to the communities we serve, and career development opportunities. We offer a variety of internship tracks, including producer, advertising sales and marketing. The program has improved our intern-to-employee conversion rate and introduced a broad cross-section of next-generation news talent to TEGNA.

Maintaining the health and well-being of our employees and their families is a top priority for our company. TEGNA benefits offer:
▪
Plan Choice:   TEGNA offers two medical plans, a Consumer Choice Health Plan (CCHP) and a Preferred Provider Organization (PPO) plan. Both plans offer access to the same network of providers, preventive care options and affordable prescription medication. Our plans are designed to support the various life stages of our employees and their families.

16	2025 Proxy Statement

Proposal 1—Election of Directors
▪
Free Dental Coverage for Children:   Employees can elect dental coverage from Delta Dental of Virginia without a TEGNA medical plan. Delta Dental’s Right Start 4 Kids program offers 100% coverage for diagnostic, preventive, basic, and major services for dependent children up to age 13.

▪
Enhanced Prescription Drug Care:   TEGNA has partnered with PrudentRx to cover certain specialty medications at 100%. Our prescription drug partner, CVS Caremark, has launched Caremark® Cost Saver™ to provide automatic access to GoodRx’s prescription pricing, ensuring employees always pay the lower price for generic medications.

▪
Virtual Telehealth:   In today’s mobile world, having access to healthcare on-the-go is important. Through Teladoc®, employees have 24/7 access to on-demand U.S. board-certified doctors and clinicians for non-emergency or general medical care available through video, phone or mobile app. TEGNA covers up to nine visits per family annually.

TEGNA provides employees with a wide variety of mental health related benefits, including:
▪
Convenient, comprehensive and confidential wellness services, available 24/7, through our third-party provider, Spring Health. The program covers 12 therapy sessions annually for employees and each of their family members—even if the employee is not enrolled in TEGNA’s medical plans. Employees are paired with a licensed mental health professional for hands-on guidance and care coordination. The care provider also can recommend other in-network providers.

▪
Throughout 2024, Spring Health hosted webinars available to our employees on family mental health, safeguarding overall well-being and developing healthy habits such as mindfulness for managing stress.

TEGNA also provides a number of benefits to support our employees in their personal and family life, including:
▪
TEGNA 401(k) Savings Plan:   TEGNA’s 401(k) Savings Plan helps employees save now so they can experience financial security in the future. All employees, including part-time and temporary employees, can participate in the program. Employees of the company on December 31 of a given year are eligible to receive a 100% Company match on contributions up to the first four percent of the employee’s pay.

▪
Fertility Benefits:   Fertility benefits are covered at no additional cost to employees enrolled in TEGNA’s medical plans. The plan connects employees to the highest quality fertility specialists across the U.S., who use the latest advancements in science and technology to increase the chances of a healthy and successful pregnancy.

▪
Parental Leave:   All new parents receive at least six weeks of parental leave to focus on their growing family. Women who give birth can take a minimum of 12 weeks maternity leave paid at 100%.

▪
Adoption or Surrogacy Assistance:   Adoption and surrogacy assistance helps to pay for expenses incurred in building a family. The plan will reimburse 100% of eligible expenses to a maximum of $10,000.

▪
Family Support:   Employees have access to Family First, which provides care plans, ongoing support, and help managing legal, emotional and financial issues related to caring for aging parents or chronically ill family members. A partnership with Care@Work by Care.com helps employees manage family care needs while balancing work, including child, elder or pet care.

▪
Time Away:   Time away from the office is an important benefit that enables employees to relax and refresh mentally and physically. TEGNA’s paid time off program gives employees the flexibility to take time off by combining vacation, sick and floating holidays. Company holidays are observed throughout the year.

Our head of security and safety coordinates ongoing safety training in all our newsrooms as part of our protection protocols for journalists. Between 2021-2024, more than 80 sessions have been completed. In addition, in 2024 all TEGNA journalists were trained on election security.
To foster an environment with a wide range of backgrounds, perspectives, experiences, qualifications and skill sets, we actively seek talent through recruiting and professional development, provide training for content teams through our Inclusive Journalism program and offer learning opportunities for all employees. Accomplishments in 2024, include the following:
1.
Talent Pipeline and Bench Strength: Increase partnerships with professional organizations, colleges and universities and build on our existing internship, Producer-in-Residence, and other programs.

▪
Progress:   In 2024, in addition to our Producer-In-Residence Program, SDR Academy and internship program, to grow our talent and offer opportunities for networking and professional development, we attended eight major professional journalism conferences to recruit talent and provided grants to 36 employees to attend these conferences.

2.
Multi-Year Inclusive Journalism Program: Development and launch of customized, multi-year Inclusive Journalism Program with expert external partners.

▪
Progress:   With support from The Poynter Institute and Horowitz Research, our Inclusive Journalism program trains content teams to authentically represent perspectives and experiences of all our audiences and foster trust while better serving the needs of our communities. In 2024, Poynter provided an annual training to all new content employees. Horowitz Research

17	2025 Proxy Statement

Proposal 1—Election of Directors
began a fourth round of audits of news, digital, and marketing content for each station. Feedback from these audits has helped newsrooms produce stories with more context to better reflect their communities.
3.
Employee Training: Provide employees with ongoing resources and platforms to increase learning and discussion.

▪
Progress:   In 2024, all employees were required to complete Integrity and Respect training. As part of our formal manager training, managers were required to complete courses on several topics, including respect in the workplace. Through our employee newsletter, we also regularly shared topics and resources for continued learning.

Corporate Responsibility and Sustainability
Our enduring purpose to serve the greater good of our communities guides our work and propels our stations and employees to be forces for positive change in the communities where we live and work.
Environmental Commitment— In addition to stations’ regularly reporting on environmental topics that impact their communities, TEGNA is focused on being responsible stewards of our resources.
TEGNA has focused on reducing business travel by using video conferencing technology across the company. We continue to apply thoughtful energy efficiency strategies, including updating stations’ studio lighting to LEDs, replacing inefficient HVAC systems and replacing roofs with energy efficient materials. Our practices include recycling and responsible disposal of technology products and equipment such as batteries and reducing the waste we generate at corporate offices and in production processes.
TEGNA’s most recent studio build-outs have been in LEED certified buildings, and we consider this certification when looking for studio space. From 2019 through 2023 we retired approximately 40% of our large news gathering fleet as we transitioned to smaller and more fuel-efficient vehicles. We continue to test satellite-based internet service products that will allow us to retire large vehicles. As our transmitters reach end of life, we source replacement transmitters that are more efficient from an electricity and HVAC perspective.
Social Impact— In 2024, our stations and news teams strove to be the most trusted sources of news in our communities and to be agents of beneficial change in the markets we serve. Our local journalists are empowered to seek out the stories that matter most to their audience and pursue investigations that expose wrongdoing while continuing to maintain the highest ethical standards.
Each year, TEGNA’s stations generate exceptional, award-winning investigative journalism that changes lives and laws in the local communities they serve. In 2024, TEGNA stations were honored with:
▪
National Edward R. Murrow Awards Highlight Excellence in Broadcast Journalism—Stations received ten 2024 National Edward R. Murrow Awards for excellence in broadcast journalism, more than any other station group. KARE in Minneapolis was recognized for Overall Excellence, Large Market Television, marking a third consecutive year a TEGNA station has received this honor.

▪
Regional Edward R. Murrow Awards Including for Overall Excellence—Stations received 73 Regional Edward R. Murrow Awards, including six for overall excellence, the highest achievement awarded and five innovation awards. Stations received more honors in these categories than any other local broadcast station group.

▪
National Association of Black Journalists Salute to Excellence Awards—WXIA in Atlanta, WGRZ in Buffalo, WKYC in Cleveland, WTSP in Tampa and WFAA in Dallas were honored with six Salute to Excellence Awards.

▪
Twenty-Two First Place National Press Photographers Association Awards—Stations received numerous awards from the National Press Photographers Association, including Large Market Station of the Year for WFAA in Dallas, Ernie Crisp Photojournalist of the Year for Michael Grady at KUSA in Denver, Editor of the Year for Michael Grady at KUSA in Denver, NPPA Award for Reporting for Jobin Panicker at WFAA and Documentary of the Year for Chris Hansen at KUSA.

▪
Two 2024 Alfred I. duPont-Columbia University Awards—Honoring excellence in broadcast, online and documentary journalism, KUSA was recognized for “BURNED,” a multi-year project documenting the devastating 2021 Marshall Fire in Boulder County. KVUE in Austin was honored for “Accountability After Uvalde,” revealing the failures of law enforcement in the aftermath of the mass shooting at Robb Elementary in Uvalde, Texas.

▪
Two Gracie Awards Spotlight Women in Media—WKYC in Cleveland and KXTV in Sacramento received 2024 Alliance for Women in Media Foundation Gracie Awards, which spotlight women in media who have made inspirational contributions to the industry. WKYC’s Jessica Miller received an award for “Health, Hope & Healing: The Loneliness Epidemic.” KXTV received an investigative feature award for “Price of Care: State Agency Neglects Those It Promised to Protect.”

Our mission to serve the greater good of our communities goes beyond keeping our audience informed and safe. TEGNA and our stations take an active role in helping make our communities better places to live and work. In 2024, TEGNA was recognized by The Civic 50 for a fifth consecutive year as one of the 50 most community-minded companies in the United States and the Telecommunications Sector Leader.
18	2025 Proxy Statement

Proposal 1—Election of Directors
TEGNA stations identify pressing needs in their communities and partner with local nonprofit organizations to help address these issues. In 2024, TEGNA Foundation Community Grants were distributed within the United Nations Sustainable Development Goal framework, with the majority of 2024 grants supporting three major categories: Good Health and Well-Being (59%); Quality Education (16%); and Zero Hunger (15%).
TEGNA stations amplified the impact of charitable donations through on-air and digital awareness campaigns to raise the profile of important issues and causes. In 2024, stations made 401 grants totaling $1.85 million.
In 2024, the TEGNA Foundation made grants to support training for the next generation of journalists; education and development opportunities for journalists and other professionals in the media field; and protection of First Amendment freedoms.
Several special grants were also made in 2024, including: support for broadcasters in need, through the Broadcasters Foundation of America and support for The Media Institute in its nonpartisan efforts to promote freedom of speech and encourage a competitive media environment and communications industry.
TEGNA also serves and supports our communities by offering free airtime for nonprofits and charitable organizations to broadcast public service announcements (PSAs) that serve the public interest.
Annual Board Performance Evaluation
The Company conducts an annual Board performance evaluation process in which the Board either retains an independent consultant experienced in corporate governance matters to conduct an in-depth study of the Board’s effectiveness and to assist it with the annual performance process or conducts Board and committee self-evaluations using written questionnaires. In addition, our independent Board Chair regularly speaks with other Board members and receives feedback regarding Board and committee practices and management oversight.
In 2024, the Board retained an independent consultant experienced in corporate governance matters to manage the Board’s annual performance evaluation. The consultant interviewed each director regarding the effectiveness of the full Board and each of the Board’s standing committees and sought feedback on ways that the Board and such committees could improve their effectiveness. The Board then met with the consultant to discuss the findings and recommendations for enhancing the Board and its committees’ overall effectiveness, and the results of those findings and recommendations are being implemented by the Board.
Ethics Policy
The Company has long maintained an Ethics Policy (as defined on page 10 of this Proxy Statement) that sets forth the Company’s policies and expectations. The Ethics Policy, which applies to every Company director, officer and employee, addresses a number of topics, including conflicts of interest, relationships with others, corporate payments, the appearance of impropriety, disclosure policy, compliance with laws, corporate opportunities and the protection and proper use of the Company’s assets. The Ethics Policy meets the NYSE’s requirements for a code of business conduct and ethics as well as the SEC’s definition of a code of ethics applicable to the Company’s senior officers. Neither the Board of Directors nor any Board committee has ever granted a waiver of the Ethics Policy.
The Ethics Policy is available on the Corporate Governance page of the Company’s website at www.tegna.com under the “Investors” menu. You may also obtain a copy of the Ethics Policy without charge by writing to: TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102, Attn: Secretary. Any additions or amendments to the Ethics Policy, and any waivers of the Ethics Policy for executive officers or directors, will be posted on the Corporate Governance page under the “Investors” menu of the Company’s website and similarly provided to you without charge upon written request to this address.
The Company has a telephone hotline staffed by an independent third party for employees and others to submit their concerns regarding violations or suspected violations of the Company’s Ethics Policy or violations of law and for reporting any concerns regarding accounting or auditing matters on a confidential anonymous basis. Employees and others can report concerns by calling 1-800-695-1704 or by emailing or writing to the addresses provided in the Company’s Whistleblower Protection & Ethics Violations Reporting Policy found on the Corporate Governance page of the Company’s website at www.tegna.com under the “Investors” menu. Any concerns regarding accounting or auditing matters so reported will be communicated to the Company’s Audit Committee.
Insider Trading and Anti-Hedging Policy
The Company has adopted a written insider trading and anti-hedging policy designed to comply with all applicable laws and regulations. The policy prohibits the purchase or sale of Company securities by officers, directors, and other employees while in
19	2025 Proxy Statement

Proposal 1—Election of Directors
possession of material nonpublic information. This policy includes detailed procedures regarding blackout periods, pre-clearance requirements for trades by our directors and certain Company personnel, and reporting obligations for all insider transactions. The full policy is available on the Company’s website at www.tegna.com under the “Investors” menu and is filed as Exhibit 19 to our Annual Report on Form 10-K.
Related Transactions; Compensation Committee Interlocks and Insider Participation
Our Company has not had compensation committee interlocks with any other company, nor has our Company engaged in any transactions with related persons (as defined in Item 404 of Regulation S-K) since January 1, 2024, the first day of our last fiscal year. Although no such related transactions have occurred or are anticipated, the Board has adopted a related person transaction policy that outlines the procedures that the Board will follow in connection with reviewing any future transactions involving the Company and related persons. The policy takes into account the categories of transactions that the Board has determined are not material in making determinations regarding independence and requires directors and executive officers to notify the Company’s Chief Legal Officer of any potential related person transactions.
20	2025 Proxy Statement

2	Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal 2 on the proxy card)

The Audit Committee of the Board of Directors is responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. PricewaterhouseCoopers LLP (PwC) has served as the Company’s independent registered public accounting firm since 2019. Representatives of PwC attended all meetings of the Audit Committee in 2024.
Pre-Approval Policy
In accordance with SEC and Public Company Accounting Oversight Board (PCAOB) rules, the Audit Committee has adopted a policy for pre-approving audit and non-audit services performed for the Company by PwC, as well as the fees for such services. The policy outlines what services may be pre-approved, as well as the process for pre-approval. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence.
Factors Considered in Determining to Re-engage PwC as the Company’s Independent Auditor
The Audit Committee reviews and assesses annually the qualifications and performance of the independent auditor. As part of the Committee’s annual review of PwC and consideration to re-appoint PwC as the Company’s independent auditor for the fiscal year ending December 31, 2025, the Committee reviewed and considered, among other factors:
▪
PwC’s past performance

▪
Industry and technical expertise

▪
Engagement team continuity

▪
Sufficiency of resources

▪
Independence, objectivity and professional skepticism

▪
Fees

▪
Communication and interaction

The Audit Committee also considered the overall quality of PwC’s services, including whether PwC meets commitments and deadlines, is responsive and communicative, proactively identifies opportunities and risks, and whether PwC’s fees fairly reflect the value of the services provided. The Audit Committee closely evaluated the firm’s understanding of the Company’s business and industry, its communication and interactions with the Company and the Audit Committee, and whether PwC demonstrates integrity, objectivity and independence. In all cases, the Audit Committee determined that PwC met or exceeded the Company’s expectations.
Based on all the foregoing factors, the Audit Committee has appointed PwC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025.
Upon the recommendation of the Audit Committee, the Board of Directors is submitting the appointment of PwC as the Company’s independent registered public accounting firm for shareholder ratification at the 2025 Annual Meeting.
21	2025 Proxy Statement

Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm
Our By-laws do not require that the shareholders ratify the appointment of PwC as our independent registered public accounting firm. We are seeking ratification because we value our shareholders’ views on the Company’s independent registered accounting firm and believe it is a good corporate governance practice. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain PwC, but in its discretion may choose to retain PwC as the Company’s independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its shareholders.
Attendance at 2025 Annual Meeting
A representative of PwC is expected to attend the 2025 Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

The Board of Directors unanimously recommends that shareholders vote “FOR” the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the current year.

22	2025 Proxy Statement

Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm
Report of the Audit Committee
During fiscal years 2023 and 2024, the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), billed the Company the following fees and expenses:
	2023	2024
Audit Fees(1)	$2,750,000	$2,717,813
Audit-Related Fees(2)	$405,000	$423,200
Tax Fees(3)	$268,537	$153,032
All Other Fees(4)	$900	$2,000
Total	$3,424,437	$3,296,045

(1)
Audit Fees include professional services rendered in connection with the annual integrated audit of the Company’s consolidated financial statements, internal control over financial reporting, and the review of quarterly reports on Form 10-Q. In 2023, Audit Fees include $95,000 for valuation and accounting work relating to the Company’s investment in MadHive, Inc., $44,000 for debt comfort work related to the then-proposed Standard General merger, and $35,000 for accounting work relating to the Company’s share repurchase program. In 2024, Audit Fees include $100,000 for testing of systems, controls, and transactions due to the Octillion acquisition. All of these fees were pre-approved by the Audit Committee as described below.

(2)
Audit-Related Fees include professional services rendered in connection with the audit of employee benefit plans and merger/acquisition-related work. In 2023, the Company incurred $200,000 in employee benefit audit fees, $180,000 in fees related to due diligence for the Octillion acquisition, and $25,000 in fees related to technical accounting support for the then-proposed Standard General merger. In 2024, the Company incurred employee benefit plan audit fees of $207,500 and $215,700 in fees related to due diligence for the Octillion acquisition. All of these services were pre-approved by the Audit Committee as described below.

(3)
Tax Fees principally relate to tax planning services and advice in the U.S. For 2023, Tax Fees also include $225,000 in services related to the termination of the Standard General merger agreement. All of these services were pre-approved by the Audit Committee as described below.

(4)
All Other Fees relate to the Company’s use of PwC’s disclosure checklist tool.

The Audit Committee has adopted a policy for the pre-approval of services provided by the Company’s independent registered public accounting firm. Under that policy, particular services or categories of services have been pre-approved, subject to a specific budget. Periodically, but at least annually, the Audit Committee reviews and approves the list of pre-approved services and the maximum threshold cost of performance of each. The Audit Committee is provided with a status update on all services performed by the Company’s independent registered accounting firm periodically throughout the year and discusses such services with management and the independent registered accounting firm. Pursuant to its pre-approval policy, the Audit Committee has delegated pre-approval authority for services provided by the Company’s independent registered accounting firm to its Chair, Stuart J. Epstein. Mr. Epstein may pre-approve up to $100,000 in services provided by the independent registered accounting firm, in the aggregate at any one time, without consultation with the full Audit Committee, provided that he reports such approved items to the Audit Committee at its next scheduled meeting. In determining whether a service may be provided pursuant to the pre-approval policy, the primary consideration is whether the proposed service would impair the independence of the independent registered public accounting firm.
In connection with its review of the Company’s 2024 audited financial statements, the Audit Committee received from PwC written disclosures and a letter regarding PwC’s independence in accordance with applicable requirements of the Public Company Accounting Oversight Board (PCAOB), including a detailed statement of any relationships between PwC and the Company that might bear on PwC’s independence, and has discussed with PwC its independence. The Audit Committee considered whether the provision of non-audit services by PwC is compatible with maintaining PwC’s independence. PwC stated that it believes it is in full compliance with all of the independence standards established by the various regulatory bodies. The Audit Committee also discussed with PwC various matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
The Audit Committee met with management, the Company’s internal auditors and representatives of PwC to review and discuss the Company’s audited financial statements for the fiscal year ended December 31, 2024. Based on such review and discussion as well as the Committee’s reviews and discussions with PwC regarding the various matters mentioned in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Form 10-K for the 2024 fiscal year. The Board approved that recommendation.
Audit Committee
Stuart J. Epstein, Chair
Gina L. Bianchini
Catherine Dunleavy
Karen H. Grimes
Henry W. McGee
Melinda C. Witmer
23	2025 Proxy Statement

Executive Compensation
Executive Compensation
Compensation Discussion and Analysis
The Leadership Development and Compensation Committee of the Board of Directors (the “Committee”) believes that the 2024 compensation of our Named Executive Officers appropriately reflects and rewards their significant contributions to the Company’s performance.
The Committee continuously reviews the structure of our executive compensation program and, based on shareholder feedback over recent years, has endeavored to further strengthen the link between pay and performance, while enhancing our disclosure of executive compensation structure and practices.
This Compensation Discussion and Analysis (CD&A) explains the guiding principles and practices upon which our executive compensation program is based and the 2024 compensation paid to our Named Executive Officers (also referred to as “NEOs”). A brief biography of each of our NEOs, other than Mr. Steib, is set forth below.
Michael Steib(1) President and Chief Executive Officer (August 2024-present)
For information about Mr. Steib, please see his biography in the Information about the TEGNA Nominees section on page 6 of this Proxy Statement.
Age: 48
Julie Heskett Senior Vice President and Chief Financial Officer (January 2024-present)

Previously:
▪
Senior Vice President, Financial Planning and Head of Investor Relations, TEGNA inc. (December 2021-December 2023)

▪
Senior Vice President, Financial Planning and Business Operations, TEGNA Inc. (June 2017-December 2021)

Responsibilities:
Ms. Heskett is responsible for overall financial management of the Company, including accounting, internal audit, short- and long-term financial strategy, planning and analysis, corporate treasury; investor relations, and tax. She has been instrumental in transforming TEGNA’s finance organization, leading to greater efficiency through shared service centers for accounting, accounts payable and payroll, and creating regional finance directors and analysts across operating units. She spearheads the Company’s strategic sourcing and analysis function and oversees the Company’s controller and treasury functions.

Age: 52
24	2025 Proxy Statement

Executive Compensation
Lynn Beall(2) Executive Vice President and Chief Operating Officer of Media Operations (June 2017-present)

Responsibilities:
Ms. Beall leads operations across the Company’s 64 broadcast stations that reach approximately 39% percent of all television households nationwide. This includes setting the vision and strategy for content and sales innovation initiatives that are transforming local journalism and marketing solutions in the digital age. Due to these efforts, TEGNA has won more national Alfred I. duPont-Columbia University, Edward R. Murrow and Peabody awards than any other local broadcaster in the past five years.
Other Engagements:
▪
Vice Chair, National Association of Broadcasters Television Board

▪
Director, T. Howard Foundation

▪
Director, National Association of Broadcasters Leadership Foundation

▪
Member of Executive Committee of the CBS Television Affiliates Association Board

Age: 64
Tom Cox Senior Vice President and Chief Growth Officer (February 2024-present)

Previously:
▪
Senior Vice President, Business Development and President, Premion (January 2020-February 2024)

▪
Senior Vice President, Business Development (June 2017-January 2020).

Responsibilities:
Mr. Cox is responsible for all of the Company’s corporate M&A and business development initiatives, station affiliation partnerships, multichannel distribution and Premion’s connected TV advertising business. He has more than twenty years of experience leading operations, strategy, and business development teams focused on companies at the intersection of media and technology. He has led cross-functional teams at TEGNA since joining the Company in 2011, including as president of Premion, TEGNA’s streaming/CTV advertising service.

Age: 47
Alex Tolston(3) Senior Vice President and Chief Legal Officer (October 2024-present)

Previously:
Executive Vice President, Chief Legal Officer and Corporate Secretary of Hemisphere Media Group, Inc. (2013-2022)
Responsibilities:
Mr. Tolston leads the Company’s legal department and oversees all legal functions across a broad range of disciplines including corporate governance, content creation and distribution, regulatory, ethics and compliance, M&A, capital markets, and litigation and support TEGNA’s long-term direction and growth.

Age: 44
25	2025 Proxy Statement

Executive Compensation
In addition, the following two individuals served as NEOs of the Company for a portion of 2024:
▪
David Lougee, Former President and Chief Executive Officer. Mr. Lougee retired from this position on August 12, 2024.

▪
Lauren Fisher(4), Former Senior Vice President and Chief Legal Officer. Ms. Fisher separated from the Company on September 6, 2024.

(1)
Mr. Steib joined the Company as President and Chief Executive Officer on August 12, 2024.

(2)
Ms. Beall’s married and legal surname is “Trelstad.” “Beall” is Ms. Trelstad’s maiden name and the name she uses for business purposes.

(3)
Mr. Tolston joined the Company as Senior Vice President and Chief Legal Officer on October 21, 2024.

(4)
Ms. Fisher’s married and legal surname is “Fisher Newberg.” “Fisher” is Ms. Fisher Newberg’s maiden name and the name she uses for business purposes.

Executive Summary
PAY FOR PERFORMANCE
The Committee supports compensation policies that place a heavy emphasis on pay for performance. The substantial majority of our NEOs’ compensation is variable based on performance, including the NEOs’ annual bonus and long-term equity awards. The LTI awards consist of performance shares that may be earned, if at all, based on the Company’s achievement of performance goals established by the Committee, as well as restricted stock units (RSUs), the grant value of which can vary based on the Committee’s review of prior year performance and the ultimate value of which will vary based on stock price performance during the vesting period. We believe this strengthens the pay for performance aspect of the Company’s long-term incentive program, and the compensation program overall. Mr. Steib’s target annual equity grant is comprised of 70% performance shares and 30% RSUs, and our other NEOs’ target annual equity grants are comprised of 55% performance shares and 45% RSUs.
*
Based on the ongoing target compensation established for Mr. Steib in his offer letter

26	2025 Proxy Statement

Executive Compensation
LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE RESPONSIBILITIES
The Committee oversees the Company’s executive compensation program and is responsible for:
▪ Evaluating and approving the Company’s executive compensation plans, principles and programs, as well as overseeing the compensation program for non-employee directors.	▪ Reviewing and approving on an annual basis corporate goals and objectives relevant to the compensation of the Company’s CEO and its other senior executives.
▪ Administering the Company’s equity incentive plans and granting bonuses and equity awards to our senior executives.	▪ Reviewing risks relating to the Company’s executive compensation plans, principles and programs.
▪ Oversight and administration of policies relating to the recoupment of erroneously awarded executive compensation under the Company’s clawback policy.	▪ Oversight of the Company’s succession planning, talent development and training initiatives.
The Committee also regularly reviews other components of executive compensation, including benefits, perquisites and post-termination pay. The Board has historically delegated to the Company’s CEO the authority for approving equity grants to employees other than our senior executives within the parameters of a pool of shares approved by the Board.
GUIDING PRINCIPLES
In making its NEO compensation decisions, the Committee is guided by the following principles:

▪
Pay for performance—Compensation should place a heavy emphasis on pay for performance and substantial portions of total compensation should be “at risk.”

▪
Attract, retain and motivate—Compensation should help us attract and retain superior executive talent and motivate key employees to ensure our overall success and long-term strength.

▪
Fairness and Shareholder Alignment—Compensation should be fair to both executives and shareholders and should align the interests of our executives with those of our shareholders.

▪
Pay competitively—Compensation opportunities generally should be in line with those afforded to executives holding similar positions at comparable companies, although we expect variability based on role and incumbent-specific circumstances.

▪
Promote stock ownership—Compensation in the form of equity grants should allow our executives to acquire and maintain a meaningful level of investment in Company common stock consistent with our stock ownership guidelines. This helps to align the economic interests of our executives with those of our shareholders. The Committee regularly reviews the levels of senior executive stock ownership.

The following table reflects the minimum stock ownership guideline for each NEO. The Company’s stock ownership guidelines require that executives hold all after-tax shares they receive from the Company as compensation until they have met the stock ownership guidelines detailed above. As of the date of this Proxy Statement, all of the Company’s current NEOs exceed their minimum ownership guideline.
Name	Minimum Guideline Multiple of Base Salary
Mr. Steib	5X
Ms. Heskett	3X
Ms. Beall	2X
Mr. Cox	1X
Mr. Tolston	1X

27	2025 Proxy Statement

Executive Compensation
COMPENSATION-RELATED GOVERNANCE PRACTICES
The Board’s commitment to strong corporate governance practices extends to the compensation plans, principles, programs and policies established by the Committee. The Company’s compensation-related governance practices and policies of note include the following:
✓	Performance-based pay. A significant percentage of the compensation we provide to our NEOs is performance-based.	✓	Risk evaluation. We regularly evaluate the risks associated with the Company’s compensation plans and programs and consider the potential relationship between compensation and risk taking.
✓	Outcome alignment. Each year we review the Company’s compensation and financial performance against internal budgets, financial results from prior years, market and peer performance, and Comparative Market Data (defined below) to make sure that executive compensation outcomes are aligned with the absolute and relative performance of the Company.	✓	Double-trigger equity vesting upon a change in control. We accelerate the vesting of equity awards in connection with a change in control only upon a double trigger (i.e., upon an executive’s qualifying termination of employment within two years following the date of the change in control) unless the awards are not continued or assumed, in which case the awards immediately vest.
✓	Cap on incentive payouts. We cap the maximum payout under the annual bonus plan and performance share awards at 200% of target.	✓	Anti-hedging. We maintain a policy that prohibits the Company’s employees and directors from hedging or short-selling the Company’s shares.
✓	Clawback. We have an executive clawback policy and a general recoupment policy, which provide for clawback of erroneously-awarded incentive compensation in the event of an accounting restatement as well as recoupment in the event of an employee’s gross negligence or intentional misconduct that causes the Company material harm.	✓	Anti-pledging. We prohibit the Company’s executive officers and directors from pledging the Company’s shares.
✓	No unearned dividends. We do not pay dividends or dividend equivalents on unearned performance shares or unpaid restricted stock unit awards granted to employees.	✓	Multi-dimensional performance assessment. In determining annual bonuses and long-term incentive grants, we assess NEO performance against a number of metrics covering the income and cash-flow statements and quantitative and qualitative performance objectives tailored for each executive.
✓	All new change-in-control arrangements are double trigger without excise tax gross-ups. Severance for executives who became eligible to participate in a change in control severance plan after April 15, 2010 is double trigger and those executives are not eligible for an excise tax gross-up.	✓	No excessive perquisites. We do not provide significant perquisites to our named executive officers.
Say on Pay
The Committee reviews and thoughtfully considers the results of Say on Pay votes when evaluating our executive compensation program. Our shareholders strongly supported our executive compensation program at the Company’s 2024 Annual Meeting, with 89.7% of the votes cast in favor of our Say on Pay proposal. As a result, we did not make any specific changes to our executive compensation programs as a result of the Say on Pay vote at the 2024 Annual Meeting. The Committee values feedback from its shareholders, and will continue to consider the results from Say on Pay votes and feedback received through shareholder outreach in its compensation decisions.
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EXECUTIVE TRANSITIONS IN 2024
NEO compensation in 2024 was impacted by the following transitions:
▪
Mr. Steib joined TEGNA as our President and Chief Executive Officer effective August 12, 2024. As part of his offer letter, the Committee established his base salary at an annual rate of $1,000,000, and specified that he would receive a prorated bonus for 2024 at his target level of 150% of salary. He also received an initial equity award consisting of RSUs with a value of $4,000,000 and performance shares with a value of $2,000,000, collectively representing his long-term incentive opportunity for 2024 and a make-whole of certain compensation forfeited in connection with the termination of his prior employment. The offer letter also established a target long-term incentive opportunity equal to 550% of his annual base salary beginning in 2025.

▪
Mr. Lougee entered into a letter agreement in connection with his retirement as President and Chief Executive Officer effective August 12, 2024. The letter agreement provided that, following Mr. Lougee’s retirement as President and Chief Executive Officer, he would continue to be employed as a senior advisor to the Company to assist in ensuring an effective transition until August 31, 2025 (the “Advisory Period”) unless terminated earlier in accordance with the agreement. Mr. Lougee was eligible for an annual bonus payment for the portion of 2024 that he served as President and Chief Executive Officer. During the Advisory Period, Mr. Lougee will receive a salary at an annual rate of $550,000 but will not be eligible for any additional annual bonus or long-term incentives. Any equity awards and the cash retention award that Mr. Lougee held at the time of his retirement will continue to vest during the Advisory Period. He also remains subject to certain restrictive covenants during the Advisory Period.

▪
Ms. Fisher departed the company on September 6, 2024. As a result of her termination without cause, she received benefits per the terms of our Executive Severance Plan and a prorated bonus based on her period of service and actual performance. For additional information, please see “Separation Payment to Ms. Fisher” on page 56 of this Proxy Statement.

▪
On September 16, 2024, TEGNA announced that the position of EVP and Chief Operating Officer of Media Operations would be eliminated in connection with a restructuring of our operations. As a result, the Committee approved a letter agreement with Ms. Beall providing for her continued services through August 31, 2025 to ensure an orderly wind-down of her responsibilities.

▪
Mr. Tolston joined TEGNA as our SVP and Chief Legal Officer effective October 21, 2024. His offer letter established his base salary at an annual rate of $500,000, and specified that he would receive a prorated bonus for 2024 at his target level of 85% of salary. He also received an initial award of RSUs with a value of $500,000 representing his long-term incentive opportunity for 2024. The offer letter also established a target long-term incentive opportunity equal to 200% of his annual base salary beginning in 2025.

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Overview of Executive Compensation Program
Key Components of Annual Compensation Decisions
The table below describes key components of the Company’s 2024 executive compensation program, which generally remained unchanged from 2023.
	Component	Description	Performance Considerations	Pay Objective
Short-term Cash Compensation	Base Salary	Pay for service in executive role.	Based on the nature and responsibility of the position, achievement of key performance indicators, internal pay equity among positions and competitive market data.	Attraction and retention. Base salary adjustments also allow the Committee to reflect an individual’s performance, scope of the position, and/or changed responsibilities.
	Annual Bonus	Short-term program providing NEOs with an annual cash bonus payment.	Based on the Committee’s assessment of each NEO’s achievement of annual key performance indicators as well as contributions to Company-wide performance.	Reward performance in attaining Company and individual performance goals based on the Company’s financial and strategic goals on an annual basis.
Long-term Equity Incentives	Performance Shares	Long-term equity grants that vest based on the Company’s Adjusted EBITDA and Free Cash Flow as a Percentage of Revenue performance over a two-year period compared to preset targets set by the Committee.	Based on the measurement of the Company’s performance against two important financial metrics on which the Company focuses from a strategic growth perspective. The value of awards is also tied to the Company’s share price performance during the three-year vesting period.	Reward longer-term performance in attaining Company performance goals, which in turn drives shareholder value creation; align the interests of executives with those of shareholders; and promote retention and foster stock ownership.
	Restricted Stock Units (RSUs)	Long-term equity grants that generally vest over four years on a pro rata basis.	Alignment with shareholders through Company share price performance and the creation of shareholder value.	Align the interests of executives with those of shareholders, promote retention and foster stock ownership.
How the Committee Determines NEO Compensation
The Committee determines NEO compensation in its sole discretion based on its business judgment, informed by the experience of the Committee members, input from Meridian (the Committee’s independent compensation consultant), Comparative Market Data (as defined on page 31 below), the Committee’s and the CEO’s assessment of each NEO, achievement performance objectives, the Company’s performance and progress towards achievement of its strategic plan and the challenges confronting our business. No NEO participates in the determination of his or her own compensation.
The Committee does not focus on a specific financial metric, but rather undertakes a holistic assessment of performance on critical quantitative and qualitative goals in furtherance of our compensation guiding principles described in the Executive Summary of this Compensation Discussion and Analysis.
The Committee assesses the degree and extent of achievement of meaningful performance areas as a principal tool for making NEO compensation decisions. These indicators consist of qualitative and quantitative goals organized in two primary areas:
▪
Profit and Revenue Goals, which include, as appropriate, revenue, adjusted EBITDA, operating income, adjusted free cash flow, digital revenue and other financial goals for the Company and the respective businesses and/or functions over which each NEO has operational or overall responsibility; and

▪
Strategic and Business Goals, which include specific areas in which the NEO is asked to innovate and collaborate to adopt and implement new products and programs in support of the Company’s strategic plan.

The Committee’s assessment of individual NEO performance versus these factors is holistic, with no particular weighting ascribed to achievement of any particular item in any area. This allows for the Committee to assess each of our NEOs’ performance against the
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goals and metrics that are most pertinent to the area of focus for each NEO and most appropriately measure his or her performance, with the ultimate goal of aligning pay and performance for each NEO. While the Committee takes into consideration the degree of achievement of each NEO in these areas and the Company performance goals and financial measures set forth above in making compensation decisions, the Committee exercises its business judgment, in its sole discretion, to set NEO compensation.
Comparative Market Data
To assist the Committee in making decisions affecting NEO compensation opportunities, the Committee, with support from Meridian, its independent advisor, reviewed a report from Company management providing, among other things, executive compensation market data. The report included data from the Willis Towers Watson Media Compensation Survey, the Willis Towers Watson General Industry Executive Compensation Survey, the Equilar Media & Technology Survey, Equilar General Industry data, and the Radford Global Compensation Survey (collectively, “Comparative Market Data”).
Through use of this data, the Committee compares NEO salaries, bonus opportunities and equity compensation opportunities to those of companies in the media sector and other companies with comparable revenues to confirm that the elements of our compensation program and the compensation opportunities we afford our executives are appropriately competitive. The Committee does not, however, target elements of compensation nor total compensation to a certain range, percentage or percentile within the Comparative Market Data.
BASE SALARY
We pay our NEOs base salaries to compensate them for service in their executive role. Salaries for NEOs take into account:
▪
the nature and responsibility of the position;

▪
the achievement of performance objectives, both historically and in the immediately prior year, if available;

▪
internal pay equity among positions; and

▪
Comparative Market Data as described above.

The table below shows the 2024 annual NEO base salary rate set by the Committee based on the foregoing factors. The actual salary received by our NEOs during 2024 is provided in the Summary Compensation Table on page 44 of this Proxy Statement.
Executive	2024 Base Salary
Mr. Steib(1)	$1,000,000
Ms. Heskett	$530,000
Ms. Beall	$700,000
Mr. Cox	$600,000
Mr. Tolston(2)	$500,000
Mr. Lougee(3)	$1,100,000
Ms. Fisher(4)	$475,000

(1)
Mr. Steib’s 2024 annual base salary rate was established at the time of his hire. His actual salary was prorated based on the number of days he was employed by the Company in 2024.

(2)
Mr. Tolston’s 2024 annual base salary rate was established at the time of his hire. His actual salary was prorated based on the number of days he was employed by the Company in 2024.

(3)
The amount specified in this table for Mr. Lougee represents the annual base salary rate approved by the Committee in February 2024 for his service as President and Chief Executive Officer. As noted above, following his retirement as President and Chief Executive Officer, his base salary rate was changed to $550,000 for his service during the Advisory Period.

(4)
The amount specified in this table for Ms. Fisher represents the annual base salary rate approved by the Committee in February 2024 prior to her separation from the Company on September 6, 2024.

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ANNUAL BONUSES
ANNUAL BONUS OPPORTUNITY
Our NEOs participate in an annual bonus program designed to reward each NEO’s contribution to overall Company results and attainment of strategic business objectives during the year. Annual bonuses therefore can vary in amount from year to year.
The Committee, in consultation with Meridian, determined the target bonus opportunities for each NEO. The Committee established these amounts, which are based on a target percentage of each NEO’s base salary, after thorough consideration of:
▪
the nature and responsibility of the position;

▪
internal pay equity among positions; and

▪
Comparative Market Data.

Based on these factors, the Committee approved the 2024 target bonus opportunities set forth below for our NEOs. Each NEO could have earned between zero percent and 200 percent of his or her target bonus opportunity based on the level of achieved performance.
As noted above, Mr. Steib and Mr. Tolston’s offer letters provided that they would receive prorated bonuses of their actual base level compensation received for 2024 based on the target levels specified (150% and 85% of salary, respectively).
Executive	Base Salary	Target Percentage of Base Salary	Target Bonus Amount
Ms. Heskett	$530,000	90%	$477,000
Ms. Beall	$700,000	100%	$700,000
Mr. Cox	$600,000	100%	$600,000
ANNUAL BONUS PAYOUT FOR 2024
The Committee determined the extent to which each of our NEOs earned his or her respective 2024 bonus, based on the overall performance of the Company’s against its annual financial and qualitative performance goals for the year. The Committee considered the performance of the Company across a broad spectrum of profit and revenue goals, including total revenues, operating income, net income, earnings per share, Adjusted EBITDA, EBITDA margins, subscription revenue and free cash flow as a percentage of revenue. The Committee selected these financial measures because, individually and collectively, they represent the most significant financial aspects of our Company that we believe drive our financial success and enhance shareholder value.
The Committee also compared the Company’s reported performance with respect to each of these financial performance measures against goals approved by the Board at the beginning of the year, financial results from prior years, and financial performance of peer companies and the industry.
In determining the annual bonus payouts for each NEO, the Committee also considered each individual’s performance against his or her individual strategic and business goals within the framework of the Company’s overall financial performance, which finished below the Company’s expectations for the year. Based on its comprehensive review of these considerations, the Committee determined to pay annual bonuses to the eligible NEOs as set forth below.
Executive	Bonus
Mr. Steib(1)	$583,562
Ms. Heskett	$450,000
Ms. Beall	$650,000
Mr. Cox	$565,000
Mr. Tolston(1)	$83,836
Mr. Lougee(2)	$950,000
Ms. Fisher(3)	$235,060
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(1)
As noted above, Mr. Steib’s and Mr. Tolston’s respective 2024 bonuses were established and paid in connection with their respective offer letters, which provided for prorated bonuses at target.

(2)
Under the terms of his letter agreement with the Company, Mr. Lougee was entitled to receive a 2024 annual bonus based on his actual performance, prorated based on his period of service as President and Chief Executive Officer of the Company during 2024.

(3)
Pursuant to the terms of Ms. Fisher’s separation letter with the Company, she was entitled to receive an annual bonus for fiscal year 2024 based on her actual performance, prorated based on the number of days she was employed by the Company during the year.

LONG-TERM INCENTIVES
The Company’s long-term incentive program (the “LTI Program”) consists of awards of Performance Shares and Restricted Stock Units. The Performance Shares are based on the Company’s adjusted EBITDA and Free Cash Flow metrics, which the Committee views as critical to measuring our success in creating value for shareholders. The Committee uses a two-year performance cycle for the Performance Shares in order to address the significant cyclical revenue increase the Company experiences in even-numbered years due to political spending during mid-term and presidential election years as a result of the Company’s strong political footprint.
PSU Performance Period	2022	2023	2024	2025	2026
2022-2024	Political	Off Year	Vesting
2023-2025		Off Year	Political	Vesting
2024-2026			Political	Off Year	Vesting
Under the Performance Share program, grants are made, and a new two-year performance cycle begins, each year. At the end of each two-year performance cycle, the number of shares of Company common stock earned will be determined based upon the Company’s level of achievement versus the aggregate financial performance target or targets set by the Committee for that cycle. Any earned shares of Company common stock will not be distributed to executives until after the completion of the three-year service period. If the Company fails to meet threshold performance against a financial performance metric at the end of any performance cycle, no Performance Shares will be earned and no payout of shares of Company common stock will be made with respect to that financial performance metric.
Long-Term Equity Awards under the 2024 LTI Program
For the March 1, 2024 grants, the Committee determined total long-term equity award target values for each NEO (other than Mr. Steib and Mr. Tolston, who had not yet joined the Company) taking into account the following factors:
▪
recommendation of Mr. Lougee (who was serving as the Company’s President and CEO on March 1, 2024) and the Senior Vice President and Chief Human Resources Officer (other than for Mr. Lougee);

▪
the nature and responsibility of the NEO’s position;

▪
internal pay equity among positions;

▪
Comparative Market Data;

▪
individual performance against KPIs;

▪
the financial performance of the Company and the operations for which the NEO is responsible; and

▪
the Company’s progress towards the goals of its strategic plan.

Based on the foregoing factors, the Committee approved 2024 total long-term equity award target values for each of the applicable NEOs, which are shown in the table below. For 2024, based on Comparative Market Data Ms. Beall’s target was increased from 200% to 250% and Mr. Lougee’s target was increased from 500% to 550% to ensure that their respective compensation remained competitive with market levels.
Executive	2024 Base Salary	Long-Term Award Target Percentage	Total Long- Term Award Target Value
Ms. Heskett	$530,000	225%	$1,192,500
Ms. Beall	$700,000	250%	$1,750,000
Mr. Cox	$600,000	200%	$1,200,000
Mr. Lougee	$1,100,000	550%	$6,050,000
Ms. Fisher	$475,000	200%	$950,000
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On March 1, 2024, the long-term equity award target value for each NEO was translated into a target award of Performance Shares and an award of RSUs based upon the Company’s closing stock price on February 29, 2024 (taking into account that dividends would not be paid on the Performance Shares or RSUs during the respective vesting periods), as follows:
Executive	Performance Shares (Target #)	RSUs
Ms. Heskett	51,522	41,470
Ms. Beall(1)	75,609	60,858
Mr. Cox	51,846	41,731
Mr. Lougee(2)	332,679	140,263
Ms. Fisher(3)	41,045	33,037

(1)
Per the terms of the award agreements, Ms. Beall’s grants will be subject to pro-rata treatment upon her termination of employment on or before August 31, 2025. For a further discussion of the payments Ms. Beall will receive upon her termination from the Company, see “Separation Payments to Ms. Beall” on page 55 of this Proxy Statement.

(2)
Per the terms of his letter agreement, Mr. Lougee’s grant will continue to vest during the Advisory Period. Per the terms of the award agreements, upon Mr. Lougee’s departure from the Company following the Advisory Period, Mr. Lougee’s grants will be subject to pro-rata treatment. For a further discussion of the payments Mr. Lougee will receive upon his termination of employment from the Company, see “Separation Payments to Mr. Lougee” on page 55 of this Proxy Statement.

(3)
Ms. Fisher’s unvested awards were forfeited upon her separation from the Company on September 6, 2024.

Mr. Steib and Mr. Tolston each received a one-time equity award as part of their respective agreements to join the Company. The amounts of these awards, and the corresponding number of equity units each received (which, in the case of Mr. Steib, was a combination of 2024 performance shares and RSUs and, in the case of Mr. Tolston, were only RSUs) as of the applicable grant date are shown in the table below. These performance shares and RSUs were granted under the same vesting schedule and other terms as the 2024 performance shares and RSUs granted to the other NEOs discussed above.
Executive	Long-Term Award Value	Performance Shares (Target #)	RSUs
Mr. Steib	$6,000,000	157,729	309,598
Mr. Tolston	$500,000	—	27,887
2024 Performance Share Awards
The 2024 Performance Share grants are subject to achievement against the following Committee-approved performance metrics measured over the applicable performance cycle:
Performance Metric	Weighting(1)	Description
Adjusted EBITDA	2/3	Compares, in percentage form, (1) the sum of the actual Adjusted EBITDA generated by the Company in each of the two applicable fiscal years, to (2) the sum of the target budgeted amounts of Adjusted EBITDA set by the Committee in connection with its annual budget review process for such fiscal years.
Free Cash Flow as a Percentage of Revenue	1/3	Compares, in percentage form, (1) the aggregate amount of Free Cash Flow generated by the Company in the two applicable fiscal years measured as a percentage of the aggregate total Company revenues generated by the Company in such fiscal years, to (2) the weighted average of the targeted level of Free Cash Flow as a percentage of total Company revenues set by the Committee in connection with its annual budget review process for such fiscal years.

(1)
The Performance Shares place a higher weighting on Adjusted EBITDA given the importance of meeting our profitability expectations.

For purposes of the 2024 Performance Share awards:
▪
“Adjusted EBITDA” means net income from continuing operations before (1) net loss attributable to redeemable noncontrolling interest, (2) income taxes, (3) interest expense, (4) interest income, (5) other non-operating items, net, (6) M&A-related costs, (7) employee retention costs, (8) workforce restructuring costs, (9) asset impairment and other, (10) earnout adjustments, (11) depreciation, (12) amortization of intangible assets, and (13) expense related to performance share long-term incentive awards.

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Net income from continuing operations may be further adjusted to exclude unusual or non-recurring charges or credits to the extent and in the amount such items are separately reported or discussed in the financial statements and notes thereto or in management’s discussion and analysis of the financial statements in a periodic report filed by the Company under the Exchange Act.
▪
“Free Cash Flow” means “net cash flow from operating activities” less “purchase of property and equipment”, each as reported in the Company’s consolidated statements of cash flows, and adjusted to exclude (1) voluntary pension contributions, (2) capital expenditures required either by government regulators or due to natural disasters offset by any reimbursements of such expenditures (e.g., from the U.S. government or an insurance company), and (3) the same adjustments made to Adjusted EBITDA, other than income taxes and interest to the extent of their impact on Free Cash Flow. When calculating Free Cash Flow in respect of the 2024 Performance Shares, actual changes in working capital for the year will be disregarded to the extent they are greater than or less than the $20 million collar specified by the Committee from the target change in working capital. The “collar” limits the effect of volatility in working capital that can impact the Company’s Free Cash Flow.

The following table illustrates the ranges of potential payouts based on threshold, target and maximum performance levels for each financial performance metric adopted by the Committee for the applicable performance cycle:
	Actual versus Target	Applicable Payout Percentage*
Below Threshold (80%)	<80%	0
Threshold	80%	65%
Target	100%	100%
Maximum	110%	200%
Above Maximum	>110%	200%

*
The Applicable Payout Percentage is calculated using straight line interpolation for points between Threshold and Target and for points between Target and Maximum.

The Company does not publicly disclose its expectations of how it will perform on a prospective basis in future periods or specific long-term incentive plan targets applicable under its compensation programs due to potential competitive harm. The target performance goals for Adjusted EBITDA and Free Cash Flow for each two-year performance cycle are designed to be appropriately challenging based on internal forecasts and the Company’s historical results, and there is a risk that payments will not be made at all or will be made at less than 100% of the target amount.
“Earned” Performance Shares generally vest on the expiration of the three-year vesting service period (the Incentive Period) only if the executive continues to be employed by the Company through the last day of the vesting service period, subject to certain exceptions for terminations due to death, disability, retirement (defined as 65 years of age or at least 55 years of age with at least five years of service) or a change in control of the Company.
Following the end of the vesting service period, each executive who has earned Performance Shares will receive the number of shares of Company common stock earned for the performance cycle, less withholding taxes. Dividends are not paid or accrued on Performance Shares.
The vesting of the Performance Share grants will not accelerate in connection with a change in control unless the executive has a qualifying termination of employment within two years following the date of the change in control or the grants are not continued or assumed (e.g., the grants are not equitably converted or substituted for awards of the successor company) following the change in control. In the event a change in control occurs prior to the expiration of the applicable performance period, the executive will receive (if the vesting requirements are satisfied) the target number of Performance Shares set forth in the executive award agreement for that Performance Share grant. In the event a change in control occurs after the expiration of the applicable performance period but prior to the expiration of the applicable vesting service period, the executive will receive (if the vesting requirements are satisfied) the number of Performance Shares earned during the applicable performance cycle.
2024 RSU Awards
The 2024 RSUs generally vest ratably over four years. At the time of vesting, the NEO will receive the number of shares of Company common stock equal to the number of RSUs that then vested, less withholding taxes. Executives are also entitled to receive a prorated portion of their RSUs upon retirement, disability or death. The vesting of the RSUs will not accelerate in connection with a change-in-control, unless the executive has a qualifying termination of employment within two years following the date of the change-in-control or the grants are not continued or assumed (e.g., the awards are not equitably converted or substituted for awards of the successor company) in connection with the change-in-control.
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Results for 2023 Performance Share Awards
In March 2023, Ms. Heskett, Ms. Beall, Mr. Cox and Mr. Lougee received Performance Share awards with a two-year performance cycle of January 1, 2023 through December 31, 2024, contingent on the Company achieving its two-year Adjusted EBITDA and Free Cash Flow as a Percentage of Revenue performance targets. (Mr. Steib, Mr. Tolston and Ms. Fisher were not employed by the Company in March 2023 and therefore did not receive these performance share awards.) The performance metric targets established by the Committee were designed to be challenging.
Performance Metric Targets for the 2023 Performance Shares
	Adjusted EBITDA	Cash Flow as a Percentage of Revenue
2023—2024 Total:	$1,936,526,000	18.3%(1)

(1)
Based on a Free Cash Flow target of $1,163,748,000 and a Revenue target of $6,349,758,000.

In February 2025, the Committee determined that the 2023-2024 Adjusted EBITDA and Cash Flow as a Percentage of Revenue performance metrics were achieved at $1,685,893,000 and 17.5%, respectively, which resulted in a payout percentage of 82.2% of the target number of 2023 performance shares. The Committee generally reserves the right to modify the calculations to adjust for impacts it deems appropriate. For the 2023 performance shares the Committee did not exercise this discretion to adjust the calculations. As a result, based on the 82.2% payout percentage, Ms. Heskett, Ms. Beall, Mr. Cox and Mr. Lougee earned the number of 2023 performance shares set forth below. The earned 2023 performance shares remain subject to service vesting requirements; they generally will be paid out shortly after February 28, 2026 to the extent the executive has satisfied the vesting requirements for such awards as of such date.
Executive	2023 Performance Shares
Ms. Heskett	12,081
Ms. Beall	35,990
Mr. Cox	16,611
Mr. Lougee	171,774
For each of Mr. Lougee and Ms. Beall, the number of 2023 performance shares they receive will be prorated pursuant to the terms of the TEGNA Inc. Executive Severance Plan following their respective terminations of employment from the Company in 2025. Per the terms of his letter agreement, Mr. Lougee’s grant will continue to vest during the Advisory Period.
Letter Agreement with David T. Lougee
As noted above, in 2024 Mr. Lougee informed the Board of his desire to retire from the Company. After a thorough search and vetting process, the Board selected Mr. Steib to succeed Mr. Lougee as the Company’s President and CEO. In connection with the appointment of Mr. Steib, in June 2024, the Board entered into a letter agreement with Mr. Lougee under which he would retire from his positions as President, CEO and director of the Company as of August 12, 2024 and serve as an advisor to Mr. Steib through August 31, 2025 to support the CEO transition.
Under the terms of the letter agreement, Mr. Lougee continued to receive his previously-approved 2024 compensation through August 12, 2024 and was entitled to receive a 2024 annual bonus, based on his actual performance in 2024, prorated based on his period of service as the Company’s President and CEO during 2024. In addition, during the Advisory Period, Mr. Lougee receives a base salary at an annual rate of $550,000 and is entitled to participate in the Company’s health and wellness plans and retirement plans to the same extent and at the same level of coverage as he participated as of the date of his retirement as President and CEO. Mr. Lougee’s prior equity grants will continue to vest during the Advisory Period. For a discussion of the amounts payable to Mr. Lougee upon his termination of employment from the Company, see “Separation Payments to Mr. Lougee” on Page 55 of this Proxy Statement.
Letter Agreement with Lynn Beall
In 2024 the Company informed Ms. Beall that, in connection with the restructuring of the Company’s operations, her position as Executive Vice President and Chief Operating Officer of Media Operations would be eliminated, resulting in termination of her
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employment. In connection with that termination, on September 18, 2024, the Company entered into a letter agreement with Ms. Beall to secure her continued service to the Company during the transition period. Under the terms of the letter agreement, Ms. Beall agreed to continue to serve in her current position until the date the position is eliminated but in no event later than August 31, 2025. If Ms. Beall’s position is eliminated prior to August 31, 2025, then Ms. Beall will continue to serve as an employee of the Company in the role of senior advisor through August 31, 2025.
Under the terms of the letter agreement, Ms. Beall will continue to receive a base salary at an annual rate of $700,000 until her termination from the Company. She will be eligible to receive an annual bonus for the period in 2025 in which she served as Executive Vice President and Chief Operating Officer of Media Operations, but not for the period when she serves as an advisor. The bonus will be paid in early 2026, consistent with the timeline for performance bonus determinations and payments for the Company’s other executives. The letter agreement also provides that Ms. Beall was not eligible to receive any additional equity grants in 2025. In addition, through her date of termination, Ms. Beall is entitled to continue to participate in the Company’s health and wellness plans and retirement plans to the same extent and at the same level of coverage as she participated as of the date of the letter agreement.
Ms. Beall’s separation from the Company on or before August 31, 2025 will be treated as a “qualifying termination” under the Company’s Executive Severance Plan, and her outstanding equity grants will be treated accordingly. For a discussion of the amounts payable to Ms. Beall upon her separation from the Company, see “Separation Payments to Ms. Beall” on page 55 of this Proxy Statement.
Benefits and Perquisites
The Company’s NEOs are provided a limited number of personal benefits and perquisites (described in footnote 5 to the Summary Compensation Table). The Committee’s objectives in providing these benefits are to provide protections for our NEOs and their families, to enable the Company to attract and retain superior management talent in a competitive marketplace, to complement other compensation components, and to help minimize distractions from our executives’ attention to important Company initiatives.
The personal benefits and perquisites the Company provides to our NEOs, including medical, life insurance and disability plans, are generally the same as those offered to other similarly situated senior executives. For additional information about these and other post-employment benefits, see the “Other Potential Post-Employment Payments” section of this Proxy Statement.
Post-Termination Pay
The Company sponsors post-termination pay plans that assist the Company in recruiting and retaining employees and in providing leadership stability and long-term commitment.
TEGNA Retirement Plan (TRP)
Prior to the spin-off of the Company’s publishing business into Gannett Co., Inc. in June 2015 (the “Gannett Spin-off”), eligible Company employees generally had earned benefits under the Gannett Retirement Plan (GRP). In connection with the Gannett Spin-off, the Company adopted the TEGNA Retirement Plan (TRP), a tax-qualified defined benefit retirement plan which assumed the GRP pension liabilities relating to Company employees. Accordingly, the TRP generally provides retirement income to certain of the Company’s U.S.-based employees who were employed before their benefits were frozen on August 1, 2008, at which time participants, including Mr. Lougee and Ms. Beall, ceased to earn additional benefits for compensation or service earned on or after that date. The TRP provides benefits for employees based upon years of credited service, and the highest consecutive five-year average of an employee’s compensation out of the final ten years of credited service, referred to as final average earnings, or FAE. Subject to Internal Revenue Code limits, compensation generally includes a participant’s base salary, performance-based bonuses, and pre-tax contributions to the Company’s benefit plans other than the TEGNA Deferred Compensation Plan (DCP). Until benefits commence, participants’ frozen benefits are periodically adjusted to reflect increases in a specified cost-of-living index (i.e., the consumer price index for all urban consumers published by the U.S. Department of Labor Bureau of Statistics for U.S. all items less food and energy).
Effective January 1, 1998, the Company made a significant change to the GRP for service after that date. Certain employees who were either retirement-eligible or had a significant number of years of service with the Company were “grandfathered” in the plan provisions applicable to them prior to the change (pre-1998 plan provisions). Other employees were transitioned to the post-1997 plan provisions under the GRP.
The pre-1998 plan provisions provide for a benefit that is expressed as a monthly annuity at normal retirement equal to a gross benefit reduced by a portion of the participant’s Social Security benefit. Generally, a participant’s annual gross benefit is calculated by multiplying the participant’s years of credited service by specified percentages (generally 2% for each of a participant’s first
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25 years of credited service and 0.7% for years of credited service in excess of 25) and multiplying such amount by the participant’s FAE. Benefits under the pre-1998 plan provisions are paid in the form of monthly annuity payments for the life of the participant and, if applicable, the participant’s designated beneficiary. The pre-1998 plan provisions provide for early retirement subsidies for participants who terminate employment after attaining age 55 and completing five years of service and elect to commence benefits before age 65. Under these provisions, a participant’s gross benefit that would otherwise be paid at age 65 is reduced by 4% for each year the participant retires before age 65. If a participant terminates employment after attaining age 60 with 25 years of service, the participant’s gross benefit that would otherwise be paid at age 65 is reduced by 2.5% for each year the participant retires before age 65.
The post-1997 plan provisions provide for a benefit under a pension equity formula, which generally expresses a participant’s benefit as a current lump sum value based on the sum of annual percentages credited to each participating employee. The percentages increase with years of service, and, in some circumstances, with age. Upon termination or retirement, the total percentages are applied to a participant’s FAE resulting in a lump sum benefit value. The pension equity benefit can be paid as either a lifetime annuity or a lump sum.
As noted above, in connection with the Gannett Spin-off, the TRP assumed the GRP pension liabilities of the NEOs who had accrued a benefit under the GRP. The TRP benefit for Mr. Lougee and Ms. Beall is calculated under the post-1997 plan provisions. However, as noted below, the SERP benefit for Ms. Beall is calculated under the pre-1998 plan provisions. Mr. Lougee and Ms. Beall are each fully vested in his or her TRP benefit.
In connection with its acquisition of Belo Corp. (Belo), the Company assumed the legacy Belo pension plan (the “Belo Plan”), which was merged into the TRP. Because Mr. Lougee earned a pension benefit while employed by Belo, the total TRP benefit for Mr. Lougee is calculated based on his accruals under both the post-1997 TRP plan provisions and the Belo Plan provisions, in which benefits he is also fully vested. Under the Belo Plan, which was frozen to new benefits as of March 31, 2007, Mr. Lougee is entitled to monthly annuity payments for his life commencing at age 65, calculated by multiplying his Belo credited service (including any additional service credits provided when the plan was frozen) by his monthly FAE, in each case earned at Belo as of March 31, 2007, and further multiplied by specified percentages (generally 1.1% plus 0.35% for average earnings in excess of covered compensation).
TEGNA Supplemental Retirement Plan (SERP)
The SERP is a nonqualified retirement plan that provides eligible employees with retirement benefits that cannot be provided under the TRP due to the Internal Revenue Code, which limits the compensation that can be recognized under qualified retirement plans and imposes limits on the amount of benefits which can be paid. For some participants, including Ms. Beall, the SERP also provides a benefit equal to the difference between the benefits calculated under the pre-1998 formula, without regard to the IRS-imposed limits on pay and benefits, and the amount they will receive from the TRP under the post-1997 formula. The SERP benefits for Mr. Lougee are calculated under the post-1997 formula without regard to the IRS-imposed limits on pay and benefits. For all SERP participants, the benefit calculated under the applicable SERP formula is reduced by benefits payable from the TRP. Mr. Steib, Ms. Heskett, Mr. Cox and Mr. Tolston do not participate in the SERP.
In conjunction with the Company’s decision to freeze benefits under the GRP, the Company also decided to make changes to benefits under the SERP. Generally, until December 31, 2017, SERP participants whose SERP benefits were calculated under the pre-1998 formula continued to accrue benefits under the SERP. However, their benefits for credited service after August 1, 2008 were calculated at a rate that is one-third less than the pre-August 1, 2008 rate. Ms. Beall is the only NEO who was affected by this change. Ms. Beall is currently eligible for early retirement under the pre-1998 formula that applies to her under the SERP.
Effective December 31, 2017, SERP participants whose SERP benefits were calculated under the pre-1998 formula had their SERP benefits frozen such that they ceased to earn additional benefits for earnings, credited service, cost of living adjustments or any other factor or reason after that date. Ms. Beall is the only NEO who was affected by this change.
Effective August 1, 2008, SERP participants whose SERP benefits were not calculated under the pre-1998 formula had their SERP benefits frozen such that they ceased to earn additional benefits for compensation or service earned on or after that date. Until benefits commence, such participants’ frozen benefits are periodically adjusted to reflect increases in a specified cost-of-living index (i.e., the consumer price index for all urban consumers published by the U.S. Department of Labor Bureau of Statistics for U.S. all items less food and energy). Mr. Lougee is the only NEO who was affected by this change.
SERP benefits generally vest if the participant terminates employment after attaining age 55 and completing at least five years of service with the Company, although benefits become fully vested upon a change in control.
SERP benefits are generally paid in the form of a lump sum amount when a participant separates from service or, if later, the date the participant attains age 55, except that payment is accelerated in the event that the Company undergoes a change in control.
Mr. Lougee and Ms. Beall are both fully vested in their respective SERP benefits.
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TEGNA 401(k) Savings Plan (401(k) Plan)
Most of the Company’s employees based in the United States are eligible to participate in the TEGNA 401(k) Savings Plan (“401(k) Plan”), which permits eligible participants to make pre-tax contributions and provides for matching and other employer contributions. Since 2018, the matching contribution rate for the 401(k) plan has been 100% of the employee’s elective deferrals up to the first 4% of the employee’s compensation, provided that, as of January 1, 2025, the employee will need to be employed by the Company as of December 31 of the applicable calendar year in order to be eligible to receive a Company matching contribution. For purposes of the 401(k) Plan and subject to Internal Revenue Code limits, compensation generally includes a participant’s base salary, performance-based bonuses, and pre-tax contributions to the Company’s benefit plans. Company contributions under the 401(k) Plan are immediately vested when they are made; therefore, as of the date of this Proxy Statement, Company contributions are 100% vested for each of the NEOs.
TEGNA Deferred Compensation Plan (DCP)
During 2024, each NEO who participated in the DCP, the Company’s nonqualified deferred compensation plan, could elect to defer all or a portion of his or her compensation under the DCP, provided that the minimum deferral had to be $5,000 for each form of compensation (base salary and bonus) for the year of deferral. The amounts deferred by each NEO are vested and will be deemed invested in the fund or funds designated by such NEO from among a number of funds offered under the DCP. In November 2024, the Board approved amendments to the DCP to eliminate the ability for participants to make future deferral elections under the plan, effective as of December 1, 2024.
Through December 31, 2024, the DCP provided for Company contributions on behalf of certain employees hired prior to January 1, 2017 whose benefits under the 401(k) Plan are capped by Internal Revenue Code rules that limit the amount of compensation that can be taken into account when calculating benefits under a qualified plan. Generally, these Company contributions to the DCP were calculated by applying the same formula that applies to an employee’s matching contributions under the 401(k) Plan to the employee’s compensation in excess of the Internal Revenue Code compensation limit. NEOs eligible to receive this benefit were not required to make elective contributions to the DCP to receive an employer contribution under the DCP. The same vesting rules that apply under the 401(k) Plan apply to contributions under the DCP, except that amounts under the DCP become vested upon a change in control. Each NEO who was eligible to participate in this benefit was credited with Company contributions to the DCP and was immediately vested in his or her Company contribution when it was made. In October 2024, the Board approved amendments to the DCP to eliminate the Company contributions to the DCP for previously eligible participants as of January 1, 2025.
Amounts that a participant has elected to defer into the DCP are generally paid at the time and in the form elected by the participant, provided that if the participant terminates employment before attaining age 55 and completing five years of service, benefits are paid in a lump sum amount upon such termination (although for pre-2005 deferrals the Committee may pay such deferrals in five annual installments). The DCP permits participants to receive in-service withdrawals of participant contributions for unforeseeable emergencies and certain other circumstances. Prior to when the deferrals are made, a participant may make a special election as to the time and form of payment for benefits that become payable due to the participant’s death or disability if payments have not already commenced, and deferrals will be paid in accordance with such elections under those circumstances. Company contributions to the DCP are generally paid in the form of a lump sum amount when a participant separates from service. The payment of post-2004 Company and participant DCP contributions is accelerated in the event that the Company undergoes a change in control.
TEGNA 2015 Change in Control Severance Plan
The TEGNA 2015 Change in Control Severance Plan (CIC Severance Plan) provides severance pay for certain key executives upon a change in control of the Company in order to assure the Company that it will have the continued dedication of, and the availability of objective advice and counsel from, key executives notwithstanding the possibility, threat or occurrence of a change in control. Mr. Steib, Ms. Heskett, Mr. Cox and Mr. Tolston participate in the CIC Severance Plan. Mr. Lougee also participated in the CIC Severance Plan prior to his retirement from his role as the Company’s President and CEO. Ms. Fisher participated in the CIC Severance Plan until her separation from the Company. Ms. Beall participates in the TEGNA Transitional Compensation Plan (TCP) (discussed below) rather than the CIC Severance Plan. The Board believes it is imperative that the Company and the Board be able to rely upon key executives to continue in their positions and be available for advice, if requested, in connection with any proposal relating to a change in control without concern that those individuals might be distracted by the personal uncertainties and risks created by such a proposal. Change in control arrangements also facilitate the Company’s ability to attract and retain management as the Company competes for talented employees in a marketplace where such protections are common.
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With those goals in mind, the CIC Severance Plan provides that a participant would be entitled to compensation if the participant is terminated prior to and in connection with a change in control or, if within two years from the date of the change in control, the participant’s employment is terminated by the Company other than for “cause,” or by the participant for “good reason”.
The CIC Severance Plan is subject to the Company’s Executive Officer Cash Severance Policy (“Cash Severance Policy”), which the Company adopted in October 2023. Under the Cash Severance Policy, the Company will seek shareholder approval over any new employment agreement, severance agreement or separation agreement with an NEO that provides for cash severance benefits payable to such NEO under the CIC Severance Plan in excess of 2.99 times the NEO’s base salary plus target bonus, calculated as described above.
Following is a summary of several key terms of the CIC Severance Plan, which are subject to the Cash Severance Policy.
▪
“change in control” means the first to occur of: (1) the acquisition of 20% or more of the Company’s outstanding shares of common stock or the combined voting power of the Company’s outstanding voting securities; (2) the Company’s incumbent directors ceasing to constitute at least a majority of the Board, except in connection with the election of directors approved by a vote of at least a majority of the directors then comprising the incumbent Board; (3) consummation of a sale of the Company in a merger or similar transaction, or a sale or other disposition of all or substantially all of the Company’s assets; or (4) approval by the Company’s shareholders of the Company’s complete liquidation or dissolution.

▪
“cause” means (1) the participant’s material misappropriation of Company funds or property; (2) the participant’s unreasonable and persistent neglect or refusal to perform his or her duties which is not remedied within 30 days following notice from the Company; or (3) the participant’s conviction, including a plea of guilty or of nolo contendere, of a securities law violation or a felony.

▪
“good reason” means the occurrence after a change in control of any of the following without the participant’s express written consent, unless fully corrected prior to the date of termination: (1) a material diminution of the participant’s duties, authorities, responsibilities or position (including status, offices, titles, and reporting requirements), which includes ceasing to have public company officer duties; (2) a reduction in the participant’s base salary or target bonus opportunity; (3) a failure to provide the participant with an annual long-term incentive opportunity whose grant date value is equivalent to or greater in value than participant’s regular annual long-term incentive opportunity in effect on the date of the change in control; (4) the relocation of the participant’s office from the location at which the participant is principally employed immediately prior to the date of the change in control to a location 35 or more miles farther from the participant’s residence immediately prior to the change in control, or the Company’s requiring the participant to be based anywhere other than the Company’s offices, except for required travel on the Company’s business to an extent substantially consistent with the participant’s business travel obligations prior to the change in control; (5) the failure by the Company to pay any compensation or benefits due to the participant; (6) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform the CIC Severance Plan; or (7) any purported termination of the participant’s employment that is not effected pursuant to the CIC Severance Plan.

▪
“multiplier” means 2.99 for the Company’s CEO as of the date of the change in control and, for other participants, is either 2.0 or 1.0, as assigned by the Board or the Leadership Development and Compensation Committee. The multiplier for Mr. Steib is 2.99 and the multiplier for each of Ms. Heskett, Mr. Cox, and Mr. Tolston is 2.0.

A NEO entitled to compensation under the CIC Severance Plan would receive:
▪
Payments.   Upon a participant’s qualifying termination of employment, the participant is entitled to receive a lump sum amount equal to the sum of (1) any unpaid base salary or bonus through the date of termination; and (2) a prorated annual bonus for the portion of the fiscal year elapsed prior to the termination date in an amount equal to the greater of (x) the participant’s target bonus for the fiscal year, including the date of termination, (y) the participant’s projected bonus for the fiscal year, including the date of termination, based on actual performance through the date of termination, and (z) the average annual bonus the participant earned with respect to three fiscal years immediately prior to the fiscal year in which the termination date occurs prorated for the portion of the fiscal year elapsed prior to the termination date. Additionally, participants are paid a lump sum cash severance payment equal to the “multiplier” that is designated for the participant times the sum of (1) the participant’s annual base salary at the highest rate of salary during the 12-month period immediately prior to the termination date or, if higher, during the 12-month period immediately prior to the change in control (in each case, as determined without regard for any reduction for deferred compensation, 401(k) plan contributions and similar items), and (2) the greater of (A) the average annual bonus the participant earned with respect to the three fiscal years immediately prior to the fiscal year in which the change in control occurs; and (B) the average annual bonus the participant earned with respect to the three fiscal years immediately prior to the fiscal year in which the termination occurs.

▪
COBRA Benefit.   A participant will receive an amount equal to the monthly COBRA cost of the participant’s medical and dental coverage in effect as of the date of termination multiplied by the participant’s multiplier.

▪
Excise Taxes.   In the event benefits otherwise would be subject to Section 4999 of the Code, they will be reduced to $1 less than the amount that would trigger such taxes if such a reduction would put the applicable participant in a better after-tax position.

Benefits are subject to the participant executing a release and agreeing to certain restrictive covenants.
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TEGNA Transitional Compensation Plan (TCP)
The TCP is a legacy plan that provides severance pay for some of our NEOs and other key executives upon a change in control of the Company. Ms. Beall is the only NEO who participates in the TCP.
On December 8, 2015, the Company, consistent with its practice of updating its plans and programs from time to time in light of evolving market trends, froze participation in the TCP and, effective December 15, 2016, additional service credit accruals for existing participants.
The TCP assures the Company that it will have the continued dedication of, and the availability of objective advice and counsel from, key executives notwithstanding the possibility, threat or occurrence of a change in control. As a result, we believe the TCP helps promote the retention and continuity of certain key executives for at least one year after a change in control. The Board believes it is imperative that the Company and the Board be able to rely upon key executives to continue in their positions and be available for advice, if requested, in connection with any proposal relating to a change in control without concern that those individuals might be distracted by the personal uncertainties and risks created by such a proposal. Change in control arrangements also facilitate the Company’s ability to attract and retain management as the Company competes for talented employees in a marketplace where such protections are common.
With those goals in mind, the TCP provides that participants would be entitled to compensation following a change in control if (1) within two years from the date of the change in control the participant’s employment is terminated by the Company other than for “cause,” or by the employee for “good reason”, or (2) in the case of executives participating in the TCP before April 15, 2010 (but not those who first participate in the TCP on or after that date), within a 30-day window period beginning on the first anniversary of the change in control, the executive terminates his or her employment voluntarily.
Following is a summary of several key terms of the TCP:
▪
“change in control” means the first to occur of: (1) the acquisition of 20% or more of our then-outstanding shares of common stock or the combined voting power of our then-outstanding voting securities; (2) our incumbent directors cease to constitute at least a majority of the Board, except in connection with the election of directors approved by a vote of at least a majority of the directors then comprising the incumbent Board; (3) consummation of our sale in a merger or similar transaction or sale or other disposition of all or substantially all of our assets; or (4) approval by our shareholders of the Company’s complete liquidation or dissolution.

▪
“cause” means (1) any material misappropriation of Company funds or property; (2) the executive’s unreasonable and persistent neglect or refusal to perform his or her duties which is not remedied in a reasonable period of time following notice from the Company; or (3) conviction of a felony involving moral turpitude.

▪
“good reason” means the occurrence after a change in control of any of the following without the participant’s express written consent, unless fully corrected prior to the date of termination: (1) a material diminution of an executive’s duties or responsibilities; (2) a reduction in, or failure to pay timely, the executive’s compensation and/or other benefits or perquisites; (3) the relocation of the executive’s office outside the Washington, D.C. metropolitan area or away from the Company’s headquarters; (4) the failure of the Company or any successor to assume and agree to perform the TCP; or (5) any purported termination of the executive’s employment other than in accordance with the TCP. Any good faith determination of “good reason” made by the executive shall be conclusive.

▪
“severance period” means a number of whole months equal to the participant’s months of continuous service with the Company or its affiliates divided by 3.33; provided, however, that in no event shall the participant’s severance period be less than 24 months or more than 36 months, regardless of the participant’s actual length of service. As of December 31, 2024, the severance period for Ms. Beall is 36 months.

An NEO entitled to compensation under the TCP would receive:
▪
Pension.   In addition to their vested TRP and SERP benefits, upon their termination of employment, TCP participants are entitled to a lump sum payment equal to the difference between (1) the amount that would have been paid under the TRP and SERP had the executive remained in the employ of the Company for the severance period and received the same level of base salary and bonus which the executive received with respect to the fiscal year immediately preceding the date of the change in control or the termination date, whichever is higher, and (2) the amount payable under the TRP and SERP as of the later of the date of the change in control or the termination date, whichever is higher. Ms. Beall’s SERP benefit was subject to a service and pay freeze as of December 15, 2017. Ms. Beall is 100% vested in her SERP benefit. The TCP would provide Ms. Beall with an increase in her pension benefit through the end of her severance period.

▪
Payments.   Upon a TCP participant’s qualifying termination of employment, the participant is entitled to receive a lump sum amount equal to the sum of (i) any unpaid base salary through the date of termination at the higher of the base salary in effect immediately prior to change in control or on the termination date; and (ii) an amount equal to the highest annual bonus paid in the

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three preceding years which is prorated to reflect the portion of the fiscal year in which the participant was employed prior to termination. Additionally, TCP participants are paid a lump sum cash severance payment equal to the participant’s severance period divided by twelve multiplied by the sum of (1) the executive’s highest base salary during the 12-month period prior to the termination date or, if higher, during the 12-month period prior to the change in control (plus certain other compensation items paid to the participant during the 12-month period prior to the date of termination), and (2) the greater of (a) the highest annual bonus earned by the executive in the three fiscal years immediately prior to the year of the change in control or (b) the highest annual bonus earned by the executive with respect to any fiscal year during the period between the change in control and the date of termination.
▪
Excise Taxes.   Executives participating in the TCP before April 15, 2010 (but not those who first participated in the TCP on or after that date) would be entitled to receive payment of an amount sufficient to make them whole for any excise tax imposed on the payment under Section 4999 of the Internal Revenue Code. The effects of Section 4999 generally are unpredictable and can have widely divergent and unexpected effects based on an executive’s personal compensation history. Therefore, to provide an equal level of benefit across individuals without regard to the effect of the excise tax, the Company determined that excise tax reimbursement payments were appropriate for certain TCP participants. Executives who first participated in the TCP on or after April 15, 2010, will not receive a Section 4999 excise tax reimbursement. The change of control benefits for executives who are not entitled to receive a Section 4999 excise tax reimbursement payment will be reduced to $1 less than the amount that would trigger such taxes if such a reduction would put them in a better after-tax position.

▪
Medical and Life Insurance.   For purposes of determining a TCP participant’s eligibility for retiree life insurance and medical benefits, the participant is considered to have attained the age and service credit that the participant would have attained had the participant remained employed until the end of the severance period. Additionally, each TCP participant receives life and medical insurance benefits for the severance period in amounts no less than those that would have been provided had the participant not been terminated.

TEGNA Executive Severance Plan (TESP)
Each of the NEOs participates in the TEGNA Inc. Executive Severance Plan (TESP). The TESP provides severance payments to each of the NEOs and other executives of the Company approved by the Committee in the event of certain involuntary terminations of employment. Like the CIC Severance Plan, the TESP is subject to the Cash Severance Policy. Under the TESP, a participant who experiences an involuntary termination of employment without cause would receive a lump-sum cash severance payment equal to the product of (a) a severance multiple; and (b) the sum of the participant’s (1) annual base salary and (2) average annual bonus earned for the three fiscal years immediately preceding the termination. The severance multiple is 2.0 for a participant who is the Company’s Chief Executive Officer and, for other participating executives, is either 1.5 or 1.0, as assigned by the Board or the Leadership Development and Compensation Committee. In addition, participating executives would receive a lump sum amount equal to the sum of (1) any unpaid base salary or bonus through the date of termination; and (2) a prorated annual bonus for the portion of the fiscal year elapsed prior to the termination. The severance payment is contingent upon the participant’s execution of a separation agreement containing a release of claims in favor of the Company and its affiliates and covenants restricting the participant’s competition, solicitation of employees, disparagement of the Company and its affiliates, and disclosure of confidential information. The separation agreement also contains a release of claims by the Company and its affiliates in favor of the participant and a covenant restricting the Company’s disparagement of the participant. The severance multiple for Mr. Steib is 2.0 and the severance multiple for Ms. Beall, Ms. Heskett, Mr. Cox and Mr. Tolston is 1.5. Prior to his retirement from his role as the Company’s President and CEO, Mr. Lougee also participated in the TESP, and Ms. Fisher participated in the TESP until her separation from the Company.
Additional information regarding severance benefits for the Company’s NEOs is set forth in the section entitled “Other Potential Post-Employment Payments,” beginning on page 49 of this Proxy Statement.
Other Compensation Policies
Recoupment Policies
The Company has adopted a recoupment or “clawback” policy that applies to cash-based and equity-based incentive compensation awards granted to the Company’s employees, including the NEOs. Under the policy, to the extent permitted by applicable law and subject to the approval of the Committee, the Company may seek to recoup any incentive based compensation awarded to any employee subject to the policy, if (1) the Company is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the securities laws, (2) the fraud or intentional misconduct of an employee subject to the policy contributed to the noncompliance that resulted in the obligation to restate, and (3) a lower award of
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incentive-based compensation would have been made to the covered employee had it been based upon the restated financial results. In December 2018, the Company amended its recoupment policy to also permit the Committee to recoup up to three years of an employee’s incentive compensation if that employee’s gross negligence or intentional misconduct caused the Company material harm (financial, competitive, reputational or otherwise), even if the Company is not required to prepare an accounting restatement. The policy is in addition to any other remedies the Company may have, including those available under Section 304 of the Sarbanes-Oxley Act of 2002, as amended.
In addition, in 2023 the Company adopted an executive officer clawback policy that is compliant with New York Stock Exchange and Securities and Exchange Commission rules. The policy provides for the mandatory recoupment of erroneously-award incentive-based compensation from the applicable executives if the Company makes an accounting restatement that results from material noncompliance with financial reporting requirements under federal securities laws.
Policies and Practices for Granting Certain Equity Awards
Equity awards are discretionary and are generally granted to our named executive officers on March 1st of the applicable fiscal year. In certain circumstances, including the hiring or promotion of an officer, the Leadership Development and Compensation Committee may approve grants to be effective at other times.
The Company does not currently grant awards of stock options, stock appreciation rights, or similar option-like awards as part of its compensation program. The Company does not time the disclosure of material non-public information, or the granting of equity awards, for the purpose of impacting the value of executive compensation.
Hedging, Short-Selling and Pledging Policy
The Company has adopted a policy that prohibits the Company’s employees and directors from purchasing financial instruments that are designed to hedge or offset any fluctuations in the market value of the Company’s equity securities they hold, purchasing the Company’s shares on margin and selling any securities of the Company “short.” The policy also prohibits the Company’s directors and executive officers from borrowing against any account in which the Company’s equity securities are held or pledging the Company’s equity securities as collateral for a loan. These prohibitions apply whether or not such equity securities were acquired through the Company’s equity compensation programs.
Leadership Development and Compensation Committee Report
The Leadership Development and Compensation Committee met with management to review and discuss the Compensation Discussion and Analysis disclosures included in this Proxy Statement. Based on such review and discussion, on April 1, 2025 the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Form 10-K for its 2024 fiscal year, and the Board has approved that recommendation.
Leadership Development and Compensation Committee
Scott K. McCune, Chair
Gina L. Bianchini
Stuart J. Epstein
Neal B. Shapiro
Denmark West
Melinda C. Witmer
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Summary Compensation Table
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Michael Steib (President and Chief Executive Officer)	2024	392,308	583,562	6,000,000	—	1,634	6,977,504
Julie Heskett (Senior Vice President and Chief Financial Officer)	2024	531,577	450,000	1,192,500	—	55,952	2,230,029
Lynn Beall (Executive Vice President and Chief Operating Officer of Media Operations)	2024	692,885	950,000	1,750,000	276,388	142,971	3,812,243
	2023	650,000	600,000	2,200,004	286,079	121,396	3,857,479
	2022	642,500	650,000	1,299,997	0	129,128	2,721,625
Thomas Cox (Senior Vice President and Chief Growth Officer)	2024	592,115	965,000	1,200,000	—	24,734	2,781,849
Alex Tolston (Senior Vice President and Chief Legal Officer)	2024	100,000	83,836	500,000	—	145,125	828,961
David T. Lougee (Former President and Chief Executive Officer)	2024	645,673	2,150,000	6,050,000	58,370	430,295	9,334,338
	2023	975,000	1,316,250	8,475,002	50,421	148,960	10,965,633
	2022	975,000	1,267,500	4,875,013	0	154,088	7,271,600
Lauren Fisher (Former Senior Vice President and Chief Legal Officer)	2024	327,596	235,060	950,000	—	1,352,672	2,865,328
	2023	45,192	200,000	900,003	—	1,808	1,147,004

(1)
Amounts in this column reflect the base salary earned during 2024. The amounts for Mr. Steib, Mr. Tolston, and Ms. Fisher reflect that they each were only employed by the Company as NEOs for a portion of the year in 2024. The amount listed for Mr. Lougee includes his total salary earned in 2024, including the period of time during which he was serving as a senior advisor to the Company after stepping down from his role as President and Chief Executive Officer on August 12, 2024.

(2)
For Ms. Beall, Mr. Cox and Mr. Lougee the 2024 bonus amount includes cash payments in the amounts of $300,000, $400,000, and $1,200,000, respectively, that were awarded in 2023 as part of one-time retention awards granted in the wake of the termination of the Company’s proposed merger with Standard General in May 2023 after a protracted regulatory review. The grants were made following careful deliberation by the Board to ensure retention and engagement of senior leadership through the time of transition from a potential change in control to remaining a standalone company, and were underscored by the announcements by three key members of the Company’s leadership team of their intentions to step down from their positions and/or to leave the organization in the weeks and months immediately after the merger agreement was terminated. In 2023, the Board awarded each of Ms. Beall, Mr. Cox and Mr. Lougee a retention award comprised of cash and RSUs that vests fifty percent per year over a two-year period following the applicable grant date. Ms. Heskett received a retention award comprised exclusively of RSUs that also vests fifty percent per year over a two-year period following the applicable grant date.

(3)
Amounts in this column represent the aggregate grant date fair value of Performance Share and RSU awards computed in accordance with Accounting Standards Codification 718, Compensation—Stock Compensation (“ASC 718”) based on the assumptions set forth in note 9 to the Company’s 2024 audited financial statements. The amounts reported in this column are not paid to or realized by the NEO. There can be no assurance that the ASC 718 amounts shown in this column will ever be realized by an executive officer. The value of grants of Performance Shares included above have been calculated assuming the target level of performance is met, which we consider to be the most probable outcome. If grants of Performance Shares were calculated assuming the maximum level of performance was met, the amounts shown in this column for Mr. Steib would be: 2024: $8,000,007; for Ms. Heskett: 2024: $1,848,375; for Ms. Beall: 2024: $2,712,505; 2023: $2,914,997; 2022: $2,014,994; for Mr. Cox: 2024: $1,859,999; for Mr. Lougee: 2024: $10,285,007; 2023: $11,887,498; 2022: $8,287,514; and for Ms. Fisher: 2024: $1,472,506.

(4)
Amounts in this column represent the aggregate increase, if any, of the accumulated benefit liability relating to the NEO under the TRP and the SERP in the applicable fiscal year. Amounts are calculated by comparing values as of the pension plan measurement date used for the Company’s financial statements for the applicable fiscal years. The Company uses the same assumptions it uses for financial reporting under generally accepted accounting principles with the exception of retirement age, pre-retirement mortality and probability of terminating employment prior to retirement. The assumed retirement age for the above values is the earliest age at which an executive could retire without any benefit reduction due to age. The above values are calculated assuming each NEO survives to the assumed retirement age. The amounts reported in this column shown for Mr. Lougee include the accumulated benefit liability related to his legacy Belo Corp. pension benefit. The amounts reported in this column shown for Mr. Steib, Ms. Heskett, Mr. Cox, and Mr. Tolston reflect the fact that they do not participate in the TRP or the SERP.

(5)
Amounts for 2024 reported in this column include (i) life insurance premiums paid by the Company for Ms. Beall in the amount of $25,049 (for an explanation of the Company’s life insurance programs, see footnote 3 to the “Potential Payments to NEOs Upon Termination” table beginning on page 53 of this Proxy Statement); (ii) matching contributions of $13,800 to each of the respective 401(k) accounts of Ms. Heskett, Ms. Beall, Mr. Cox, Mr. Lougee, and Ms. Fisher, and $1,538 to Mr. Tolston; (iii) Company contributions into the DCP accounts of Ms. Heskett, Ms. Beall, Mr. Cox and Mr. Lougee in the amounts of $40,518, $49,662, $70,062, and $121,465, respectively (for an explanation of these payments, see the “Non-Qualified Deferred Compensation” on page 49 of this Proxy Statement); (iv) premiums in the amount of $23,136 paid by the Company for supplemental medical coverage for Mr. Lougee and Ms. Beall; (v) for Ms. Beall, an automobile allowance (beginning in 2012, the Company no longer provides an automobile (or automobile

44	2025 Proxy Statement

Executive Compensation
allowance) to new senior executives, and Mr. Steib, Ms. Heskett, Mr. Cox, Mr. Tolston, Mr. Lougee and Ms. Fisher therefore did not receive this benefit in 2024), (vi) for Mr. Tolston, $141,953, representing the relocation allowance Mr. Tolston received pursuant to the terms of his offer letter; (vii) for Mr. Lougee, $215,769, representing his salary paid in 2024 for services provided during the Advisory Period; (viii) legal and financial services for Mr. Lougee and Ms. Beall; (ix) premiums paid by the Company for travel accident insurance for each of the NEOs in the amount of $1,634 and (x) for Ms. Fisher, severance payments in the amount of $1,337,238, as further discussed below (see “Separation Payment to Ms. Fisher” on page 56 of this Proxy Statement).
Grants of Plan-Based Awards
The following table summarizes grants of plan-based awards in 2024. See the table entitled “Outstanding Equity Awards at Fiscal Year End” for the number of plan-based awards outstanding on December 31, 2024.
			Estimated Future Payouts Under Equity Incentive Plan Awards(3)(5)(6)			All Other Stock Awards: Number of Shares of Stock or Unit (#)(4)(5)(6)	Grant Date Fair Value of Stock and Options Awards ($)(7)
Name	Grant Date	Committee Meeting Date	Threshold (#)	Target (#)	Maximum (#)
Mr. Steib	9/1/2024(1)	5/29/2024	102,524	157,729	315,458		2,000,004
	9/1/2024(1)	5/29/2024				309,598	4,000,006
Ms. Heskett	3/1/2024(2)	2/14/2024	33,489	51,522	103,044		655,875
	3/1/2024(2)	2/14/2024				41,470	536,622
Ms. Beall(8)	3/1/2024(2)	2/14/2024	49,146	75,609	151,218		962,503
	3/1/2024(2)	2/14/2024				60,858	787,503
Mr. Cox	3/1/2024(2)	2/14/2024	33,700	51,846	103,692		660,000
	3/1/2024(2)	2/14/2024				41,731	539,999
Mr. Tolston	12/2/2024(1)	10/16/2024				27,887	500,000
Mr. Lougee(8)	3/1/2024(2)	2/14/2024	216,241	332,679	665,358		4,235,004
	3/1/2024(2)	2/14/2024				140,263	1,815,003
Ms. Fisher	3/1/2024(2)	2/14/2024	26,679	41,045	82,090		522,503
	3/1/2024(2)	2/14/2024				33,037	427,499

(1)
See “Executive Transitions in 2024” on page 29 of this Proxy Statement for a further discussion of this award.

(2)
See the “Compensation Discussion and Analysis” section for a discussion of the timing of various pay decisions.

(3)
These share numbers represent the threshold, target and maximum payouts which may be earned under the 2024 Performance Share awards. The threshold payout is 65% of the target Performance Share award, and the maximum payout is 200% of the target Performance Share award.

(4)
The RSU grants reported in this column generally vest in four equal annual installments and, subject to certain exceptions, the corresponding vested shares of the Company’s common stock generally will be delivered to the NEO in four equal annual installments beginning on February 28, 2025.

(5)
Mr. Lougee’s 2024 RSU and performance share award agreements include certain noncompete and non-solicitation covenants. With certain exceptions, (i) the noncompete covenant generally prohibits Mr. Lougee from participating in certain competing local broadcast businesses or media organizations that derive at least 75% of their revenues from local broadcasting through the first anniversary date of his termination of employment, and (ii) the non-solicitation covenant generally prohibits Mr. Lougee from inducing employees to leave the Company or inducing current or prospective customers from ceasing to do business with the Company through the first anniversary date of his termination of employment.

(6)
Ms. Fisher forfeited all unvested awards upon her separation from the Company on September 6, 2024.

(7)
The full grant date fair value of the awards was computed in accordance with ASC 718, based on the assumptions set forth in note 9 to the Company’s 2024 audited financial statements. There can be no assurance that the ASC 718 amounts shown in the table will ever be realized by an executive officer. Amounts shown for grants of Performance Shares have been calculated assuming the target level of performance is met.

(8)
Ms. Beall’s outstanding awards will continue to vest until her termination from the Company no later than August 31, 2025 and, upon such termination, will be prorated pursuant to the terms of the TESP. For further discussion of the payment of such awards upon Ms. Beall’s termination from the Company, see “Separation Payments to Ms. Beall” on page 55 of this Proxy Statement. Mr. Lougee’s outstanding awards will continue to vest during his Advisory Period and will be prorated upon his termination from the Company pursuant to his letter agreement. For further discussion of the payment of such awards upon Mr. Lougee’s separation from the Company, see “Separation Payments to Mr. Lougee” on page 55 of this Proxy Statement.

45	2025 Proxy Statement

Executive Compensation
Outstanding Equity Awards at Fiscal Year-End
		Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Shares, Units or Other Rights That Have Not Vested ($)
Mr. Steib	309,598(6)	5,662,547
		—	157,729(9)	2,884,863
Ms. Heskett	3,295(2)	60,266
	4,730(2)	86,512
	8,186(3)	149,722
	16,354(4)	299,115
	40,268(5)	736,502
	41,470(6)	758,486
	8,209(7)	150,142
	12,081(8)	220,960
		—	51,522(9)	942,337
Ms. Beall(10)	7,361(2)	134,633
	13,302(3)	243,294
	26,575(4)	486,057
	27,356(5)	500,341
	60,858(6)	1,113,093
	24,456(7)	447,302
	35,990(8)	658,265
		—	75,609(9)	1,382,889
Mr. Cox	5,669(2)	103,686
	7,489(2)	136,974
	13,643(3)	249,530
	22,486(4)	411,269
	40,268(5)	736,502
	41,731(6)	763,260
	13,682(7)	250,237
	16,611(8)	303,815
		—	51,846(9)	948,263
Mr. Tolston	27,887(6)	510,053
46	2025 Proxy Statement

Executive Compensation
		Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Shares, Units or Other Rights That Have Not Vested ($)
Mr. Lougee(11)	18,772(2)	343,340
	33,254(3)	608,216
	66,437(4)	1,215,133
	109,423(5)	2,001,347
	140,263(6)	2,565,410
	116,723(7)	2,134,862
	171,774(8)	3,141,749
			332,679(9)	6,084,699

(1)
The value of these RSUs and Performance Shares is based on the product of the number of the applicable RSUs or Performance Shares shown multiplied by $18.29, the closing price of a share of Company stock on December 31, 2024. There can be no assurance that the amounts shown in the table will ever be realized by an executive officer.

(2)
These RSUs vested on February 28, 2025.

(3)
Fifty percent of these RSUs vested on February 28, 2025 and the remaining fifty percent of these RSUs are scheduled to vest on February 28, 2026.

(4)
Thirty-three and one third percent of these RSUs vested on February 28, 2025 and the remainder of these RSUs are scheduled to vest in two equal annual installments on February 28, 2026 and February 28, 2027.

(5)
For Ms. Beall and Mr. Lougee: These RSUs are scheduled to vest on August 6, 2025. For Ms. Heskett and Mr. Cox: These RSUs are scheduled to vest on May 31, 2025.

(6)
Twenty-five percent of these RSUs vested on February 28, 2025 and the remainder of these RSUs are scheduled to vest in three equal annual installments on February 28, 2026, February 28, 2027 and February 29, 2028.

(7)
These share numbers represent the 2022 Performance Shares earned for the 2022-2023 performance cycle, which were earned at 74.6% of target. These 2022 Performance Shares were paid out on February 28, 2025 at the end of the service-based vesting period.

(8)
These share numbers represent the 2023 Performance Shares earned for the 2023-2024 performance cycle, which were earned at 82.2% of target as described on page 36 of this Proxy Statement. The payout of the earned 2023 Performance Shares remains subject to a service-based vesting period ending February 28, 2026.

(9)
These share numbers represent the target 2024 Performance Share awards under the Performance Share program for the 2024-2025 performance cycle. If the performance conditions are met during the two-year performance cycle ending December 31, 2025, these Performance Shares are eligible to vest on February 28, 2027.

(10)
Ms. Beall’s outstanding equity awards will be prorated pursuant to the terms of the TESP following her termination from the Company. For further discussion of the treatment of Ms. Beall’s outstanding awards upon her termination, see “Separation Payments to Ms. Beall” on page 55 of this Proxy Statement.

(11)
Mr. Lougee’s outstanding equity awards will be prorated pursuant to the terms of his letter agreement following his termination from the Company. For further discussion of the treatment of Mr. Lougee’s outstanding awards upon his termination, see “Separation Payments to Mr. Lougee” on page 55 of this Proxy Statement.

47	2025 Proxy Statement

Executive Compensation
2024 Stock Vested
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Michael Steib(1)	0	N/A
Julie Heskett	80,282	1,160,999
Lynn Beall	92,748	1,313,355
Thomas Cox	105,738	1,517,626
Alex Tolston(1)	0	N/A
David T. Lougee	352,019	4,987,587
Lauren Fisher	15,442	216,342

(1)
Based on their respective hire dates in 2024, neither Mr. Steib nor Mr. Tolston experienced any vesting events in 2024 with respect to their outstanding equity awards.

(2)
For each of the NEOs other than Ms. Fisher, these share amounts include (a) 25% of the RSUs granted respectively, on March 1, 2020, March 1, 2021, March 1, 2022 and March 1, 2023, which vested on February 29, 2024 (which RSUs were paid to the NEOs by the Company shortly after the vesting date); and (b) the 2021 Performance Share awards granted on March 1, 2021, which vested on February 28, 2024 and were paid on February 29, 2024 at 91.1% of target. For Ms. Heskett and Mr. Cox, these share amounts include 50% of the special retention RSUs granted on June 1, 2023, which vested on May 31, 2024, and for Ms. Beall and Mr. Lougee, these share amounts include 50% of the special retention RSUs granted on August 7, 2023, which vested on August 6, 2024. (For more information about the special retention awards, see footnote 2 to the Summary Compensation Table.) For Ms. Fisher, the share amounts represent 25% of the RSU awards granted on December 1, 2023, which vested on February 29, 2024.

(3)
For Ms. Heskett and Mr. Cox, these amounts equal the sum of (a) the product of the aggregate number of RSUs granted on March 1, 2020, March 1, 2021, March 1, 2022 and March 1, 2023 that vested on February 29, 2024, multiplied by $14.01 (the closing price of a share of Company stock on February 29, 2024, the vesting date), (b)  the product of the aggregate number of RSUs granted on June 1, 2023 that vested on May 31, 2024, multiplied by $14.91 (the closing price of a share of Company stock on May 31, 2024, the vesting date), and (c) the product of the aggregate number of Company 2021 Performance Shares granted on March 1, 2021 multiplied by 91.1% and $14.01 (the closing price of a share of Company stock on February 29, 2024, the vesting date). For Ms. Beall and Mr. Lougee, these amounts equal the sum of (a) the product of the aggregate number of RSUs granted on March 1, 2020, March 1, 2021, March 1, 2022 and March 1, 2023 that vested on February 29, 2024, multiplied by $14.01 (the closing price of a share of Company stock on February 29, 2024, the vesting date), (b) the product of the aggregate number of RSUs granted on August 7, 2023 that vested on August 6, 2024, multiplied by $14.52 (the closing price of a share of Company stock on August 6, 2024, the vesting date), and (c) the product of the aggregate number of Company 2021 Performance Shares granted on March 1, 2021 multiplied by 91.1% and $14.01 (the closing price of a share of Company stock on February 29, 2024, the vesting date). With respect to Ms. Fisher, this amount equals the sum of the product of the aggregate number of RSUs granted on December 1, 2023, which vested on February 29, 2024, multiplied by $14.01 (the closing price of a share of Company stock on February 29, 2024, the vesting date).

Pension Benefits
The table below shows the actuarial present value as of December 31, 2024 of accumulated benefits payable to each of the eligible NEOs, including the number of years of service credited to each, under each of the TEGNA Retirement Plan (TRP) and the TEGNA Supplemental Retirement Plan (SERP), in each case determined using assumptions consistent with those used in the Company’s financial statements, except with respect to pre-retirement mortality, probability of turnover prior to retirement and retirement age. The table below reflects an immediate retirement for all NEOs who participate with respect to the TRP and the SERP. The amounts reported in the table reflect payment at the earliest point in time at which benefits are available without any reduction for age. Information regarding the TRP and SERP can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement under the headings “TEGNA Retirement Plan (TRP)” and “TEGNA Supplemental Retirement Plan.” Mr. Steib, Ms. Heskett, Mr. Cox and Mr. Tolston do not participate in the TRP or the SERP.
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Ms. Beall(1)	TRP	20.17	402,153	0
	SERP	29.58	3,824,154	0
Mr. Lougee(2)	TRP	20.12	666,425	0
	SERP	6.58	60,245	0
48	2025 Proxy Statement

Executive Compensation
(1)
Ms. Beall has fewer years of credited service under the TRP than under the SERP. As discussed in the description of the SERP beginning on page 38 of this Proxy Statement, participants in the SERP whose SERP benefits were not calculated under the pre-1998 formula ceased accruing credit for additional years of service after the GRP was frozen on August 1, 2008. Until December 31, 2017, at which time SERP participants whose SERP benefits were calculated under the pre-1998 formula ceased accruing credit for additional years of service or compensation, Ms. Beall continued to accrue benefits under the SERP at a reduced rate (as described in the discussion of the SERP found in the “Compensation Discussion and Analysis” section of this Proxy Statement) based on actual years of service. The Company does not generally provide additional pension service credit to any executive for years not actually worked.

(2)
The TRP amount shown for Mr. Lougee includes the accumulated benefit related to his legacy Belo Corp. pension benefit. The number of years of credited service shown for Mr. Lougee include 13.5 years of service under the Belo Corp. Pension Plan, which was acquired by the Company. The Company has not granted Mr. Lougee any additional credited service under the pension plans. The present values of Mr. Lougee’s accumulated TRP and legacy Belo Corp. pension benefits are $139,614 and $526,811, respectively.

Non-Qualified Deferred Compensation
The TEGNA Deferred Compensation Plan, or DCP, is a non-qualified plan that, for elections made prior to December 1, 2024, allowed Company executives to defer all or a portion of their compensation. Participant contributions that are not treated as if invested in the Company’s stock are generally distributed in cash and amounts that are treated as if invested in the Company’s stock are generally distributed in shares of stock or cash, at the Company’s election. For employees who joined the Company prior to January 1, 2017 and continuing through December 31, 2024, the DCP also provided for Company contributions for certain participants. Because this program was sunset before their respective hire dates, Mr. Steib, Mr. Tolston and Ms. Fisher were not eligible to participate in this benefit. Additional information regarding the DCP can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement under the heading “Post-Termination Pay.”
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)
Ms. Heskett	0	40,518	22,088	0	166,300
Ms. Beall	0	49,662	50,466	0	322,834
Mr. Cox	0	70,062	63,026	0	433,378
Mr. Lougee	0	121,465	320,440	0	1,835,081

(1)
For 2024, the Company credited contributions to the DCP on behalf of each applicable NEO in an amount equal to 4% of their respective cash compensation that exceeds the Internal Revenue Code limits on the amount of compensation that can be taken into account when calculating benefits under a qualified plan. These Company contributions are initially treated as invested in Company stock (although participants can reallocate the contributions to other designated investment options) and are distributed in cash. The amounts shown in this column reflect the Company contributions made in February 2025 for services provided by Ms. Heskett, Ms. Beall, Mr. Cox and Mr. Lougee in 2024, all of which contributions were included in the amounts reported in the “All Other Compensation” column of the “Summary Compensation Table” found on page 44 of this Proxy Statement.

Other Potential Post-Employment Payments
The Company’s employee benefit programs provide the NEOs with post-termination benefits in a variety of circumstances. The amount of compensation payable may vary depending on the nature of the termination, whether as a result of retirement/voluntary termination, involuntary not-for-cause termination, termination following a change in control or termination in the event of the disability or death of the executive. The following table describes payments the NEOs generally may receive under the Company’s employee benefits programs following termination in connection with certain events. Benefits provided to an NEO pursuant to a particular agreement or other arrangement between the Company and the NEO are not described in the table below. Any such benefits are described in the footnotes to the “Potential Payments to NEOs Upon Termination” table beginning on page 53 of this Proxy Statement.
49	2025 Proxy Statement

Executive Compensation
Benefit	Retirement/ Voluntary Termination	Death	Disability	Change in Control	Involuntary Termination without Cause
Pension	Vested portion of: (1) TRP benefit payable at the date of termination. (2) SERP benefit payable at the later of the termination date or the date the NEO reaches age 55.
Vested portion of:
(1) TRP benefit payable to an eligible spouse at the date of NEO’s death.
(2) SERP benefit payable to an eligible spouse at the later to occur of (a) the date of death or (b) the date the NEO would have attained age 55.
			Vested portion of: (1) TRP benefit payable at the date of termination. (2) SERP benefit payable at the later of the termination date or the date the NEO reaches age 55.	In addition to their vested TRP and SERP benefits, NEOs who participate in the SERP and TRP are entitled to receive a lump sum payment in an amount determined based upon the SERP and TRP payment the NEO would have received if the NEO had remained employed by the Company during the applicable severance period.	Vested portion of: (1) TRP benefit payable at the date of termination. (2) SERP benefit payable at the later of the termination date or the date the NEO reaches age 55.
Restricted Stock Units(1)	Vested RSUs are payable at the date of termination and if termination occurs after age 65 (or after attaining 55 with 5 years or more of service), the NEO is generally entitled to receive a prorated portion of RSUs based on the number of full months worked during the term of the applicable grant.	The NEO’s estate is generally entitled to receive a prorated portion of RSUs based on the number of full months worked during the term of the applicable grant.	The NEO is generally entitled to receive a prorated portion of RSUs based on the number of full months worked during the term of the applicable grant.	RSUs only provide for accelerated vesting if the awards are not continued or assumed upon a change in control or there is a qualifying termination within 2 years of the change in control.	Vested RSUs are payable at the date of termination, and if termination occurs after age 65 (or after attaining 55 with 5 or more years of service), the NEO is generally entitled to receive a prorated portion of RSUs based on the number of full months worked during the term of the applicable grant.
Performance Shares	Performance shares are forfeited unless termination occurs after age 65 (or after attaining 55 with 5 years or more of service), in which case the NEO is generally entitled to	The NEO’s estate is generally entitled to receive, after the end of the applicable Incentive Period, a prorated number of Performance Shares based on the number of	The NEO is generally entitled to receive, after the end of the applicable Incentive Period, a prorated number of Performance Shares based on the number of full months	Performance Shares only provide for accelerated vesting if the awards are not continued or assumed upon the change in control or there is a qualifying termination	Performance shares are forfeited unless termination occurs after age 65 (or after attaining 55 with 5 or more years of service), in which case the NEO is generally entitled to
50	2025 Proxy Statement

Executive Compensation
Benefit	Retirement/ Voluntary Termination	Death	Disability	Change in Control	Involuntary Termination without Cause
	receive, after the end of the applicable Incentive Period, a prorated number of Performance Shares based on the number of full months worked during the applicable Incentive Period.	full months worked during the applicable Incentive Period.	worked during the applicable Incentive Period.
within 2 years of the change in control.
Performance Share award payouts made as a result of change in control occurring prior to the expiration of the two-year performance cycle will be made at target; if the change in control occurs after the performance cycle is completed, payouts will be determined based on the Company’s achievement of the applicable performance metrics during the performance cycle.
receive, after the end of the applicable Incentive Period, a prorated number of Performance Shares based on the number of full months worked during the applicable Incentive Period.
Life and Disability Insurance Benefits	None.	NEOs are generally entitled to receive death benefits under individual policies maintained by the Company and owned by the NEO or pursuant to the Company’s group life insurance program applicable to all employees.	NEOs are generally entitled to receive disability benefits under the Company’s disability plans applicable to all employees, but only if their condition qualifies them for such benefits.	None.	None.
Excise Taxes	None.	None.	None.	Mr. Steib, Ms. Heskett, Mr. Cox and Mr. Tolston. Change in control benefits would be reduced to the extent the	None.
51	2025 Proxy Statement

Executive Compensation
Benefit	Retirement/ Voluntary Termination	Death	Disability	Change in Control	Involuntary Termination without Cause

executive is better off on an after-tax basis.
Ms. Beall. Payment of an amount sufficient to make each NEO who participated in the TCP prior to April 15, 2010 whole for any excise tax imposed on the payment under Section 4999 of the Internal Revenue Code.

Severance Pay	None.	None.	None.	Lump sum payment calculated in accordance with the TCP or the CIC Severance Plan, as applicable.	Lump sum payment calculated in accordance with the TESP for the NEOs who participate in the plan.
Notwithstanding the table above, certain equity awards granted to some of our NEOs receive unique treatment, as outlined below:
▪
Under the terms of his offer letter when he joined the Company, the RSUs and PSUs that Mr. Steib received in 2024 will fully vest in the event Mr. Steib’s employment is terminated without “cause” (as defined in the TEGNA Inc. Change in Control Severance Plan) (the “CIC Plan”) or if Mr. Steib terminates his employment with “good reason” prior to or following a Change in Control. For purposes of the foregoing “good reason” shall mean the Company’s material breach of the offer letter prior to a Change in Control and following a Change in Control shall have the meaning set forth in the CIC Plan.

▪
The RSUs included in the 2023 one-time special retention grants to Ms. Heskett, Ms. Beall, Mr. Cox and Mr. Lougee (“Retention RSUs”) receive different treatment for certain termination events than RSUs granted under the Company’s annual long-term incentive program, as follows: (i) the NEOs are not entitled to proration treatment for the Retention RSUs upon retirement or voluntary termination, and (ii) in the event the NEO is involuntarily terminated without cause, all outstanding unvested Retention RSUs will vest in full upon termination. The termination treatment for the Retention RSUs upon the NEO’s death, disability or in the event of a Change in Control are the same as listed in the table.

The table below discloses the varying amounts payable to each NEO in each of the noted situations. It assumes, in each case, that the executive’s termination was effective as of December 31, 2024. In presenting this disclosure, we describe amounts earned through December 31, 2024, taking into account, where applicable, bonuses paid in 2024 but earned as a result of 2024 performance and, in those cases where the actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company, our estimates of the amounts which would have been paid out to the executives upon their termination had it occurred on December 31, 2024. In addition, receipt of severance benefits under the TESP generally would be conditioned on the executive signing a separation agreement that includes a release of claims in favor of the Company and its respective affiliates, and agreement to adhere to customary post-employment restrictive covenants. The amounts shown in the Change in Control column represent the estimated incremental payments and benefits that would be payable to each NEO upon a change in control of the Company, assuming that the triggering event and a qualifying termination occurred at year-end 2024, in excess of the compensation and benefit entitlements that are payable to an NEO upon Retirement/Voluntary Termination.
52	2025 Proxy Statement

Executive Compensation
Potential Payments to NEOs Upon Termination
	Retirement/ Voluntary Termination(2) ($)	Death ($)	Disability ($)	Change in Control(6)(7)(8) ($)	Involuntary Termination without Cause ($)
Mike Steib
Pension(4)	—	—	—	0	—
Restricted Stock Units	471,882	471,882	471,882	5,190,665	5,662,547
Performance Shares	320,532	320,532	320,532	2,564,331	320,532
Life and Disability Insurance Benefits	0	1,250,000(3)	986,483(5)	0	0
Severance Pay	0	0	0	7,475,000	5,000,000(9)
Cash Retention Payment(10)	0	0	0	0	0
Excise Tax Reimbursement	0	0	0	0	0
Total:	792,414	2,042,414	1,778,897	15,229,996	10,983,079
Julie Heskett
Pension(4)	—	—	—	0	—
Restricted Stock Units	425,828	671,334	671,334	1,664,774	1,162,330
Performance Shares(1)	502,591	502,591	502,591	820,563	502,591
Life and Disability Insurance Benefits	0	955,000(3)	1,518,292(5)	0	0
Severance Pay	0	0	0	1,893,333	1,420,000(9)
Cash Retention Payment(10)	0	0	0	0	0
Excise Tax Reimbursement	0	0	0	0	0
Total:	928,419	2,128,925	2,692,217	4,378,670	3,084,921
Lynn Beall
Pension	4,226,304	4,226,304	4,226,304	—	4,226,304
Restricted Stock Units	580,488	747,275	747,275	1,896,929	1,080,829
Performance Shares(1)	1,101,552	1,101,552	1,101,552	1,415,829	1,101,552
Life and Disability Insurance Benefits	0	0(3)	1,413,326(5)	0	0
Severance Pay	0	0	0	4,050,000	2,000,000(9)
Cash Retention Payment(10)	0	0	300,000	300,000	300,000
Excise Tax Reimbursement	0	0	0	0	0
Total:	5,908,344	6,075,131	7,788,457	7,662,758	8,708,685
Thomas Cox
Pension(4)	—	—	—	0	—
Restricted Stock Units	577,781	823,288	823,288	1,823,440	1,314,283
Performance Shares(1)	625,390	625,390	625,390	879,164	625,390
Life and Disability Insurance Benefits	0	1,200,000(3)	1,880,641(5)	0	0
Severance Pay	0	0	0	2,376,667	1,782,500(9)
Cash Retention Payment(10)	0	0	400,000	400,000	400,000
Excise Tax Reimbursement	0	0	0	0	0
Total:	1,203,171	2,648,678	3,729,319	5,479,271	4,122,173
Alex Tolston
Pension(4)	—	—	—	0	—
Restricted Stock Units	—	—	—	510,053	510,053
Performance Shares	—	—	—	—	—
Life and Disability Insurance Benefits	0	925,000(3)	823,513(5)	0	0
Severance Pay	0	0	0	1,850,000	1,387,500(9)
Cash Retention Payment(10)	0	0	0	0	0
Excise Tax Reimbursement	0	0	0	0	0
Total:	—	925,000	823,513	2,360,053	1,897,553
53	2025 Proxy Statement

Executive Compensation
(1)
For Ms. Heskett, Ms. Beall and Mr. Cox, the amounts shown in these rows represent the aggregate value of Performance Shares for the 2022-2025, 2023-2026 and 2024-2027 Incentive Periods, in each case at an assumed value per underlying share of common stock of $18.29, the closing price of a share of Company stock on December 31, 2024, which:

(a)
in the case of Retirement/Voluntary Termination, Death, Disability or Involuntary Termination without Cause, are prorated for Ms. Beall based upon the number of full months she worked during the applicable Incentive Period, assuming payout to Ms. Beall:

(i)
in respect of the 2022 Performance Shares, is based on actual performance levels for each performance metric during the two-year performance cycle, resulting in 74.6% of the target amounts for the grants made in connection with the Company’s 2022-2025 Incentive Period,

(ii)
in respect of the 2023 Performance Shares, is based on actual performance levels for each performance metric, resulting in 82.2% of the target amounts for the grants made in connection with the Company’s 2023-2026 Incentive Period; and

(iii)
in respect of the 2024 Performance Shares, is based on target performance levels for each performance metric, resulting in 100% of the target amounts for the grants made in connection with the Company’s 2024-2027 Incentive Period.

(b)
in the case of Death or Disability, are prorated for Ms. Heskett and Mr. Cox based upon the number of full months the NEO has worked during the applicable Incentive Period, assuming payout to each NEO:

(i)
in respect of the 2022 Performance Shares, is based on actual performance levels for each performance metric during the two-year performance cycle, resulting in 74.6% of the target amounts for the grants made in connection with the Company’s 2022-2025 Incentive Period,

(ii)
in respect of the 2023 Performance Shares, is based on actual performance levels for each performance metric, resulting in 82.2% of the target amounts for the grants made in connection with the Company’s 2023-2026 Incentive Period; and

(iii)
in respect of the 2024 Performance Shares, is based on target performance levels for each performance metric, resulting in 100% of the target amounts for the grants made in connection with the Company’s 2024-2027 Incentive Period.

(c)
in the case of a change in control of the Company, assuming payout to Ms. Heskett, Ms. Beall and Mr. Cox in respect of:

(i)
the 2022 Performance Shares, is based on the Company’s actual performance with respect to each performance metric during the two-year performance cycle, resulting in 74.6% of the target amounts for the grants made in connection with the Company’s 2022-2025 Incentive Period, and

(ii)
both the 2023 Performance Shares and the 2024 Performance Shares, is based on target performance levels for each performance metric, resulting in 100% of the target amounts for the grants made in connection with the Company’s 2023-2026 Incentive Period and the Company’s 2024-2027 Incentive Period, respectively.

Notwithstanding the assumptions set forth above, in the case of Retirement/Voluntary Termination, Death, Disability or Involuntary Termination without Cause, Performance Shares will be paid out on the normal payout cycle (following the end of the applicable Incentive Period) based on the Company’s performance as measured under the applicable Performance Share award.
(2)
In addition to the amounts reported in this column, Ms. Beall will receive the following post-retirement benefits and perquisites if she terminates employment (given that she is currently retirement eligible): (i) legal and financial counseling services on the same basis as available to an active executive at the time her employment terminates, until April 15 of the year of retirement or the year following retirement; and (ii) through December 31, 2025, supplemental medical insurance coverage for Ms. Beall and her family. (The Company has terminated supplemental medical benefits for all previously eligible employees and former employees, effective as of January 1, 2026.) If Ms. Beall is asked to represent the Company at a function or event, she is provided travel accident insurance. During the first year, we estimate the expected incremental cost to the Company for these post-retirement benefits would be approximately $44,260 for Ms. Beall. During the second and third years following retirement, we estimate the expected incremental cost to the Company would be approximately $24,770 for Ms. Beall. Thereafter, we estimate the expected incremental cost to the Company would be $23,136 for Ms. Beall for these post-retirement benefits and perquisites. The Company reserves the right, in its sole discretion, to amend or terminate the post-retirement perquisites from time to time.

(3)
In connection with the Company’s life insurance programs:

▪
Ms. Beall participates in the Executive Life Insurance Program (ELIP), which is no longer available to new participants. Under the ELIP, the face amount of the policy is determined at each policy anniversary. The executive’s death benefit under this frozen plan is equal to the sum of (i) two times the sum of the participant’s base salary and last bonus, and (ii) $200,000. The participant’s future pay increases, subject to a 10% guarantee issue increase limit, have a direct impact on the face amount of the policy. Upon the participant reaching age 65, the coverage level is reduced by 10% each year until it reaches $350,000. The Company has historically paid the premiums on the above-referenced individually-owned life insurance policies. As of January 1, 2025, no additional premiums are owed on Ms. Beall’s policy because she has reached the age of 65. Ms. Beall is not vested in this benefit.

▪
Death benefits are payable under an individual universal life insurance policy maintained by the Company and owned by Ms. Beall. The obligation to pay death benefits to the beneficiary(ies) designated by Ms. Beall pursuant to this insurance policy is that of the insurance company; the Company only pays the insurance premiums on behalf of Ms. Beall. In 2024, the Company paid insurance premiums on behalf of Ms. Beall. The life insurance proceeds that would have been payable (by the insurance company) to the beneficiary(ies) designated by Ms. Beall if a triggering event had occurred as of December 31, 2024 are $2,880,000.

▪
Mr. Steib, Ms. Heskett, Mr. Cox and Mr. Tolston participate in the Company’s group life insurance program applicable to all employees, which provides for a benefit equal to the sum of base salary and last annual bonus, capped at $1,250,000. As new hires in 2024, Mr. Steib’s and Mr. Tolston’s 2024 benefit is calculated based on their respective annualized base salaries plus their respective 2024 target bonuses.

▪
In addition to the reported amount, the Company would continue to provide supplemental medical insurance coverage for Ms. Beall’s eligible dependents in the event of the death of Ms. Beall, contingent upon the provision of the benefit by the Company and the fulfillment of eligibility criteria. We estimate annual incremental costs to the Company for this benefit of approximately $23,136 for Ms. Beall.

(4)
Mr. Steib, Ms. Heskett, Mr. Cox and Mr. Tolston do not participate in the TRP or the SERP and therefore are not eligible to receive any pension benefits upon any separation from the Company.

(5)
In connection with the Company’s disability benefits programs:

▪
Each NEO is entitled to a monthly disability benefit. The amounts set forth above represent the present value of the disability benefit applying the following assumptions: (i) the NEO incurred a qualifying disability on December 31, 2024 and the NEO remains eligible to receive disability benefits for the maximum period provided under the plan; (ii) the disability benefits are reduced by certain offsets provided for under the plan (e.g., a portion of the NEO’s SERP benefits, if any); and (iii) IRS-prescribed mortality and interest rate assumptions are used to calculate the present value of such benefits.

▪
In the event that any of the NEOs become disabled he or she would be entitled to receive disability benefits under the Company’s disability plans, including Short-Term and Long-Term disability. Short-term disability provides up to six months of paid disability with the first six weeks of disability paid at 100% of the executive’s pre-disability compensation and the remaining short-term disability weeks paid at 60% of the executive’s pre-disability compensation. Long-term disability benefits commence after six months and are paid at 50% (up to $12,500 per month) or, if the executive elects to pay for additional coverage, 60% (up to $25,000 per month) of the executive’s pre-disability compensation. Certain executives have been able to enroll in executive long-term disability coverage on an employee pay-all basis. This executive disability benefit, which is no longer available to new participants, provides additional disability income protection on earnings above the non-executive plan limit. To be eligible, the executive must have elected the supplemental buy-up long-term disability option, which provides 60% income protection on annual earnings up to $500,000, defined as base salary, annual bonus and commissions. The executive disability coverage provides similar benefits on the earnings above the $500,000 limit. Ms. Beall is the only NEO who has elected to participate in the executive long-term disability plan and the amounts set forth in this column reflect the additional coverage. Disability benefits are subject to certain conditions, limitations and offsets, and generally continue for the duration of the disability, but not beyond age 65. For those who become disabled near or after age 65, benefits may continue for a specified time beyond age 65 under the terms of the plan.

54	2025 Proxy Statement

Executive Compensation
(6)
The amounts set forth in this column represent the estimated incremental payments and benefits that would be payable to each NEO upon a change in control of the Company, assuming that the triggering event and a qualifying termination occurred at year-end 2024. These amounts would be in excess of the compensation and benefit entitlements described in this Proxy Statement that are payable to an NEO upon Retirement/Voluntary Termination absent a change in control.

(7)
In addition to the amounts reported in this column, under the TCP Ms. Beall would receive life and medical insurance benefits for the severance period in amounts no less than those that would have been provided had the executive not been terminated. Mr. Steib, Ms. Heskett, Mr. Cox and Mr. Tolston, as participants in the CIC Severance Plan, would also receive a lump sum COBRA benefit. We estimate incremental costs to the Company for these benefits as follows: Mr. Steib: $39,486, Ms. Heskett: $39,486, Ms. Beall: $36,403, Mr. Cox: $39,486 and Mr. Tolston: $43,159.

(8)
In addition to the benefits afforded under the TCP and the CIC Severance Plan, participating NEOs also would receive other benefits under the SERP and the DCP upon a change in control that qualifies as a change in control under Code Section 409A, including:

▪
SERP. All SERP benefits become immediately vested and benefits accrued up to the date of the change in control are paid out in the form of a lump sum distribution shortly after the change in control.

▪
DCP. All post-2004 DCP benefits accrued up to the date of the change in control are paid in the form of a lump sum distribution shortly after the change in control.

(9)
These amounts represent payments NEOs may be entitled to receive under the TESP, which provides severance payments to the NEOs and certain other executives of the Company approved by the Committee in the event of certain involuntary terminations of employment.

(10)
To the extent not previously paid, cash retention payments (as described in Note 2 to the Summary Compensation Table on page 44 of this Proxy Statement) that have been granted to the applicable NEOs are payable if the Company terminates the NEO’s employment without Cause (as defined in the cash retention award agreement), employment is terminated by reason of permanent disability or the NEO terminates employment for Good Reason (as such term is defined in the cash retention award agreement).

Separation Payments to Mr. Lougee
Under the terms of Mr. Lougee’s June 17, 2024 letter agreement with the Company, Mr. Lougee retired from his position as the Company’s President and CEO as of August 12, 2024 and agreed to provide services to the Company as a senior advisor from that date through August 31, 2025 to support and assist Mr. Steib with his transition to the Company. Under the terms of the letter agreement, Mr. Lougee will be eligible to receive the post-employment payments described below following his August 31, 2025 termination of employment with the Company. Mr. Lougee’s payments will be delayed for six months from the date of his separation from the Company if and to the extent necessary to comply with applicable U.S. federal income tax rules under Section 409A of the Internal Revenue Code.
▪
Restricted Stock Units.   A prorated portion (based on the number of full months worked during the term of the applicable grant) of all Company RSUs granted to Mr. Lougee will vest as of the date of his termination of employment, which will subsequently be settled in shares of Company stock. Based on an assumed value per underlying share of common stock of $18.29 (the closing price of a share of Company stock on December 31, 2024), the aggregate value of the Company restricted stock units that will vest as of August 31, 2025, the expected date of Mr. Lougee’s termination of employment from the Company, is $675,230.

▪
Performance Shares.   A prorated portion (based on the number of full months Mr. Lougee worked during the term of the applicable grant) of all performance shares granted to Mr. Lougee will vest as of the date of his termination of employment and will subsequently be settled in shares of Company stock. Mr. Lougee will receive the value of the 2023-2025 performance shares no later than March 2026 and will receive the value of the 2024-2026 performance shares no later than March 2027. The value of the 2024-2026 performance shares will be determined based on the Company’s actual performance for each performance metric. Based on the actual 82.2% performance level for the 2023-2025 performance shares and assuming performance at target levels (i.e., 100%) for the 2024-2026 Performance Shares, at an assumed value per underlying share of common stock of $18.29 (the closing price of a share of Company stock on December 31, 2024), as of August 31, 2025, the expected date of Mr. Lougee’s termination of employment from the Company, the aggregate value of Mr. Lougee’s 2023-2025 and 2024-2026 Performance Shares is $5,660,481.

Separation Payments to Ms. Beall
Because the Company has informed Ms. Beall that her position will be eliminated in 2025, Ms. Beall’s termination from the Company will be deemed a “qualifying termination” under the TESP and she therefore will be entitled to receive a severance payment under the plan. For a further discussion of how severance payments are calculated under the TESP, see “TEGNA Executive Severance Plan” on page 42 of this Proxy Statement. She will also be entitled to the following with respect to her outstanding RSUs and performance shares:
▪
Restricted Stock Units.   A prorated portion (based on the number of full months worked during the term of the applicable grant) of all Company RSUs granted to Ms. Beall will vest as of the date of her termination of employment, which will subsequently be settled in shares of Company stock. Based on an assumed value per underlying share of common stock of $18.29 (the closing price of a share of Company stock on December 31, 2024), the aggregate value of the Company restricted stock units that will vest as of August 31, 2025, the expected date of Ms. Beall’s termination from the Company, is $280,953.

▪
Performance Shares.   A prorated portion (based on the number of full months Ms. Beall worked during the term of the applicable grant) of all performance shares granted to Ms. Beall will vest as of the date of her termination of employment and

55	2025 Proxy Statement

Executive Compensation
will subsequently be settled in shares of Company stock. Ms. Beall will receive the value of the 2023-2025 performance shares no later than March 2026 and will receive the value of the 2024-2026 performance shares no later than March 2027. The value of the 2024-2026 performance shares will be determined based on the Company’s actual performance for each performance metric. Based on the actual 82.2% performance level for the 2023-2025 performance shares and assuming performance at target levels (i.e., 100%) for the 2024-2026 Performance Shares, at an assumed value per underlying share of common stock of $18.29 (the closing price of a share of Company stock on December 31, 2024), as of August 31, 2025, the expected date of Ms. Beall’s termination from the Company, the aggregate value of Ms. Beall’s 2023-2025 and 2024-2026 Performance Shares is $1,240,007.
Separation Payment to Ms. Fisher
Ms. Fisher separated from the Company on September 6, 2024. Because her separation was without cause, Ms. Fisher was entitled to receive a severance payment in the amount of $1,337,238 in accordance with the terms of the TESP, as well as a prorated portion of her 2024 annual bonus based on her actual performance during 2024. Based on this criteria, the Leadership Development and Compensation Committee awarded Ms. Fisher a 2024 annual bonus of $235,060. For a further discussion of how severance payments are calculated under the TESP, see “TEGNA Executive Severance Plan” on page 42 of this Proxy Statement.
CEO Pay Ratio
We are providing the following information to comply with Item 402(u) of Regulation S-K:
Because the Company had more than one non-concurrent principal executive officer during 2024, in accordance with Instruction 10 to Item 402(u) of Regulation S-K, for purposes of this pay ratio disclosure we have identified our median employee as of December 31, 2024 and have calculated the pay ratio based on Mr. Steib’s annualized compensation for 2024, which was $8,501,634 (inclusive of his annualized 2024 base salary, annualized 2024 bonus and actual long-term incentive equity award (based on grant date fair value reported in the Summary Compensation Table).
To determine the median employee, we first identified five possible median employees as of December 31, 2024 using our workforce of approximately 5,930 full, part-time and temporary employees as of December 31, 2024 and analyzing compensation paid in the form of base salary, bonus, commissions and sales incentives for the prior 12-month period. We then calculated 2024 total compensation for the five possible median employees based on the proxy rules for determining the annual compensation of NEOs and selected the median employee based on such calculations. The 2024 total compensation of the median employee so selected, including base salary, bonus, and 401(k) matching contributions, was $65,573.
The resulting ratio of our CEO’s 2024 total annualized compensation to the 2024 total compensation of the median employee was 130 to 1. This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
Pay Versus Performance
The following table sets forth additional compensation information for our principal executive officers (“PEO”) and non-PEO NEOs, including the compensation actually paid (“CAP”) to our PEO and Average CAP to our non-PEO NEOs, as determined in accordance with SEC rules; total shareholder return (“TSR”); net income (loss); and Adjusted EBITDA for the years ended December 31, 2024, 2023, 2022, 2021, and 2020:
Year	Summary Compensation Table Total for PEO (Mr. Steib)(1)	Compensation Actually Paid to PEO (Mr. Steib)(1)(2)	Summary Compensation Table Total for PEO (Mr. Lougee)(1)	Compensation Actually Paid to PEO (Mr. Lougee)(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)	Value of Initial Fixed $100 Investment Based on:		Net Income Attributable to TEGNA Inc. (in thousands)	Adjusted EBITDA (in thousands)(4)
							TSR(3)	Peer Group TSR(3)
2024	$6,977,504	$9,153,889	$9,334,338	$12,295,252	$2,503,682	$2,560,199	$123.15	$87.01	$599,818	$931,472
2023	n/a	n/a	$10,965,633	$5,523,466	$2,387,339	$836,443	$99.69	$92.68	$476,724	$742,340
2022	n/a	n/a	$7,271,600	$9,933,343	$2,676,808	$3,360,805	$134.49	$105.70	$630,469	$1,131,903
2021	n/a	n/a	$6,958,477	$12,922,984	$2,485,626	$3,938,236	$115.72	$115.29	$476,955	$948,110
2020	n/a	n/a	$6,713,385	$6,052,469	$2,506,481	$2,081,797	$85.36	$94.71	$482,778	$1,024,293
56	2025 Proxy Statement

Executive Compensation
(1)
Mr. Steib joined the Company as President and Chief Executive Officer on August 12, 2024, and became the PEO at that time. Mr. Lougee was the PEO from January 1, 2024 through August 12, 2024 (the date on which he retired from his position as the Company’s President and Chief Executive Officer and became a senior advisor to the Company), and for all of the years ended December 31, 2023, 2022, 2021, and 2020. For the year ended December 31, 2024, Ms. Heskett, Ms. Beall, Mr. Cox, Mr. Tolston and Ms. Fisher were the Non-PEO NEOs. For the year ended December 31, 2023, the Non-PEO NEOs were Ms. Beall, Ms. Fisher, Victoria Harker (former Executive Vice President and Chief Financial Officer), and Akin Harrison (former Senior Vice President and General Counsel). For the years ended December 31, 2022, 2021 and 2020, Ms. Beall, Ms. Harker and Mr. Harrison were the Non-PEO NEOs.

(2)
The following table sets forth the amounts that are deducted from, and added to, the Summary Compensation Table total compensation to calculate the Compensation Actually Paid (CAP), as determined in accordance with SEC rules, to the PEO and average CAP, as determined in accordance with SEC rules, to the Non-PEO NEOs for the years ended December 31, 2024, 2023, 2022, 2021, and 2020:

	PEO (Mr. Steib)	PEO (Mr. Lougee)					Average for Non-PEO- NEOs
	2024	2024	2023	2022	2021	2020	2024	2023	2022	2021	2020
Summary Compensation Table total	$6,977,504	$9,334,338	$10,965,633	$7,271,600	$6,958,477	$6,713,385	$2,503,682	$2,387,339	$2,676,808	$2,485,626	$2,506,481
Stock awards:(a)
Less: Stock awards (as reported on the Summary Compensation Table)	$(6,000,000)	$(6,050,000)	$(8,475,002)	$(4,875,013)	$(4,387,505)	$(4,387,505)	$(1,118,500)	$(1,481,253)	$(1,375,002)	$(1,126,503)	$(1,111,498)
Plus:
The fair value at the end of the year for all awards granted during the year that were outstanding and unvested at the end of the year	$8,176,385	$8,231,033	$7,575,956	$4,574,871	$4,495,908	$4,356,277	$1,124,829	$1,121,723	$1,290,493	$1,154,794	$1,103,722
The change in fair value at the end of the year compared to the prior year for all awards granted in the prior year that were outstanding and unvested at the end of the year	—	$1,172,111	$(2,960,427)	$1,525,353	$4,716,432	$(422,478)	$(186,588)	$(427,491)	$369,748	$1,102,364	$(143,482)
The change in the fair value at the vesting date compared to the prior year for all awards granted in the prior year that vested in the current year	—	$(333,861)	$(1,532,272)	$1,436,532	$1,145,137	$(136,216)	$(45,394)	$(269,995)	$398,757	$322,680	$(50,389)
Less:
The fair value at the end of the prior year for awards granted in prior years that forfeited during the current year	—	—	—	—	—	—	$(135,729)	$(422,359)	—	—	—
The amounts reported as the change in pension benefits, which is the aggregate change in actuarial present value for all defined benefit and actuarial pension plans.	—	$(58,370)	$(50,421)	—	$(5,465)	$(70,994)	$(55,278)	$(71,520)	—	$(725)	$(223,037)
Compensation actually paid	$9,153,889	$12,295,252	$5,523,466	$9,933,343	$12,922,984	$6,052,469	$2,560,199	$836,443	$3,360,805	$3,938,236	$2,081,797

(a)
Includes Performance Share and RSU awards.

(3)
TSR assumes that an investment of $100 was made in our Common Stock and in each Peer Group company on December 31, 2019 and that all dividends were reinvested, and is measured by dividing total dividends (assuming dividend reinvestment) plus share price change between the beginning and end of the measurement period by the share price at the beginning of the measurement period. Our peer group includes E.W. Scripps Company, Gray Television, Inc., Nexstar Media Group, Inc., and Sinclair, Inc. (collectively, the “Peer Group”).

(4)
Adjusted EBITDA is a non-GAAP financial performance measure that we believe offers a useful view of the overall operation of our business. We define Adjusted EBITDA as net income attributable to TEGNA before (1) net (loss) income attributable to redeemable noncontrolling interest, (2) income taxes, (3) interest expense, (4) interest income, (5) other non-operating items, net, (6) the Merger termination fee, (7) M&A-related costs, (8) advisory fees related to activism defense, (9) employee retention costs, (10) workforce restructuring costs, (11) asset impairment and other, (12) earnout adjustments, (13) depreciation and (14) amortization of intangible assets.

(5)
Relationship between executive compensation and financial performance. The following charts reflect the relationship between the CAP to our PEO and average CAP to our non-PEO NEOs to our TSR (as well as a comparison of our TSR to our Peer Group TSR), our net income (loss), and our Adjusted EBITDA for each of the years ended December 31, 2024, 2023, 2022, 2021, and 2020:

57	2025 Proxy Statement

Executive Compensation

CAP vs. Total Shareholder Return

Compensation Actually Paid ($ in millions)
Total Shareholder Return (Indexed $100)
$25M
$20M
$15M
$10M
$5M
$0M
$160
$140
$120
$100
$80
$60
$40
$20
$0
Mr. Steib: $9.1M
Mr. Lougee: $12.3M
Sum: $21.4M
$134.49
$115.72
$123.15
$99.69
$105.70
$94.71
$115.29
$85.36
$92.68
$87.01
$6.1M
$2.1M
$12.9M
$3.9M
$9.9M
$3.4M
$5.5M
$0.8M
$21.4M
$2.6M
2020
2021
2022
2023
2024
PEOs CAP
Non-PEO Average CAP
TSR
Peer Group TSR

CAP vs. Net Income
Compensation Actually Paid ($ in millions)
Net Income ($ in millions)
$25M
$20M
$15M
$10M
$5M
$0M
$700M
$600M
$500M
$400M
$300M
$200M
$100M
$0M
$482.8M
$477.0M
$630.5M
$476.7M
$599.8M
Mr. Steib: $9.1M
Mr. Lougee: $12.3M
Sum: $21.4M
$6.1M
$2.1M
$12.9M
$3.9M
$9.9M
$3.4M
$5.5M
$0.8M
$21.4M
$2.6M
2020
2021
2022
2023
2024
PEOs CAP
Non-PEO Average CAP
Net Income

58	2025 Proxy Statement

Executive Compensation

CAP vs. Adjusted EBITDA
Compensation Actually Paid ($ in millions)
Adjusted EBITDA ($ in millions)
$25M
$20M
$15M
$10M
$5M
$0M
$1,200M
$1,150M
$1,100M
$1,050M
$1,000M
$950M
$900M
$850M
$800M
$750M
$700M
$1,024.3M
$948.1M
$1,131.9M
$742.3M
$931.5M
Mr. Steib: $9.1M
Mr. Lougee: $12.3M
Sum: $21.4M
$6.1M
$2.1M
$12.9M
$3.9M
$9.9M
$3.4M
$5.5M
$0.8M
$21.4M
$2.6M
2020
2021
2022
2023
2024
PEOs CAP
Non-PEO Average CAP
Adjusted EBTIDA

(6)
The following is a list of the most important financial performance measures used by the Company to link CAP to Company performance for the most recently completed fiscal year.

Adjusted EBITDA
Free cash flow
Revenue
59	2025 Proxy Statement

3	Proposal 3—Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers (Proposal 3 on the proxy card)

As required by Section 14A of the Exchange Act, we are asking shareholders to approve, on an advisory basis, the compensation of the Company’s named executive officers (NEOs) as described in the “Compensation Discussion and Analysis” and the related executive compensation tables, notes and narrative included on pages 24 – 59 of this Proxy Statement.
As described above in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Leadership Development and Compensation Committee oversees the Company’s executive compensation programs and supports compensation policies that place a heavy emphasis on pay for performance. The Leadership Development and Compensation Committee also recognizes the importance of competitive compensation programs that are essential to recruiting and retaining the key executive talent needed to drive shareholder value. Our shareholders have the opportunity each year to provide their perspective on the compensation of our NEOs through the annual advisory vote on executive compensation.
We believe our executive compensation plans, principles and programs, as currently structured and as implemented, strongly align the interests of our NEOs with those of our shareholders and permit the Company to attract, retain and motivate talented executives. We urge you to read the “Compensation Discussion and Analysis” beginning on page 24 of this Proxy Statement, which describes in more detail the principles that guide the Committee’s compensation decisions and the components of our executive compensation plans and programs, as well as the Summary Compensation and other related executive compensation tables and narrative, beginning on page 44 of this Proxy Statement, which provide detailed information on the compensation of our NEOs.
The Board of Directors unanimously recommends that the shareholders vote “FOR” adoption of the following resolution:
“RESOLVED, that the shareholders of TEGNA Inc. approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the related discussion.”
While the advisory vote we are asking you to cast is non-binding, the Company’s Leadership Development and Compensation Committee and the Board value the views of our shareholders and will take the outcome into account when considering future compensation decisions affecting our NEOs.
60	2025 Proxy Statement

Equity Compensation Plan Information
Equity Compensation Plan Information
The table below sets forth the following information as of the end of the Company’s 2024 fiscal year for (i) compensation plans previously approved by the Company’s shareholders and (ii) compensation plans not previously approved by the Company’s shareholders: (1) the number of securities to be issued upon the exercise of outstanding stock options (SOs), warrants and rights; (2) the weighted-average exercise price of such outstanding SOs, warrants and rights; and (3) other than securities to be issued upon the exercise of such outstanding SOs, warrants and rights, the number of securities remaining available for future issuance under the plans.
PLAN CATEGORY	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (c)
Equity compensation plans approved by shareholders(1)	3,939,816		10,861,326
Equity compensation plans not approved by shareholders(2)	338,653		4,391,930
Total	4,257,133		15,253,256

(1)
The equity compensation plans approved by the Company’s shareholders is the TEGNA Inc. 2020 Omnibus Incentive Compensation Plan (the “2020 Plan”). The number in column (a) includes 2,432,859 shares subject to outstanding unvested restricted stock unit grants, vested restricted stock grants that have not been paid and vested restricted stock units grants that have not yet been paid, and 1,506,957 shares subject to outstanding unvested Performance Share awards. The number of shares subject to outstanding unvested Performance Share awards represents the 2022 Performance Share awards at 74.6% of target (which shares were paid out on February 28, 2025 at the end of the service-based vesting period), the 2023 Performance Share awards at 82.2% of target, and the maximum number of Performance Shares issued upon vesting of the 2024 Performance Share awards. The actual number of Performance Shares issued for the 2024 Performance Share awards could be zero to 200% of the target number of Performance Shares underlying the unvested awards. Assuming the target number of Performance Shares are issued in connection with the 2024 Performance Share awards, the number of shares subject to unvested Performance Share awards would be 996,485 and 11,924,319 shares would remain available for future issuance under the 2020 Plan.

(2)
The DCP is a non-qualified plan that provides benefits to directors and key executives of the Company. The DCP has not been approved by the Company’s shareholders. The DCP is a value-neutral plan, and there will be no additional premium or matching contribution with regards to the deferred compensation. The amounts elected to be deferred by each participant are credited to such participant’s account in the DCP, and the Company credits these accounts with earnings as if the amounts deferred were invested in the Company’s stock or other selected investment funds as directed by the participant. Amounts that are not treated as if invested in the Company’s stock are distributed in cash and amounts that are treated as if invested in the Company’s stock are generally distributed in shares of stock or cash, at the Company’s election. However, deferrals by directors of restricted stock or restricted stock unit grants are required to be distributed in stock under the terms of the DCP. The number in column (a) represents the number of shares credited to participants’ accounts in the DCP. The DCP does not currently include any shares to be issued upon the exercise of outstanding stock options, warrants and rights as a result of deferrals of grants made under the 2020 Plan. The table above does not include any shares that may in the future be credited to participants’ accounts in the DCP as a result of salary deferrals or transfers of other funds held in the plan. Participants in the DCP are general unsecured creditors of the Company with respect to their benefits under the plan.

61	2025 Proxy Statement

Securities Beneficially Owned by Directors, Executive Officers and Principal Shareholders
Securities Beneficially Owned by Directors, Executive
Officers and Principal Shareholders
The information presented below regarding beneficial ownership of common stock has been presented in accordance with SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes any shares as to which a person, directly or indirectly, has or shares voting power or investment power and any shares as to which a person has the right to acquire such voting or investment power within 60 days.
The following table presents, as of the Record Date, information based on the Company’s records and filings with the SEC regarding beneficial ownership of each person who is known to be the beneficial owner of more than five percent of the Company’s common stock, each current director and each nominee for election to the Board of Directors, the Company’s NEOs in 2024, and all directors and executive officers of the Company as a group. None of the shares owned by the Company’s directors or executive officers are pledged.
Name of Beneficial Owner(1)	Shares Owned(2)	Percent of Class
BlackRock, Inc.(3)	27,596,366	16.7%
The Vanguard Group, Inc.(4)	26,051,629	15.74%
Dimensional Fund Advisors LP(5)	10,310,763	6.2%
Michael Steib	37,386	*
Julie Heskett	52,919	*
Lynn Beall	199,411	*
Thomas Cox	78,680	*
Alex Tolston	3,942	*
Gina L. Bianchini	51,032	*
Catherine Dunleavy	8,280	*
Howard D. Elias	26,098	*
Stuart J. Epstein	65,221	*
Karen H. Grimes	45,314	*
Scott K. McCune	108,074	*
Henry W. McGee	4,446	*
Neal B. Shapiro	49,995	*
Denmark West	8,280	*
Melinda C. Witmer	52,490	*
Current directors and executive officers as a group	791,571	*

*
Less than one percent.

(1)
Except as otherwise noted below, the address of each person listed in the table is: c/o TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102. Mr. Lougee and Ms. Fisher, who were executive officers of the Company for part of 2024, are not listed in the table because each of them ceased serving as executive officers of the Company prior to December 31, 2024

(2)
The following shares of common stock are included in the table because they may be acquired pursuant to restricted stock units and/or restricted stock awards granted to directors which are payable to the director by the Company if the director leaves the Board prior to May 1, 2025: Ms. Bianchini-8,495; Ms. Dunleavy-5,521, Mr. Elias-13,868; Mr. Epstein-8,495; Ms. Grimes-8,495; Mr. McCune-25,353; Mr. McGee-4,446; Mr. Shapiro-15,118; and Mr. West-5,521; and Ms. Witmer-0.

(3)
Based upon information as of September 30, 2024, contained in a Schedule 13G/A filed with the SEC on November 8, 2024 by BlackRock, Inc., reporting, in the aggregate, sole voting power over 27,015,969 shares and sole dispositive power over 27,596,366. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(4)
Based upon information as of September 30, 2024, contained in a Schedule 13G/A filed with the SEC on November 12, 2024 by The Vanguard Group, reporting, in the aggregate, shared voting power over 196,238 shares, sole dispositive power over 25,656,719 shares and shared dispositive power over 394,910 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(5)
Based upon information as of September 30, 2024, contained in a Schedule 13G/A filed with the SEC on October 31, 2024 by Dimension Fund Advisors LP, reporting, in the aggregate, sole voting power over 9,979,132 shares and sole dispositive power over 10,310,763 shares. The address for Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, TX 78746.

62	2025 Proxy Statement

Investment in TEGNA Stock by Directors and Executive Officers
Investment in TEGNA Stock by Directors and Executive
Officers
The following table presents the total investment position in the Company’s stock of its directors and its NEOs in 2024, and all directors and executive officers of the Company as a group, based on the Company’s records and filings with the SEC.
Name of Officer or Director	Title	Share Investment
Michael Steib	President and CEO, Director	37,386
Julie Heskett	Senior Vice President and Chief Financial Officer	61,395
Lynn Beall	Executive Vice President and COO of Media Operations	217,205
Thomas Cox	Senior Vice President and Chief Growth Officer	99,039
Alex Tolston	Senior Vice President and Chief Legal Officer	3,942
Gina L. Bianchini	Director	66,537
Catherine Dunleavy	Director	8,280
Howard D. Elias	Director	140,218
Stuart J. Epstein	Director	65,221
Karen H. Grimes	Director	45,314
Scott K. McCune	Director	114,807
Henry W. McGee	Director	89,365
Neal B. Shapiro	Director	146,926
Denmark West	Director	8,280
Melinda C. Witmer	Director	70,224
Current directors and executive officers as a group		1,174,143
This table reflects the same information as the table in the preceding section, but it also includes the following shares of the Company’s stock that each applicable director or officer of the Company holds through the Company’s Deferred Compensation Plan that either have vested as of the Record Date or will vest within 60 days following the Record Date: Ms. Heskett-8,476; Ms. Beall-17,794; Mr. Cox-20,360; Ms. Bianchini-15,505; Mr. Elias-114,130; Mr. McCune-6,733; Mr., McGee-84,919; Mr. Shapiro-96,931; Ms. Witmer-17,734; and all directors and executive officers as a group-382,572. These shares are not deemed to be “beneficially owned” under SEC rules and are therefore not included in the table in the preceding section.
63	2025 Proxy Statement

Cost of Soliciting Proxies
Cost of Soliciting Proxies
The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally, by telephone or other means. The Company also will request that brokerage houses, nominees, custodians and fiduciaries forward soliciting materials to the beneficial owners of stock held of record and will reimburse them for forwarding the materials. In addition, the Company has retained Innisfree M&A Incorporated, New York, New York (“Innisfree”), to aid in the solicitation of proxies at a fee of $20,000, plus out of pocket expenses. The Company has agreed to indemnify and hold harmless Innisfree and certain related persons against certain liabilities arising out of or in connection with the engagement.
64	2025 Proxy Statement

Questions and Answers about the Proxy Materials and Annual Meeting
Questions and Answers about the Proxy Materials and Annual Meeting
Why am I receiving these proxy materials?
These proxy materials are being furnished to you in connection with the solicitation of proxies by our Board of Directors for the 2025 Annual Meeting of Shareholders to be held virtually on May 21, 2025 at 9:00 a.m. ET. This Proxy Statement furnishes you with the information you need to vote, whether or not you attend the Annual Meeting.
What items will be voted on at the annual meeting?
Shareholders will vote on the following items if each is properly presented at the Annual Meeting.
		TEGNA Board’s Recommendation	More Information (Page No.)
Proposal 1	Election of Directors	FOR ALL NOMINEES	1
Proposal 2	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	21
Proposal 3	Approval, on an Advisory Basis, of the Compensation of the Named Executive Officers	FOR	60
What must I do if I want to attend the Annual Meeting?
Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to shareholders of the Company as of the close of business March 24, 2025, which is the record date for the Annual Meeting (the “Record Date”), and guests of the Company. You will not be able to attend the Annual Meeting in person at a physical location.
Shareholders as of the Record Date who have a control number may attend the Annual Meeting via the Internet as a “Shareholder” and may vote during and participate in the Annual Meeting by following the instructions available on the meeting website during the meeting. For registered Shareholders, your control number can be found on your proxy card or notice, or in an email you previously received.
Shareholders who hold shares through a bank, broker or other nominee must obtain a legal proxy from their bank, broker or other nominee and register in advance to be able to attend the Annual Meeting as a “Shareholder” and vote during and participate in the Annual Meeting. To register, such shareholders must submit to Computershare proof of their proxy power (legal proxy) reflecting their Company share holdings along with their name and email address. Registration emails must be labeled “Legal Proxy” and be received by Computershare no later than 5:00 p.m., Eastern Time, on May 16, 2025. Shareholders as of the Record Date who hold shares through a bank, broker or other nominee and properly register will receive an email from Computershare confirming their registration together with a control number.
Requests for registration should be directed to us at the following:
By email:
Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
By mail:
Computershare
TEGNA Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
65	2025 Proxy Statement

Questions and Answers about the Proxy Materials and Annual Meeting
Who may vote at the Annual Meeting?
If you owned Company stock at the close of business on the Record Date, then you may attend and vote online during the virtual Annual Meeting. You will need to follow the instructions set forth above in order to register for the Annual Meeting.
If you hold shares through a bank, broker, or other intermediary, you must provide a valid legal proxy, executed in your favor, from the holder of record if you wish to vote those shares at the Annual Meeting. Otherwise, as a beneficial shareholder, you must provide voting instructions to your broker, bank, or other nominee by the deadline provided in the proxy materials you receive from your broker, bank, or other nominee in order for your shares to be voted by such nominee on your behalf. A broker non-vote occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. In uncontested situations, under NYSE rules, brokers are permitted to exercise discretionary voting authority on “routine” matters, but beneficial shareholders must provide voting instructions with respect to non-routine matters. Only Proposal 2, to consider and act upon a Company proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year, is considered a “routine” matter. Therefore, with respect to that proposal only, your broker would have the authority to vote without your instruction.
Participants in the TEGNA 401(k) Saving Plan may not vote their plan shares by ballot at the Annual Meeting. For additional information on voting of plan shares held in the TEGNA 401(k) Savings Plan, see the question entitled “How do I vote my shares in the Company’s Dividend Reinvestment and 401(k) Plans?” on page 68 below.
At the close of business on the Record Date, we had 160,715,308 shares of common stock outstanding and entitled to vote. Each share is entitled to one vote on each proposal.
What constitutes a quorum for the Annual Meeting?
The presence, virtually or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date will constitute a quorum to conduct business. Shares held by an intermediary, such as a banker or a broker, that are voted by the intermediary on any or all matters will be treated as shares present for purposes of determining the presence of a quorum. Abstentions and any broker non-votes (defined above) will be counted for the purpose of determining the existence of a quorum.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to SEC rules, we are permitted to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
Choosing to receive your proxy materials electronically will save us the cost of printing and mailing documents to you and will reduce the impact of our annual shareholders’ meetings on the environment. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials electronically will remain in effect until you terminate it.
How can I get electronic access to the proxy materials?
This Proxy Statement and the Company’s 2024 Annual Report may be viewed online on the investor relations page of the Company’s website at www.tegna.com under the “Investors” menu. You can also elect to receive an email that will provide an electronic link to future Annual Reports and Proxy Statements rather than receiving paper copies of these documents. Choosing to receive your proxy materials electronically will save us the cost of printing and mailing documents to you. You can choose to receive future proxy materials electronically by visiting the investor relations page of the Company’s website at www.tegna.com under the “Investors” menu. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your choice to receive proxy materials electronically will remain in effect until you terminate it.
66	2025 Proxy Statement

Questions and Answers about the Proxy Materials and Annual Meeting
What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in street name?
▪
Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the shareholder of record with respect to those shares, and the proxy materials are being sent directly to you by the Company.

▪
Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you by your bank, broker or other intermediary. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

If I am a shareholder of record of Company shares, how do I vote?
If you are a shareholder of record, you may vote by proxy via the Internet or by telephone by following the instructions provided in the enclosed proxy card. You may also vote by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. However, we are encouraging shareholders to vote electronically—by telephone or by Internet—whenever possible.
Shareholders of record may also attend the virtual Annual Meeting via live webcast at www.meetnow.global/MUJ69ZY and vote by ballot online.
Even if you currently plan to attend the Annual Meeting, we encourage you to vote by proxy TODAY to ensure that your shares are represented at the Annual Meeting. Your vote by ballot at the Annual Meeting will revoke any proxies previously submitted.
If I am a beneficial owner of shares held in street name, how do I vote?
As described above, as a beneficial shareholder, you may vote by proxy by following the instructions provided to you by your bank, broker or other intermediary on the voting instruction form. You must provide your voting instructions to your broker, bank, or other nominee by the deadline provided in the proxy materials you receive from your broker, bank, or other nominee in order for your shares to be voted. We are encouraging shareholders to vote electronically—by telephone or by Internet—whenever possible.
If you are a beneficial owner of shares held in street name and you wish to attend the Annual Meeting and vote by ballot, you will need to provide a legal proxy, in PDF or Image file format, from the organization that holds your shares giving you the right to vote your shares.
Will I be able to ask questions at the Annual Meeting?
Questions submitted during the Annual Meeting pertinent to meeting matters will be answered during the meeting, subject to time constraints. Additional information regarding the ability of shareholders to ask questions during the Annual Meeting will be included in the rules of conduct that will be available on the virtual Annual Meeting website.
Can I change or revoke my vote?
Yes. If you deliver a proxy by mail, by telephone or via the Internet, you have the right to revoke your proxy in writing (by mailing another proxy bearing a later date), by phone (by another call at a later time), via the Internet (by voting online at a later time), by attending the virtual Annual Meeting and voting by ballot, or by notifying the Company before the Annual Meeting that you want to revoke your proxy. Submitting your vote by mail, telephone or via the Internet will not affect your right to vote by ballot if you decide to attend the Annual Meeting.
What are the votes required to adopt the proposals?
Each share of our common stock outstanding on the Record Date is entitled to one vote on each of the director nominees and one vote on each other matter. To be elected, directors must receive a majority of the votes cast with respect to that director (the
67	2025 Proxy Statement

Questions and Answers about the Proxy Materials and Annual Meeting number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). If an incumbent nominee does not receive an affirmative majority of the votes cast, he or she is required to submit a letter of resignation to the Board’s Governance, Public Policy and Corporate Responsibility Committee, which would recommend to the Board the action to be taken with respect to the letter of resignation. The Board is required to act on the Committee’s recommendation and publicly disclose its decision and its rationale within 90 days after the election results are certified.
Ratification of the selection of our independent registered public accounting firm and the non-binding advisory vote to adopt the resolution to approve the Company’s executive compensation program each require the affirmative vote of the majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting. Abstentions, if any, will have no effect on the election of any director, but will have the same effect as votes “against” each of the other two proposals. A broker non-vote with respect to each of Proposals One and Three will not be counted as a vote cast and will have no effect on the outcome of the vote for such proposals. We do not expect any broker non-votes for Proposal 2.
How do I vote my shares in the Company’s Dividend Reinvestment and 401(k) Plans?
If you participate in the Company’s Dividend Reinvestment Plan, your shares of stock in that plan can be voted in the same manner as shares held of record. If you do not give instructions, your shares held in the Dividend Reinvestment Plan will not be voted. If you participate in the TEGNA 401(k) Savings Plan (the “401(k) Plan”), only the trustee for the 401(k) Plan may vote the shares on your behalf. Please direct the trustee(s) how to vote your shares by using the enclosed voting instruction form. The deadline for instructing the trustee(s) as to how to vote your shares is 11:59 pm Eastern Time on May 19, 2025. All shares in the 401(k) Plan for which no instructions are received will be voted in the same proportion as instructions provided to the trustee by other 401(k) Plan participants.
How do I submit a shareholder proposal or nominate a director for election at the 2026 Annual Meeting?
To be eligible for inclusion in the proxy materials for the Company’s 2026 Annual Meeting, a shareholder proposal must be submitted in writing to TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102, Attn: Secretary and must be received by December 9, 2025. If the Company changes the date of the 2026 Annual Meeting by more than 30 days from the one-year anniversary of the 2025 Annual Meeting, the deadline shall be a reasonable time before the Company begins to print and send its proxy materials.
A shareholder who wishes to present a proposal or nomination at the Company’s 2026 Annual Meeting, but who does not request that the Company solicit proxies for the proposal or nomination, must submit the proposal or nomination to the Company at the same address no earlier than January 21, 2026 and no later than February 10, 2026. If the Company changes the date of the 2026 Annual Meeting by more than 30 days before or 60 days after the one-year anniversary of the 2025 Annual Meeting, the notice of such proposal or nomination must be received no earlier than the close of business on the date that is 120 days, and not later than the close of business on the date that is 100 days prior to the date of the 2026 Annual Meeting or, if the first public announcement of the date of the 2026 Annual Meeting is less than 110 days prior to the date of such meeting, the 10th day following the day on which the public announcement of the 2026 Annual Meeting is first made by the Company. The Company’s By-laws require that any such proposal or nomination must contain specific information in order to be validly submitted for consideration.
Any notice of director nomination submitted to the Company must contain the information required by the Company’s By-laws, including the information required by Rule 14a-19 of the Exchange Act in the case of a shareholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2026 Annual Meeting.
Can shareholders and other interested parties communicate directly with our Board?
Yes. The Company invites shareholders and other interested parties to communicate directly and confidentially with the full Board of Directors, the Chair of the Board or the non-management directors as a group by writing to the Board of Directors, the Chair or the Non-Management Directors, TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102, Attn: Secretary. The Secretary will forward such communications to the intended recipient and will retain copies for the Company’s records.
68	2025 Proxy Statement

Questions and Answers about the Proxy Materials and Annual Meeting
How can I obtain a shareholder list?
We will make available a list of shareholders of record as of the Record Date for inspection by shareholders for any purpose germane to the 2025 Annual Meeting from May 11 through May 21, 2025, a period of ten days before the 2025 Annual Meeting, at our headquarters located at 8350 Broad Street, Suite 2000, Tysons, VA 22102.
What is “householding”?
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name who have elected to receive paper copies of our proxy materials will receive only one copy of our 2024 Annual Report and this Proxy Statement unless one or more of these shareholders notifies us that they wish to continue receiving multiple copies. This procedure will reduce our printing costs and postage fees. However, if any shareholder residing at such an address wishes to receive a separate copy of this Proxy Statement or the Company’s 2024 Annual Report, he or she may contact the Company’s Secretary at TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102 or by calling the Secretary at (703) 873-6600. Any such shareholder may also contact the Secretary using the above contact information if he or she would like to receive separate Proxy Statements and Annual Reports in the future. If you are receiving multiple copies of the Company’s Annual Report and Proxy Statement, you may request householding in the future by contacting the Secretary.
How can I obtain a copy of the Company’s 2024 Annual Report?
A copy of our 2024 Annual Report, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, is being provided or made available to all shareholders of record on the Record Date. As permitted by the SEC, the Company is sending a Notice of Internet Availability of Proxy Materials to all shareholders.
If you hold your shares of record on the Record Date, you may request email or paper copies of our 2024 Annual Report over the Internet, at www.envisonreports.com/TGNA, by toll-free telephone call (in the U.S. and Canada) to 1-866-641-4276, or by email at investorvote@computershare.com. Please send an email with “Proxy Materials TEGNA Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.
If you hold your shares on the Record Date in “street name” through a bank, broker or other intermediary, you also may have the opportunity to receive copies of our 2024 Annual Report electronically. Please check the information in the proxy materials provided by your bank, broker or other intermediary.
You may also obtain a copy without charge by writing to: TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102, Attn: Secretary. Our 2024 Annual Report and 2024 Form 10-K are also available through the Company’s website at www.tegna.com. The Company’s Annual Report and Form 10-K are not proxy soliciting materials.
How can I obtain an additional proxy card or voting instruction form?
If you are a shareholder of record and you lose, misplace or otherwise need to obtain a proxy card, please contact Innisfree M&A Incorporated, the Company’s proxy solicitor, toll free at (877) 750-8226 (from the U.S. and Canada) or +1(412) 232-3651 (from other countries).
If you are the beneficial owner of shares held indirectly through a broker, bank, or other nominee and you lose, misplace or otherwise need to obtain a voting instruction form, please contact your account representative at that organization.
What happens if the meeting is postponed or adjourned?
If the meeting is postponed or adjourned, your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted. See “Can I change or revoke my vote?” above.
69	2025 Proxy Statement

Additional Information
Additional Information
Other Matters
As of the date of this Proxy Statement, we do not know of any other matters that may be presented for action at the Annual Meeting. However, should other matters properly come before the meeting, the persons named as proxies will vote in a manner as they may, in their discretion, determine.
Incorporation By Reference
To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled “Leadership Development and Compensation Committee Report” and “Report of the Audit Committee” (to the extent permitted by SEC rules) will not be deemed incorporated, unless specifically provided otherwise in such filing.
Websites
Website addresses referenced in this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Based solely on a review of reports filed with the SEC and written representations from certain reporting persons that no other reports were required, the Company believes that, during 2024, its directors, officers and 10% stockholders complied with all applicable Section 16(a) filing requirements applicable to such individuals, except that Ms. Dunleavy filed a single Form 4 late reporting a sale of Company stock due to an administrative error.
Forward Looking Statements
Certain statements in this Proxy Statement that do not describe historical facts may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “could,” “might,” “expect,” “positioned,” “strategy,” “future,” “potential,” “forecast,” “outlook,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These include, but are not limited to, statements regarding TEGNA’s future financial and operating results (including growth and earnings), capital allocation framework, plans, objectives, expectations and intentions and other statements that are not historical facts. These forward-looking statements are necessarily estimates reflecting the best judgment and current views, projections, estimates, expectations, plans, assumptions and beliefs about future events (in each case subject to change) of TEGNA’s senior management and involve a number of risks, uncertainties and other factors, many of which may be beyond our control that could cause actual results to differ materially from those views, projections, estimates, expectations, plans, assumptions and beliefs expressed or implied in such forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, risks and uncertainties related to:
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Changes in the market price of TEGNA’s shares, general market conditions, constraints, volatility, or disruptions in the capital markets;

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The possibility that TEGNA’s capital allocation plan, including dividends, share repurchases and/or strategic acquisitions, investments and partnerships may not enhance long-term stockholder value;

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Legal proceedings, judgments or settlements;

70	2025 Proxy Statement

Additional Information
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TEGNA’s ability to re-price or renew subscribers;

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Changes in, or failure or inability to comply with, government regulations including, without limitation, regulations of the FCC, and adverse outcomes from regulatory proceedings;

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The effects of extreme weather and climate events on our operations as well as our counterparties, customers, employees, third-party vendors and suppliers;

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Changes in technology, including changes in the distribution and viewing of television programming;

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The reaction by advertisers, programming providers, strategic partners, FCC or other government regulators to businesses that we may seek to acquire;

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The risk that we may become responsible for certain liabilities of the businesses that we may acquire;

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Future financial performance, including our ability to obtain additional financing in the future on favorable terms;

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The failure of our business to produce projected revenues or cash flows;

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Continued consolidation in the industry, including MVPDs, vMVPDs, advertising agencies and other important third parties;

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The loss of key personnel and/or talent or expenditure of a greater amount of resources attracting, retaining and motivating key personnel than in the past;

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Strikes or other union job actions that affect our operations, including, without limitation, failure to renew our collective bargaining agreements on mutually favorable terms;

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Uncertainties inherent in the development of new business lines and business strategies;

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Changes in laws or regulations under which we operate;

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Competitor responses to our products and services;

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Changes in consumer behaviors and impacts on and modifications to TEGNA’s operations and business relating thereto; and

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Other economic, competitive, governmental, technological and other factors and risks that may affect TEGNA’s operations or financial results, which are discussed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements in this Proxy Statement should be evaluated in light of these important factors.

The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All subsequent written and oral forward-looking statements concerning the matters addressed in this Proxy Statement and attributable to us or any person acting on our behalf are qualified by these cautionary statements.
Although we believe that the expectations reflected in the forward-looking statements are reasonable, these expectations may not be achieved. We may change our intentions, beliefs or expectations at any time and without notice, based upon any change in our assumptions or otherwise. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
71	2025 Proxy Statement

TEGNA

TEGNA Inc. | 8350 Broad St., Suite 2000 | Tysons, VA 22102 | www.TEGNA.com

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/TGNA or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/TGNA T IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.T 1. To consider and act upon a proposal to elect ten director nominees to the Company’s Board of Directors to hold office until the Company’s 2026 Annual Meeting of Shareholders: For Against Abstain For Against Abstain For Against Abstain 01 - Gina L. Bianchini 02 - Catherine Dunleavy 03 - Howard D. Elias 04 - Stuart J. Epstein 05 - Scott K. McCune 06 - Henry W. McGee 07 - Neal B. Shapiro 08 - Michael Steib 09 - Denmark West 10 - Melinda C. Witmer 2. COMPANY PROPOSAL TO RATIFY the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year. For Against Abstain For Against Abstain 3. COMPANY PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, the compensation of the Company’s named executive officers. The proxies are authorized to vote in their discretion upon such other business, if any, as may properly come before the annual meeting or any adjournment thereof. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 P C F

TEGNA Inc. 2025 Annual Meeting of Shareholders The 2025 Annual Meeting of Shareholders of TEGNA Inc. will be held on Wednesday, May 21, 2025 at 9:00 a.m. Eastern Time, virtually via the Internet at meetnow.global/MUJ69ZY. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. T IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.T This Proxy is Solicited on Behalf of the Board of Directors Annual Meeting of Shareholders - May 21, 2025 The undersigned hereby appoints Michael Steib and Alex Tolston or either of them, attorneys and proxies each with power of substitution to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 21, 2025 and at any adjournment or postponement thereof, with all the power that the undersigned would possess if personally present, and to vote all shares of stock that the undersigned may be entitled to vote at said Annual Meeting, as designated on the reverse, and in accordance with their best judgment in connection with such other business as may come before the Annual Meeting. If you are a current or former employee of TEGNA Inc. and own shares of TEGNA common stock through the TEGNA 401(k) Savings Plan, we must receive your completed and executed proxy card or your submission of an Internet or telephone vote by 11:59 p.m. (Eastern Time) on May 19, 2025. If your vote by proxy card, Internet or telephone is not received by 11:59 p.m. (Eastern Time) on May 19, 2025, the plan shares credited to your 401(k) account will be voted in the same proportions as the proxy votes which were timely and properly submitted by other plan participants. Change of Address — Please print new address below. Comments — Please print your comments below.